UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Soliciting Material under §240.14a-12

ArcBest Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

CELEBRATING 100 YEARS

HEART OF 100

1923 2023

ArcBest

CELEBRATING 100 YEARS

2024 Proxy Statement
and Notice of Annual Meeting

Our Company

ArcBest® is a multibillion-dollar integrated logistics company that leverages our technology and a full suite of shipping and logistics solutions to meet our customers’ supply chain needs and help keep the global supply chain moving.

We use our technology, expertise and power of scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. With the ability to optimize, connect and deliver across various modes of transportation, we serve as a single logistics resource. This integrated approach helps ensure our customers have the best solution mix, no matter the shipment size, type of product or speed of delivery.

We started over a century ago as a local freight hauler. Today, we’re a logistics powerhouse with global reach and 15,000 employees across 250 campuses and service centers. We’re partnering with customers — from small businesses to some of the nation’s largest enterprises — to meet their logistics needs and solve their most pressing supply chain challenges. This transformation is the result of organic growth, strategic acquisitions, visionary leadership and talented, resilient people who are driven to find a way to get the job done, no matter what.

ArcBest serves as a partner and trusted advisor. We listen, put ourselves in our customers’ shoes and constantly look for opportunities to optimize. The solutions we recommend align with our customers’ goals. And when the unexpected happens, we’re there to help.

Our long history of innovation enriches our deep customer relationships. We’re focused on helping our customers navigate their logistics challenges now and in the future. We invest in leading-edge, transformative, strategic initiatives and encourage our employees to think creatively, challenge the status quo and develop innovative technology that creates operational efficiencies and helps advance the global supply chain.

Welcome to ArcBest.

References in this Proxy Statement to “ArcBest,” the “Company,” “we,” “us,” and “our” include ArcBest Corporation together with its subsidiaries.

Our Values	Creativity We create solutions	Integrity We do the right thing	Collaboration We work together

	Growth We grow our people and our business	Excellence We exceed expectations	Wellness We embrace total health

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Letter to our Stockholders from ArcBest Chairman, President & Chief Executive Officer

Judy R. McReynolds
ArcBest Chairman, President & Chief Executive Officer
[•]

“We started 100 years ago as a small, local freight hauler. Today, we are a multibillion-dollar integrated logistics powerhouse.”

$4.4B

TOTAL REVENUE FROM
CONTINUING OPERATIONS IN 2023

$5.77

EARNINGS PER DILUTED SHARE
FROM CONTINUING OPERATIONS IN 2023

Dear ArcBest Stockholders,

Successfully reaching a century is not just a milestone; it’s a testament to our customer-centric approach and our team’s unwavering dedication and resilience. Throughout the decades, we have faced many challenges — adapting, evolving, and emerging stronger each time. 2023 was no exception. Despite a softer market and industry disruption, we generated customer growth, drove efficiencies, and launched award-winning innovations. The strength of our strategy prevailed as customers leaned on our expertise, scale, and integrated solutions to build flexibility and efficiency into their supply chains.

As we move into 2024, we continue pursuing a balanced approach to capital allocation while executing our long-term vision and strategy focused on people, technology, and our integrated solutions. And we will remain a trusted advisor to our customers, helping them find the right mix of solutions for their everyday logistics needs while solving their most pressing supply chain challenges now and in the future.

With innovation at our core, we are investing in cutting-edge technology like autonomous forklifts, AI, dynamic routing and online tools that make it easier for our customers to connect and do business. We are also accelerating our facility expansion efforts to bolster capacity and better serve our customers. Additionally, we recognize the significance of our role in our customers’ operations, understanding that our actions can influence their environmental impact and their ability to ship freight promptly and efficiently. We remain focused on our sustainability efforts, and we continue anticipating and responding to market changes, standing alongside our customers through disruptions and creating solutions that keep their supply chains moving. And, with our people at the heart of our success, we are committed to providing a workplace that respects all cultures, perspectives and experiences, where our employees can grow and do their best work.

ArcBest is well-positioned to serve customers and create value for stockholders for the next century as we move forward with our mission to connect and positively impact the world through solving logistics challenges. We maintain our commitment to growth, efficiency and innovation, and our strategic pillars guide us toward accelerated progress as we work toward our long-term financial targets.

On behalf of our Board of Directors and our 15,000 team members, I thank you for your continued trust and support as we embark on our next chapter, confident in our ability to forge ahead and define the future of logistics.

Warm regards,

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2023 HIGHLIGHTS

Environmental Sustainability

For the third consecutive year, we were awarded a bronze medal for sustainability from EcoVadis, a sustainability intelligence provider that rates more than 100,000 companies globally. With criteria across four themes (Environment, Labor & Human Rights, Ethics and Sustainable Procurement), Bronze status recognizes companies performing in the top 50% of all companies rated.

We continued to develop our Scope 1 and Scope 2 emissions reporting and are now able to report alternate fuels separately from petroleum-based diesel. This allows us to report our emissions more accurately and account for our use of more sustainable fuels. We made several additional disclosures and continue to align our annual reporting to the Sustainability Accounting Standards Board (SASB) standards and the Task Force on Climate-related Financial Disclosures (TCFD) framework.

Efficiency within our operations is one of our top sustainability and business priorities. After piloting our innovative City Route Optimization technology in 2022, it was rolled out to all ABF Freight® service centers in 2023, reducing extra miles and emissions. We continue to pilot electric yard tractors, forklifts and straight trucks and evaluate their performance in our ABF Freight operations. We moved our two existing electric straight trucks to a higher-demand service area and added a third electric straight truck pilot.

We also focused on improving efficiency in our facilities. Remodels and renovations, following our Facility Enhancement and Growth plan, continued in 2023. These improvements included converting nearly 1,800 lighting fixtures to LED, improving power efficiency, safety and employee experience. We also completed the installation of our 50,000 kWh solar power system at our Fort Wayne, Indiana service center and are developing remote monitoring of the system’s output of renewable electricity. This will support our sustainability reporting and evaluation of the project’s effectiveness.

Finally, we contracted with an architecture and engineering consultant with expertise on sustainability to evaluate potential emissions reduction strategies within our operations. Consultants worked closely with our sustainability team and coordinated with leaders across the business to identify possible strategies, their current and future feasibility, and the impact they might have on our emissions.

After being invited by a customer, we participated in the Supplier Leadership on Climate Transition (SLoCT) course focused on Scope 3 emissions. The course covered Scope 3 emissions measurement methodology in accordance with the Greenhouse Gas Protocol, including identifying material emissions sources, applying emissions factor sources and improving the inventory over time. We are making progress toward being able to report on our Scope 3 emissions in the future.

Throughout 2023, we partnered with Food Loops at a variety of our Fort Smith campus events. Food Loops, based in Arkansas, is a company specializing in sustainability solutions that we learned about during our environmentally-themed Imagine innovation event in 2022. Across the four Food Loops events, we were able to divert 1,261 pounds of waste from the landfill through recycling and composting.

CONVERTED NEARLY 1,800 LIGHTING FIXTURES TO LED

COMPLETED INSTALLATION OF OUR FIRST SOLAR POWER SYSTEM AT A SERVICE CENTER

3X ECOVADIS BRONZE MEDAL WINNER FOR SUSTAINABILITY

OVER 1,200 LBS OF WASTE DIVERTED FROM LANDFILLS

 / 2024 PROXY STATEMENT      5

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Philanthropy

COMMUNITY	EDUCATION	PEOPLE

With the announcement of our Philanthropy Pillars in late 2022, we were able to make strategic investments with our resources and time to promote partnerships that reinforce our mission to positively impact the world. Driven by Community, Education, and People, we gave $2 million to over 250 organizations across our network, impacting the regions where our employees live, work, and play. This included a special commitment of $1 million in giving in honor of our centennial celebration.

OVER 250 ORGANIZATIONS IMPACTED BY PHILANTHROPY, WITH OVER $2 MILLION IN TOTAL PHILANTHROPIC GIVING	$1 MILLION COMMITTED IN GIVING AS PART OF CENTENNIAL CELEBRATIONS

As part of our centennial giving efforts, we wanted to give back to the communities we’ve been part of during our century in business. Through the Service Center Grant Program, giving was guided by the hearts of our employees from all corners of the country totaling nearly $150,000 to 89 nonprofit organizations nominated by service centers.

Another key giving initiative in 2023 included ArcBest’s Spot-A-Trailer social media campaign, where we committed to give $100 per social media post that included the hashtag #Heartof100. Each quarter, we announced a new, national nonprofit to receive funds.  At the end of 2023, $100,000 was distributed across the following quarterly partners:

■	Feeding America - Community Pillar
■	Dolly Parton’s Imagination Library - Education Pillar
■	St. Christopher Trucker Relief Fund - People Pillar
■	Fisher House Foundation - People Pillar

Employees continued to lead the way in championing important causes and volunteerism.  The Leadership Academy Class of 2022 raised over $60,000 for 988 Suicide & Crisis Lifeline — a non-profit providing free and confidential emotional support to people in suicidal crisis or emotional distress. In support of the annual United Way of Fort Smith Day of Caring, over 100 employees volunteered their time completing service projects. Throughout the year, our employees also continued to be a positive presence for youth, mentoring students in elementary school and high school. We are proud of the impact efforts led and adopted by our teams as they continue to serve those around them.

Diversity, Equity, and Inclusion (DEI)

In 2023, our DEI initiatives benefited from expanded employee engagement and communication strategies, guided by the DEI Task Force, led by employee resource groups (ERGs), and supported by the Corporate Social Responsibility (CSR) Team. Employees learned about national heritage months through eboards, traded diverse recipes, and even experienced a live performance of Vietnamese lion dancing.

During the year, four additional ERGs were formed, adding to our two ERGs announced in 2022:

■	NEW! Distinct Minds: Supporting and fostering belonging for neurodivergent employees, and those caring for neurodivergent loved ones.

■	NEW! Military Veterans Employee Resource Group (VERG): Enhancing the work environment for employees who are military veterans, are currently serving military members, or are military family members.

■	NEW! Women In Supply Chain (WISC): Empowering, supporting, and advocating for all women in the supply chain industry.

■	NEW! Mosaic: Elevating the experiences and highlighting the needs of employees of color.

■	CoNECT (previously, the New Hire Focus Group): Creating a welcoming community for employees who are new to the company, have recently relocated or are looking for support in making new connections.

■	Pride Network: Creating a positive experience for LGBTQ+ employees and promoting education, visibility and allyship.

4 NEW ERGS
FORMED

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Together, our six ERGs experienced sizable member growth for the year. With upwards of 760 employee members, our ERGs hosted over 100 employee-led events. As our ERGs have continued to form, the resources we’ve been able to provide have also expanded to include online merchandise stores, branding, and company-wide communication.

Our efforts to attract diverse talent strengthened in 2023. In partnership with our neuro-inclusivity employment advisor, Integrate, we conducted awareness and interview training with managers and individual contributors. Through our recruiting teams, we attended over 25 recruiting and career events at diverse campuses and programs. Tracking new hire diversity in 2023, 54% of our new hires represented one or more of the diverse backgrounds categorized by gender, race, ethnicity, and military status.

OVER 25 DIVERSE CAREER
EVENTS ATTENDED

We also announced the launch of our Employee Dependent Scholarship Program in December 2023, with the application period opening in early 2024, and first scholarships awarded for the Fall 2024 semester. We’re proud to continue investing in our employees and their families, and we know our support is paramount to fostering growth within our organization and our communities.

Training and Employee Development

Our people are at the heart of our success, and we work to ensure they have the resources and training necessary to be successful in their roles. In 2023, we provided our employees with over 700 different online course titles, reaching over 56,000 enrollments across the organization. We also offered over 750 sessions of over 170 different live course titles, via webinar or in-person, totaling over 15,000 enrollments and over 61,000 hours of live training on job skills and soft skills topics. Through  our Aspiring Leaders Program, Leadership Series, and Leadership Academy, over 400 employees across the organization received instructor-guided training designed to develop skills for leadership and management.

72,000+ COURSE ENROLLMENTS ACROSS THE ORGANIZATION

ArcBest was No. 17 on Training Magazine’s 2023 Training APEX awards list - our seventh consecutive year to be ranked in the top 20. Living true to our value of Excellence, our training team delivered over 210 hours of Quality Process content. This course ensures employees are familiar with the “5 Step Problem Elimination Process” and helps us live out our vision of “We’ll Find A Way”.

7TH CONSECUTIVE YEAR ON TRAINING APEX AWARDS LIST

Our Educational Assistance Program continued supporting full-time employee development by reimbursing a percentage of the cost for educational courses. In 2023, more than $190,000 was reimbursed to employees pursuing graduate certificates and master’s degrees. Along with supporting employee learning, our performance and succession processes help us identify the next generation of company leaders; over 250 employees were flagged as potential successor candidates for senior leadership roles.

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APRIL 26, 2024

8:00 a.m. Central Daylight Time

ArcBest Headquarters
8401 McClure Drive
Fort Smith, Arkansas 72916

NOTICE
of Annual Meeting of
Stockholders
ArcBest Corporation

TO THE STOCKHOLDERS OF ARCBEST CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of ArcBest Corporation (the “Company”) on April 26, 2024, at 8:00 a.m. (CDT). You may attend in person at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916. To obtain directions to attend the Annual Meeting and vote in person, contact the Company’s Investor Relations Department at toll-free telephone number 800-961-9744, email address invrel@arcb.com or through the Company’s website www.arcb.com.

The annual meeting is being convened for the following purposes:

I.	To elect nine directors for a one-year term to expire at the 2025 Annual Meeting of Stockholders;
II.	To conduct an advisory vote to approve executive compensation;
III.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024;
IV.	To approve an amendment of the Company’s Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirements; and
V.	To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

By Order of the Board of Directors, [•].

Michael Johns

Chief Legal Officer and Corporate Secretary

RECORD DATE; PROXIES

Only stockholders of record at the close of business February 26, 2024, are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Even if you plan to attend the meeting, please follow the instructions to vote by Internet or by telephone, or complete, sign, date and return your proxy card if you received one, as promptly as possible. It is important that your shares be represented at the meeting. For more information about how to attend the annual meeting, see “Information About the Meeting” on page 81 of this Proxy Statement. If you hold your shares in “street name” through a brokerage firm or bank, then your brokerage firm or bank is responsible for voting on your behalf based on your instructions. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy considering the recommendations of the Board, which are described in this Proxy Statement. If you hold your shares in street name and you wish to personally vote at the meeting, you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares. For more information on how to vote, see “Information About the Meeting.”

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 26, 2024: The Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

If you wish to receive future proxy statements and annual reports electronically rather than receiving paper copies in the mail, please see page 83 for instructions. This approach can provide information to you more conveniently, while reducing the environmental impact of our annual meeting and helping to reduce our distribution costs.

8401 MCCLURE DRIVE / P.O. BOX 10048 / FORT SMITH, ARKANSAS 72917-0048 / 479-785-6000

HOW TO VOTE
Please refer to the following proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	BY INTERNET www.proxyvote.com	BY PHONE 1-800-690-6903 (automated line)	BY MAIL If you received paper copies of your proxy materials, sign, date and return the proxy card in the postage-paid envelope provided	IN PERSON You can attend the Annual Meeting in person and vote, even if you gave a proxy in advance

 / 2024 PROXY STATEMENT      8

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PROXY SUMMARY

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION ABOUT THE MEETING AND THE COMPANY, WHICH IS DISCUSSED IN GREATER DETAIL IN THIS PROXY STATEMENT, AND DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROXY STATEMENT BEFORE VOTING YOUR SHARES. FOR MORE COMPLETE INFORMATION REGARDING ARCBEST’S 2023 PERFORMANCE, PLEASE REVIEW OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023.

Annual Meeting Information

WHEN	WHERE	RECORD DATE
Friday, April 26, 2024, at 8:00 a.m. (CDT)	At the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916	February 26, 2024

Meeting Agenda

This Proxy Statement is furnished to the stockholders of the Company in connection with the solicitation of proxies on behalf of the ArcBest Board of Directors (the “Board”) to be voted at the Annual Meeting. The matters we will act upon at the Annual Meeting are:

Proposal	Board Voting Recommendation	Vote Required to Pass	Where to Find More Information
Elect nine directors for a one-year term	FOR all nominees	A nominee is elected by a majority of the votes cast*	Page 13
Approve, on an advisory basis, the Company’s executive compensation	FOR	The affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote	Page 72
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024	FOR	The affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote	Page 75
Approve an amendment of the Company’s Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirements	FOR	The affirmative vote of the holders of not less than 66 2/3% of the outstanding voting stock	Page 77
*	A majority of votes cast means that the number of shares voted “for” a director nominee’s election must exceed the number of shares voted “against” it.

What’s New?

■	In March 2023, we introduced Vaux™, an innovative suite of hardware and software that transforms how freight is loaded, unloaded and transferred inside the warehouse, on the dock and over the road. Visit arcb.com/vaux for more information.(1)
■	We commemorated our Company’s 100th anniversary throughout the year in 2023, sponsoring a number of activities that included employee engagement, philanthropy and community involvement.
■	In April 2023, we published our fourth Environmental, Social and Governance (ESG) Report for the calendar year 2022, disclosing our Scope 1 and Scope 2 greenhouse gas emissions. Visit arcb.com/ESG to view the report.(1)
■	During third and fourth quarter 2023, we engaged with stockholders representing over 40% of our outstanding shares, and we took action in response to their feedback on our governance practices. See page 23 for more information.
(1)	Documents referenced or hyperlinked in this proxy statement are not and will not be incorporated by reference unless expressly indicated otherwise. Such documents may contain information from various sources and our assumptions thereon and may also contain hypothetical or adverse scenarios and assumptions that may not necessarily be representative of current, actual or expected risks or results. You are cautioned not to place undue weight on such information.

 / 2024 PROXY STATEMENT      9

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Director Nominees

						Committees
Name	Occupation	Age	Director Since	Independent	Other Public Directorships	Audit	Compensation	Nominating/Corporate Governance
Salvatore A. Abbate	Chief Executive Officer for Veritiv Corporation	55	Jan. 2023
Eduardo F. Conrado	President for Ascension	57	Nov. 2016		1
Fredrik J. Eliasson	Former Executive Vice President and Chief Financial Officer for Change Healthcare Inc.	53	Dec. 2019		1
Michael P. Hogan	Chief Development and Growth Officer for Earned	64	Oct. 2016
Kathleen D. McElligott	Former Executive Vice President, Chief Information Officer and Chief Technology Officer for McKesson Corporation	68	Jul. 2015
Judy R. McReynolds Chair	President and Chief Executive Officer for ArcBest	61	Jan. 2010		1
Dr. Craig E. Philip	Professor, Vanderbilt University	70	Aug. 2011
Steven L. Spinner Lead Independent Director	Operating Partner for MidOcean Partners	64	Jul. 2011
Janice E. Stipp	Former Senior Vice President, Chief Financial Officer and Treasurer for Rogers Corporation	64	Oct. 2012		2

Member	Chair	Audit Committee Financial Expert

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Our nine nominees represent a diverse range of skills:

2023 Performance

In 2023, the economy was a top challenge for many shippers who depended on ArcBest’s expertise as an integrated logistics powerhouse to help them navigate market disruptions, rapidly changing market conditions and increased supply chain complexity. With 15,000 employees utilizing their industry knowledge while offering a breadth of solutions, ArcBest truly lived out its mission to connect and positively impact the world by efficiently solving logistics challenges. Our team continues to respond nimbly to evolving market dynamics in real time, pivoting quickly to profitably serve our customers. We successfully completed our 100th year in business, and we are positioned to be successful for the next century as we continue to transform through innovation, investment, and an intense focus on quality.

$172.6M OPERATING INCOME FROM CONTINUING OPERATIONS	$5.77 DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

Compensation Highlights

Our executive compensation program strikes a balance between fixed and variable elements. As shown below, 79% of compensation for our CEO, and 64% of compensation (on average) for our other Named Executive Officers, was at risk in 2023.

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Key Compensation Governance Policies

The Compensation Committee continually reviews the Company’s executive compensation program to ensure our practices promote stockholders’ best interests. Some of our key policies are summarized below.

What We Do:
We tie pay to performance. The majority of executive pay is at risk.
Half (50%) of the long-term incentive value granted to Named Executive Officers is contingent on the Company’s performance over a 3-year period.
We use three-year ratable vesting for our restricted stock units to encourage retention and a long-term perspective.
Named Executive Officers and Directors are subject to significant stock ownership requirements.
We have caps on both the annual incentive and long-term incentive payouts.
We have a robust clawback policy that goes beyond the minimum requirements under the Nasdaq listing standards.
We conduct annual risk assessments of our compensation plans.
We have an independent Compensation Committee.
The Compensation Committee has an independent compensation consultant.
We benchmark our compensation practices to peers with which we compete for talent.
What We Don’t Do:
NO tax gross-up payments for any amounts considered excess parachute payments.
NO single-trigger payments upon a change in control.
NO excessive perquisites.
NO hedging or pledging of Company stock.
NO employment agreements with our Named Executive Officers.
NO re-pricing of stock options without stockholder approval.
NO guaranteed bonuses.

Stockholder Engagement

Feedback from our stockholders is very important to us. The Company engages with stockholders through various means, including in-person meetings, investor conferences, one-on-one calls and our Annual Meeting. The objectives of our stockholder engagement program are to discuss our strategic priorities, corporate governance and executive compensation practices, among other topics; strengthen our relationships with our investors; address any concerns raised in prior engagements; ensure we meet evolving investor expectations; and convey our approach to maximizing stockholder value. The information and viewpoints gathered in our discussions with stockholders are critical to informing our priorities and strategies.

In 2023, we also engaged in stockholder outreach efforts specifically in response to the results of the 2023 election of directors, reaching out to holders representing over 65% of our outstanding shares to discuss our corporate governance policies and practices. Of those stockholders we contacted, stockholders representing over 40% of our outstanding shares scheduled appointments to meet with our management team. For additional information regarding our stockholder engagement activities, including feedback received from stockholders in relation to, and actions taken in response to, the outcome of the 2023 annual meeting, see “Prior Director Election Results & Responsiveness to Stockholder Engagement.”

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PROPOSAL I.
ELECTION OF DIRECTORS

The Board recommends a vote “FOR” each of the nominees.

All of the nominees are currently serving as directors of the Company and were elected at the 2023 Annual Meeting of Stockholders. If elected, each nominee will serve until ArcBest’s Annual Meeting of Stockholders in 2025 or until their respective successors are duly elected and qualified or until the individual’s earlier death, resignation or removal from office.

Each nominee has indicated a willingness to serve as a member of the Board, if elected. If, for any reason, a nominee becomes unable to serve or will not serve, either the number of the Company’s directors will be reduced or the Board will designate a substitute nominee.

The Company’s bylaws provide that, in an uncontested election, directors are elected by a majority of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. This means that the number of shares voted “for” a director nominee’s election must exceed the number of shares voted “against” it. In an uncontested election, a nominee who does not receive a majority of votes cast will not be elected, and the Company’s bylaws require that any incumbent director who does not receive the affirmative vote of a majority of the votes cast must promptly tender a resignation to the Board. The Nominating/Corporate Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it, and the Board will act on such resignation, taking into account such recommendation, within 90 days following the certification of the election results. The director who tenders his or her resignation under this policy will not vote with respect to recommending of the Nominating/Corporate Governance Committee or the decision of the Board with respect to the resignation.

The Nominating/Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate, including any reasons given by stockholders for their votes against a director, the qualifications of the director, and the director’s contributions to the Board and the Company. The Board will promptly disclose its decision to accept or reject the resignation and, if rejected, the reasons for doing so. If a director’s resignation is not accepted by the Board, then such director will continue to serve. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any remaining vacancy or decrease the size of the Board.

Unless otherwise instructed, your proxy will be voted for the election of each of the nominees.

 / 2024 PROXY STATEMENT      13

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Director Nominees

A biography of each Director nominee, current as of February 26, 2024, appears below. There are no family relationships among any of the nominees and executive officers of the Company or its subsidiaries.

SALVATORE A. ABBATE
Age 55 Director since: Jan. 2023 INDEPENDENT Committees: ■ Compensation ■ Nominating/ Corporate Governance

Key Skills and Experience:

■  Senior Leadership: CEO and member of the Board of Directors of Veritiv, a leading business-to-business specialty distribution solutions company. Remained as CEO after the company’s sale to Clayton, Dubilier & Rice (“CDR”). Provided key leadership throughout the company’s efforts to focus on growth-oriented initiatives, operational efficiency and best-in-class technology implementation. Under Mr. Abbate’s leadership of Veritiv, the company stock rose from under $13.00 per share in October of 2020, to $170 per share on December 1, 2023, when its acquisition by CDR closed. Prior to this role, Mr. Abbate held senior leadership roles in corporate strategy, sales and marketing at Andersen Windows & Doors.

■  Value Creation and M&A: As CEO, led the execution of Veritiv’s $2.6 billion sale to CDR in 2022 at a significant premium. Prior to the company’s sale, Mr. Abbate executed several additional transformation transactions at Veritiv, including the divestitures of Veritiv’s logistics solutions and Canadian businesses that funded the company’s share repurchase program, debt repayment and growth initiatives. Adjusted EBITDA has more than tripled during Mr. Abbate’s tenure as CEO.

■  Logistics: At Veritiv, leads the largest business-to-business packaging distribution business in North America with approximately $7 billion in annual sales, 95 North American distribution centers (over 110 worldwide) and a truck fleet of approximately 600.

■  Corporate Strategy, Sales and Marketing: As SVP and Chief Sales and Marketing Officer at Andersen Windows & Doors, Mr. Abbate oversaw the implementation of multiple marketing campaigns and initiatives, leading to increased customer penetration to become one of the largest window and door manufacturers in North America. Prior to this role, Mr. Abbate led Global Sales and Marketing for the Performance Film Division at Solutia, overseeing over $290 million in net sales across multiple geographic regions in 2011.

Career Highlights:

■  Veritiv Corporation

■  Chief Executive Officer (2020 – Present)

■  Chief Operating Officer (2020 – 2020)

■  Senior Vice President & Chief Commercial Officer (2018 – 2019)

■  Andersen Windows & Doors

■  Senior Vice President & Chief Sales & Marketing Officer (2013 – 2018)

■  Senior Vice President, Sales & Marketing (2011 – 2013)

■  Solutia Inc.

■  Vice President (Global Sales and Marketing of the Performance Films Division) (2009 – 2011)

	Board Experience: ■ Veritiv (Private) (2020 – present)	Education: ■ B.S. (Industrial Engineering), Georgia Institute of Technology; M.B.A., Northwestern University

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EDUARDO F. CONRADO
Age 57 Director since: Nov. 2016 INDEPENDENT Committees: ■ Compensation ■ Nominating/ Corporate Governance (Chair)

Key Skills and Experience:

■  Senior Leadership: Currently serves as President at Ascension, one of the largest private healthcare systems in the United States operating more than 2,600 health care sites and 140 hospitals. Prior to this role, Mr. Conrado served in various senior management positions at Motorola Solutions across the company’s corporate and international businesses in a range of consumer and commercial segments.

■  Corporate Strategy: Brings over 25 years of strategy implementation and execution across the healthcare and technology sector. At Ascension, Mr. Conrado led critical tactical initiatives aligning the company’s portfolio and investments to better serve its patients. At Motorola, Mr. Conrado oversaw the company’s growth strategy and drove innovation across the company’s products, services and software divisions.

■  Value Creation and M&A: While at Motorola, Mr. Conrado oversaw the acquisition strategy of multiple companies, providing significant growth to Motorola’s managed and support services.

Career Highlights:

■  Ascension

■  President (2023 – Present)

■  Executive Vice President, Chief Strategy & Innovation Officer (2019 – 2023)

■  Executive VP & Chief Digital Officer (2018 – 2019)

■  Motorola Solutions

■  Executive Vice President, Chief Innovation Officer & Chief Strategy Officer (2015 – 2018)

■  Senior Vice President & Chief Innovation Officer (2014 – 2015)

■  Senior Vice President (Marketing & IT) (2013 – 2014)

■  Senior Vice President & Chief Marketing Officer (2010 – 2013)

■  Senior Vice President & Chief Marketing Officer (Enterprise Mobility Solutions, Home and Network Business and Broadband Mobility Solutions Businesses) (2009 – 2010)

	Board Experience: ■ Southwest Airlines (NYSE: LUV, 2023 – Present)	Education: ■ B.S. (Industrial Engineering), Texas Tech University; M.B.A., ESADE; M.I.M., Thunderbird School of Global Management

FREDRIK J. ELIASSON
Age 53 Director since: Dec. 2019 INDEPENDENT Committees: ■ Audit

Key Skills and Experience:

■  Senior Leadership: Served as EVP and CFO of Change Healthcare, a leading provider of revenue and payment cycle management for the U.S. healthcare system. Oversaw over $2 trillion in annual claims and led the company during its initial public offering and sale to OptumInsight. Prior to this role, Mr. Eliasson served in multiple senior management roles, including both EVP CFO and EVP Sales & Marketing, at CSX Corporation, one of the largest rail-based freight transportation and logistics companies in the United States.

■  Value Creation and M&A: Led Change Healthcare during its IPO in 2019 and eventual $13 billion sale to OptumInsight in January 2021. As a member of senior management at CSX, Mr. Eliasson helped transform the company’s business focus, drove revenue and earnings growth and increased shareholder value substantially, with CSX’s value more than doubling during his tenure. Mr. Eliasson is a designated financial expert.

■  Capital Markets: CFO of Change Healthcare during its IPO in 2019. Played an integral role in the organization of financial, corporate governance, risk and investor relation materials, among others.

Career Highlights:

■  Change Healthcare

■  Executive Vice President & Chief Financial Officer (2018 – 2022)

■  CSX Corporation

■  Executive Vice President & Chief Sales & Marketing Officer (2015 – 2017)

■  Executive Vice President & Chief Financial Officer (2012 – 2015)

■  Vice President - Sales & Marketing (Chemicals and Fertilizer) (2011 – 2012)

■  Vice President (Emerging Markets,) (2009 – 2011)

	Board Experience: ■ Gates Industrial Corporation (NYSE: GTES, 2022 – Present) ■ Envision Healthcare (Private) (2023 – Present) ■ Copeland (Private) (2023 - Present)	Education: ■ B.A., Virginia Commonwealth University; M.S., Virginia Commonwealth University

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MICHAEL P. HOGAN
Age 64 Director since: Oct. 2016 INDEPENDENT Committees: ■ Compensation ■ Nominating/ Corporate Governance

Key Skills and Experience:

■  Senior Leadership: Mr. Hogan is part of the founding team at Earned Wealth, the first financial advisory firm created specifically to serve physicians, where he has served as Chief Strategy Officer, Chief Growth Officer, and Head of Corporate Development. Prior to this role, Mr. Hogan served as President of Tax-Smart Innovation at Blucora and as EVP, Strategic Business & Brand Development for GameStop Corporation.

■  Corporate Strategy: At Earned, Mr. Hogan has transformed the company into a leading provider of wealth services and tax planning, reaching clients in 24 states. At GameStop, he oversaw the company’s successful diversification and transformation, including over 40 acquisitions producing $1B+ businesses in Retail Technology, Digital Gaming, and Licensed Products. At Blucora, he created the “Tax-Smart Investing” business unit, which has delivered $300M+ in client tax savings.

Career Highlights:

■  Earned (previously Forme Financial)

■  Chief Development & Growth Officer (2022 – Present)

■  Blucora

■  President (Tax-Smart Innovation) (2018 – 2020)

■  GameStop Corporation

■  Executive Vice President (2012 – 2018)

■  Senior Vice President & Chief Marketing Officer (2008 – 2012)

■  Strategic Frameworking

■  Principal (2002 – 2007)

■  Dean Foods Company

■  Senior Vice President & Chief Marketing Officer (1998 – 2001)

■  Frito-Lay

■  Vice President (International Marketing) (1985 – 1998)

Education: ■ B.S. (Economics), Northern Illinois University; M.B.A. (Finance and Marketing), Northwestern University

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KATHLEEN D. MCELLIGOTT
Age 68 Director since: Jul. 2015 INDEPENDENT Committees: ■ Compensation (Chair) ■ Nominating/ Corporate Governance

Key Skills and Experience:

■  Senior Leadership: Served as EVP, Chief Information Officer and Chief Technology Officer for McKesson Corporation before retiring in February 2020. Oversaw critical and transformational strategic initiatives in technology, supply chain and commercialization services in North America and Europe. Prior to this role, Ms. McElligott served in numerous senior leadership roles at Emerson Electric and GE Aircraft Engines.

■  Value Creation and M&A: During her tenure at McKesson, Emerson Electric and GE, Ms. McElligott engaged in multiple acquisition processes from due diligence through integration, yielding improved growth and operational efficiency. Additionally, Ms. McElligott served as a director during Forescout’s $1.9 billion sale to Advent, achieving an approximately 30% share price premium and positioning the company for continued innovation and delivery of cybersecurity products and solutions.

■  Logistics: Brings over 30 years of experience in technology, logistics and supply chain management through senior leadership roles at McKesson, Emerson Electric and GE Aircraft Engines. At McKesson, Ms. McElligott oversaw the technology for a network of 30 distribution centers servicing retail national accounts, independent retail pharmacies and institutional healthcare providers with critical pharmaceutical drugs and healthcare-related products.

■  Technology and Cybersecurity: Ms. McElligott brings significant experience in technology and cybersecurity across multiple senior roles at McKesson, Emerson Electric and GE Aircraft Engines. As CIO and CTO of McKesson, Ms. McElligott oversaw all technology initiatives and provided support and guidance for the development of the company’s healthcare technology products and application development processes. During her tenure as CIO of Emerson, Ms. McElligott managed the company’s information technology strategy, operations, governance and information security for its global operations, including hardware, software and services, as well as its telecommunications and data center infrastructure.

Career Highlights:

■  McKesson Corporation

■  Executive Vice President, Chief Information Officer & Chief Technology Officer (2015 – 2020)

■  Emerson Electric Company

■  Vice President & Chief Information Officer (2010 – 2015)

■  Vice President, Industrial Automation Business (2003 – 2010)

■  Vice President, Power Transmission (2000 – 2003)

■  GE Aerospace (formerly GE Aircraft Engines)

■  Chief Information Officer, Supply Chain (1997 – 2000)

	Board Experience: ■ Forescout Technologies (NASDAQ: FSCT, 2019 – 2020)	Education: ■ B.A. (Computer Science), Kent State University; M.B.A., Xavier University

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JUDY R. MCREYNOLDS
Age 61 Director since: Jan. 2010 Chairman of the Board since: 2016 Committees: ■ None

Key Skills and Experience:

■  Senior Leadership: Serves as Chairman, President and CEO of ArcBest, overseeing significant growth and value creation across all verticals. Ms. McReynolds joined ArcBest in 1997 and has served as SVP, CFO and Treasurer; VP — Controller; and Director of Corporate Accounting. Ms. McReynolds has been the driving force behind diversifying ArcBest into a logistics powerhouse with a full suite of logistics solutions that meet customers’ supply chain needs. Individually, Ms. McReynolds has been recognized for numerous awards in leadership and business, including Forbes 50 Over 50 and Women Inc. Most Influential Corporate Board Directors.

■  Value Creation and M&A: Guides ArcBest M&A strategy, leading the company during its $235 million acquisition of MoLo Solutions, adding scale to its full truckload solution and enabling the achievement of $5 billion in revenue in 2022, a significant milestone. Optimized the business through the approximately $100 million sale of FleetNet America to Cox Automotive Mobility Solutions in 2023. In 2012, Ms. McReynolds oversaw ArcBest’s $180 million acquisition of what is now called Panther Premium Logistics, bolstering the company’s end-to-end logistics solutions.

■  Finance and Accounting: A Certified Public Accountant, Ms. McReynolds brings over 30 years of public and private finance experience in senior roles at ArcBest (including CFO), P.A.M. Transportation Services and Ernst and Young.

■  Logistics: Ms. McReynolds guides ArcBest with over 30 years of experience in the transportation and logistics industry, including 28 years with the company. Under her leadership, ArcBest has evolved into a multibillion-dollar integrated logistics company — leading the way with cutting-edge technology and customized solutions that help keep the global supply chain moving.

Career Highlights:

■  ArcBest Corporation

■  Chairman (2016 – Present)

■  President & Chief Executive Officer (2010 – Present)

■  Senior Vice President, Chief Financial Officer, Principal Accounting Officer & Treasurer (2006 – 2010)

■  Vice President & Controller (2000 – 2006)

■  Controller (1998 – 1999)

■  Director (Corporate Accounting) (1997 – 1998)

■  P.A.M. Transportation Services

■  Director (Financial Reporting and Taxation) (1995 – 1997)

■  Ernst & Young

■  Senior Manager (1990 – 1995)

Board Experience:

■  OGE Energy Group (NYSE: OGE, 2011 – Present)

■  First Bank Corp (Private)(2011 – Present)

■  First National Bank of Fort Smith (Private)(2011 – Present)

■  American Trucking Association (Private) (2010 – 2022; 2024 – Present)

■  American Transportation Research Institute (2010 – 2022)

Education: ■ B.B.A. (Accounting), University of Oklahoma

Select Awards

■  Women Business Collaborative’s Women CEOs in America list (2023)

■  Women’s Foundation of Arkansas Top 100 Women of Impact (2023)

■  Arkansas Business Hall of Fame Class of 2023

■  Arkansas’ 250 Most Influential Leaders (2022, 2020, 2019 and 2018)

■  Arkansas Business Executive of the Year (2022)

■  Forbes 50 Over 50 (October 2022)

■  Gartner CEO Talent Champion (October 2022)

■  Comparably Best CEOs for Women and Best CEO (2021, 2022 and 2023)

■  Global Trade Magazine Top Ten Women in Logistics (July 2020 and July 2021)

■  Women Inc. Most Influential Corporate Board Directors (December 2019)

■  Recognized “Female Executives Advancing in Trucking Industry” by Transport Topics (June 2019)

■  Women in Trucking Association Distinguished Woman in Logistics (April 2019)

■  The CEO Connection Top 25 Most Influential Women in the Mid-Market (2018, 2017, 2016, 2015)

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DR. CRAIG E. PHILIP
Age 70 Director since: Aug. 2011 INDEPENDENT Committees: ■ Audit

Key Skills and Experience:

■  Senior Leadership: Former CEO of Ingram Barge, a leading provider of domestic marine transportation services. During his 30-year career with Ingram, starting as VP Strategic Planning, he led an aggressive acquisition program that transformed Ingram Barge into the third largest for-hire river carrier in the United States. Dr. Philip began his career at Consolidated Rail Corporation and later joined Southern Pacific Railroad where he was VP of the Intermodal Division as it became one of the first to deploy doublestack container railcars and the first purpose-built intermodal terminal for such railcars adjacent to the ports of LA/Long Beach.

■  Logistics: Brings over 40 years of logistics experience in intermodal operations, maritime shipping and railroad marketing. Dr. Philip is currently the Director of the Vanderbilt Center for Transportation and Operational Resiliency (VECTOR), a research institute with a focus on the integration of transportation infrastructure systems with funding from both public and private sponsors. Recognizing his contributions to Information Technology and Management Innovation, Dr. Philip was elected to the National Academy of Engineering in 2014.

■  Risk Management: One of Dr. Philip’s key research areas at VECTOR is the application of risk management tools to transportation systems, carrier safety management, and transport policy and regulation. At Ingram Barge, he oversaw and championed the company’s “Zero Harm” safety initiatives, and as chair of the industry’s main trade association, led efforts with federal regulators to modernize the required safety inspection and regulatory oversight regimes.

Career Highlights:

■  Vanderbilt University

■  Research Professor & Director of Vanderbilt Center for Transportation and Operational Resiliency (2015 – Present)

■  Ingram Barge Company (Division of Ingram Industries)

■  Chief Executive Officer (1999 – 2014)

■  President (1994 – 1999)

■  Southern Pacific Railroad Company

■  Vice President (Intermodal Division) (1987 – 1991)

	Board Experience: ■ Marine Board of the Transportation Research Board (Private, 2016 - present, Chairman since 2022) ■ Multiple National and Regional Advocacy, Social Service and Academic Non-Profits	Education: ■ B.S.E (Civil Engineering), Princeton University; M.S.E and Ph.D. (Civil Engineering), Massachusetts Institute of Technology

STEVEN L. SPINNER
Age 64 Director since: Jul. 2011 INDEPENDENT Lead Independent Director since: 2022 Committees: ■ Audit

Key Skills and Experience:

■  Senior Leadership: Former President, CEO and Chairman of United Natural Foods (UNFI), North America’s premier grocery wholesaler. Mr. Spinner retired in 2021, and his contributions over 12 years catalyzed UNFI to new heights, increasing annual sales from $3 billion to over $26 billion. Prior to this role, Mr. Spinner served as President and CEO of Premier Food Group, overseeing significant strategy and scaling initiatives.

■  Value Creation and M&A: Oversaw over $3 billion worth of transactions during his tenure at UNFI, including the company’s transformative $2.8 billion acquisition of Supervalu. The acquisition of Supervalu accelerated UNFI’s “build out the store” strategy, diversified its customer base, enhanced cross-selling opportunities, expanded market reach and scale and led to significant cost savings and accelerated growth.

■  Logistics: Brings over 25 years of logistics experience in the wholesale distribution business through numerous executive management positions. At UNFI, Mr. Spinner oversaw the company’s national network of multi-tiered logistics distribution centers. In 2021, the company offered nearly 300,000 products across all grocery verticals and operated over 57 distribution centers and warehouses representing approximately 30 million square feet of warehouse space. Mr. Spinner’s transformative growth efforts and logistical innovations made UNFI the premier North American coast-to-coast wholesale distributor with customers in all fifty states as well as all ten provinces in Canada.

Career Highlights:

■  MidOcean Partners

■  Operating Partner (2021 – Present)

■  Boxcar Partners

■  General Partner (2021 – Present)

■  United Natural Foods, Inc.

■  President, CEO and Chairman (2008 – 2021)

■  Performance Food Group

■  President & CEO (2006 – 2008)

■  President & COO (2005 – 2006)

■  Senior Vice President & Division Chief Executive, Broadline (2002 – 2005)

	Board Experience: ■ United Natural Foods (NYSE: UNFI, 2008 – 2021) ■ Performance Food Group (NYSE: PFGC, 2006 – 2008)	Education: ■ B.A., Albright College

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JANICE E. STIPP
Age 64 Director since: Oct. 2012 INDEPENDENT Committees: ■ Audit (Chair)

Key Skills and Experience:

■  Senior Leadership: Former SVP, CFO & Treasurer of Rogers Corporation, a developer, manufacturer and seller of high-performance and high reliability engineered materials and components to over 5,000 customers worldwide. Ms. Stipp’s leadership played a pivotal role in accelerating organic and inorganic sales, gross margins and operating income. Prior to this role, Ms. Stipp served as EVP, CFO and Treasurer at Tecumseh Products Company, a publicly traded global leader in the refrigeration and air conditioning industry. Additional experience includes work in the manufacturing, technology and automotive industries with publicly traded, global corporations and private equity firms.

■  Value Creation and M&A: Brings significant transaction and integration experience in both public and private companies. Oversaw the acquisitions of DeWall Industries, Diversified Silicone Products and Grinswold during her tenure at Rogers resulting in more than $800 million in sales.

■  Finance and Accounting: Brings over 36 years of financial and accounting experience including as CFO of both public and private companies and as Certified Public Accountant. Ms. Stipp is a designated financial expert.

Career Highlights:

■  Rogers Corporation

■  Senior Vice President, Chief Financial Officer & Treasurer (2017 – 2018)

■  Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer (2015 – 2017)

■  Tecumseh Products Company

■  Executive Vice President, Chief Financial Officer, Secretary & Treasurer (2011 – 2015)

■  Revstone Industries

■  Chief Financial Officer (2011 – 2011)

■  Acument Global Technologies

■  Chief Financial Officer (2007 – 2011)

■  GDX Automotive

■  Executive Vice President & Chief Financial Officer (2005 – 2007)

Board Experience:

■  Diploma PLC (LSE: DPLM, 2024 – Present)

■  Rotork (LSE: ROR, 2020 – Present)

■  Sappi Limited (JSE: SAP, 2019 – 2022)

■  Commercial Vehicle Group (NASDAQ: CVGI, 2019 – 2021)

■  NN, Inc. (NASDAQ: NNBR, 2019 – 2019)

■  Ply Gem Holdings (NYSE: PGEM, 2014 – 2018)

Education: ■ B.A. (Accounting), Michigan State University; M.B.A, Wayne State University

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Board Skills Profile

We believe the Board’s membership should represent a diversity of backgrounds, experiences and skills. To that end, the Nominating/Corporate Governance Committee periodically reviews the qualifications and attributes of our directors. Our current board members represent a broad range of viewpoints, backgrounds and attributes, including experience in corporate governance, strategic planning, marketing, M&A transactions and public company management. In addition, our directors bring to the Board the following skills and expertise that we believe are of particular importance for our Company:

Skills/Expertise	Abbate	Conrado	Eliasson	Hogan	McElligott	McReynolds	Philip	Spinner	Stipp
Audit
Cybersecurity
Environmental Sustainability / Corporate Social Responsibility
Executive Compensation
Finance/Capital Markets
HR/Labor
Legal/Regulatory/ Government Relations
Risk Management
Technology
Transportation/Logistics
Senior Executive
Corporate Governance
Mergers and Acquisitions
Digital Strategy / Transformation

Skills/Expertise Descriptions

Audit	Knowledge or experience in auditing functions, including financial audits and testing of internal controls.	HR/Labor	Experience in the area of human capital management, human resources practices or union workforce dynamics.
Cybersecurity	Experience in the management of information security or cybersecurity risks at companies.	Legal/Regulatory/Government Relations	Understanding of the complex regulatory and governmental environment in which our business operates.
Environmental Sustainability / Corporate Social Responsibility	Knowledge or experience in the areas of environmental impact, ethics and responsibility, or strategies to develop long-term shareholder value.	Risk Management	Knowledge and experience with risk management and compliance matters relevant to our business.

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Skills/Expertise Descriptions

Executive Compensation	Knowledge or experience in executive compensation strategy, trends, and pay practices that align executive and stockholder interests to drive company performance and long-term value creation.	Technology	Background in technology, including through experience in technology-related businesses, bringing critical understanding of our industry and the technological trends and innovation that shape our products, services, and strategy.
Finance/Capital Markets	Experience in corporate finance and capital markets, including through management experience as a principal financial or accounting officer or oversight of capital markets transactions, that contributes to our Board’s understanding of financial markets and to effective oversight of our capital structure and financial reporting.	Transportation/Logistics	Knowledge or experience in or understanding of transportation, logistics, or supply chain, including the operational and economic factors that drive efficiencies and demand for services.
Senior Executive	Experience as a Chief Executive Officer or Senior Executive at a publicly traded company.	Mergers and Acquisitions	Knowledge or experience in overseeing and executing strategic mergers, acquisitions and other corporate development activities as a senior executive or Board member.
Corporate Governance	Demonstrated understanding of current corporate governance standards and best practices at public companies.	Digital Strategy / Transformation	Knowledge or experience in overseeing, managing and/or implementing enterprise-wide digital strategy or transformation initiatives.

Board Diversity Matrix

The table below provides certain highlights of the composition of our Board members and nominees as of January 30, 2024 and January 30, 2023. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

BOARD DIVERSITY MATRIX
	As of January 30, 2024		As of January 30, 2023
Total Number of Directors	9		9
	Female	Male	Female	Male
Part I: Gender Identity
Directors	3	6	3	6
Part II: Demographic Background
Hispanic or Latinx	-	1	-	1
White	3	5	3	5

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Prior Director Election Results & Responsiveness to Stockholder Engagement

Outcome of 2023 Election of Directors. At the 2023 annual meeting of stockholders, Mr. Eduardo F. Conrado, the Chair of the Nominating/Corporate Governance Committee, was re-elected to the Board by a plurality of the votes cast but received less than a majority of votes cast in connection with his election. Accordingly, pursuant to the resignation policy set forth in our bylaws, Mr. Conrado tendered his conditional resignation as a director to the Board. The Nominating/ Corporate Governance Committee was required to consider and recommend to the Board whether to accept or reject the conditional resignation, and the Board was required to act on such resignation, taking into account the Committee’s recommendation, within 90 days following the certification of the election results.

The Nominating/Corporate Governance Committee considered Mr. Conrado’s conditional resignation and recommended that the Board reject his conditional resignation. Mr. Conrado did not participate in the deliberations. In making this determination, the Nominating/Corporate Governance Committee considered all factors believed relevant including, without limitation, the following:

■	Prior year re-election results (Mr. Conrado has received the affirmative vote of at least 98% of votes cast at each annual meeting of stockholders at which he was up for election prior to 2023);
■	Mr. Conrado’s attendance and contributions at meetings of the Board and the committees on which he has served;
■	Mr. Conrado’s qualifications to serve as a member of the Board; and
■	The composition, needs and makeup of the Board, including the mix of talent, skill and experience represented.

In addition, the Nominating/Corporate Governance Committee considered the events that led to Mr. Conrado’s conditional resignation. As previously reported and reaffirmed through stockholder outreach, the Company believes that Mr. Conrado receiving the support of less than a majority of votes cast for his election was not related to his performance, but rather was related to stockholder policies on certain elements of bylaw provisions adopted by the Company in October 2022. In response to the bylaw amendments, certain institutional investors voted against Mr. Conrado’s re-election based on his position as chair of the Nominating/Corporate Governance Committee.

After considering all relevant factors, the Committee discussed its recommendation with the full Board. After consideration, the Board determined that the resignation of Mr. Conrado would not be in the best interests of the Company and its stockholders. The Board unanimously voted on July 25, 2023 to decline Mr. Conrado’s conditional resignation. Accordingly, Mr. Conrado continues to serve as a director of the Company and is standing for re-election at the Annual Meeting.

Stockholder Engagement. While the Board rejected the resignation of Mr. Conrado, it was mindful of the results of Mr. Conrado’s election and the concerns of our stockholders. In response, the Board:

■	reviewed the Company’s bylaws, especially those that led to the recommendation against Mr. Conrado; and
■	directed management to engage with our institutional investors and proxy advisory firms specifically to review the bylaws and re-affirm our commitment to evolving corporate governance standards.

In accordance with the Board’s direction, we reached out to stockholders representing over 65% of our outstanding shares to discuss our bylaw amendments and other governance policies and practices. Of those stockholders we contacted, stockholders representing over 40% of our outstanding shares met with our management team.

We believe these meetings were productive and provided us with valuable insights and perspectives from our stockholders.

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Feedback Received and Action Taken in Response to Stockholder Engagement. The Board carefully considered the feedback received from our stockholders, including in relation to the 2023 election of directors and also corporate governance standards more broadly, and the rationale for the vote recommendations from the proxy advisory firms related to the 2023 election of directors.

What We Heard - Key Themes:	How We Responded:
Bylaw provisions

Based on our understanding of the primary factors leading to less than a majority of votes being cast for Mr. Conrado’s election at the 2023 annual meeting of stockholders, and the subsequent feedback we received from our engagement efforts, we decided to make certain changes to our bylaws to better align with the interests of our shareholders. On October 24, 2023, the Board approved amendments to the Company’s bylaws that eliminated two provisions: (i) the advance notice bylaw that required certain informational disclosures, and (ii) the Article X bylaw that designated the federal district court of Delaware as the only venue for resolving any claims under the Securities Act of 1933, as amended.

Following the disclosure of these changes, we engaged with proxy advisory firms to review the Board’s actions in response to stockholder feedback on bylaw provisions. These meetings were productive and reaffirmed the Board’s actions in response to our stockholder engagement.

Director election voting standard	Several of the stockholders with whom we spoke noted their preference for a majority voting standard for uncontested director elections, as opposed to the plurality standard under our bylaws. In response to this feedback, the Board reviewed the director election provisions in our bylaws and, on February 29, 2024, the Board amended the bylaws to adopt a majority voting standard for uncontested director elections, pursuant to which a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board.
Supermajority voting standards	Stockholders also expressed strong preference for majority, as opposed to supermajority, voting standards for bylaw amendments, charter amendments and mergers. As a result of this feedback, the Board amended the bylaws to adopt a majority voting standard for bylaws amendments. Additionally, the Board approved the amendment of our charter to replace the supermajority voting standards with a majority standard for charter amendments and mergers, subject to requisite stockholder approval. Please review Proposal IV, contained within this Proxy Statement, which presents the proposed charter amendment. The Board recommends shareholders vote “FOR” Proposal IV.

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GOVERNANCE OF THE COMPANY

Board Leadership Structure

The Board has determined that a leadership structure with Ms. McReynolds serving in a combined Chairman and Chief Executive Officer role and an independent director serving as the Lead Independent Director is in the best interests of ArcBest and its stockholders.

The Board recognizes that there are many viewpoints concerning a board’s optimal leadership structure and considered all options in making its decision. The Board reviewed trends in board practices, recommended best practices for corporate governance, and the board practices of the Company’s peers. The Board also considered the advantages of having a combined Chairman and Chief Executive Officer role. Among other things, a person serving in this combined role can quickly identify company concerns and communicate this information to other Board members, providing superior information due to his or her unique insights into the Company’s day-to-day operations.

Chairman of the Board

In deciding to adopt the current leadership structure, the Board considered Ms. McReynolds’ leadership qualities, management capability, and knowledge of ArcBest’s business and the transportation and logistics industry; the long-term, strategic perspective she has exhibited as the President and Chief Executive Officer; and her focus on growing long-term shareholder value. The Board also considered Ms. McReynolds’ tenure with the Company. The Board believes that serving as both Chairman and President and Chief Executive Officer enables Ms. McReynolds to more effectively and efficiently execute the Company’s strategic initiatives and respond to key business issues and risks that she encounters in daily operations.

Lead Independent Director

The Board believes that an executive Chairman should be balanced by a strong Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. The Company’s bylaws provide that if the Chairman is not an independent Director, the independent Directors must annually elect a Lead Independent Director. The bylaws assign to the Lead Independent Director extensive authority and responsibilities relating to the Board’s governance and functions, including:

■	calling and chairing meetings of independent Directors, and setting agendas for such meetings;
■	liaising between the independent Directors and the Chairman and communicating with the Chairman after each meeting of independent Directors to provide feedback;
■	chairing all Board meetings where the Chairman is not present;
■	reviewing, advising on, and approving Board meeting agendas and meeting schedules;
■	being available for consultation and direct communication with stockholders, when appropriate; and
■	participating in the annual performance evaluation of individual members of the Board and the Chief Executive Officer (in consultation with the Nominating/Corporate Governance Committee).

The Lead Independent Director’s authority and responsibilities generally correspond to those performed by an independent Chairman.

Mr. Spinner has been the Lead Independent Director since October 2022 (and previously served as lead independent director from 2016 to 2021), and the Board believes he provides a meaningful balance to the executive Chairman.  In the Board’s view, Mr. Spinner possesses the characteristics and qualities necessary to fulfill the Lead Independent Director’s important role of guiding and facilitating the independent Directors’ participation in the Company’s governance. During his more than 12 years on our Board, and previous experience serving as Lead Independent Director, Mr. Spinner has demonstrated a thorough understanding of the Board’s oversight role and leading corporate governance practices. Supplementing the Lead Independent Director are Board committees composed entirely of independent Directors.

Management and Outside Advisors

The Company’s leadership structure includes an experienced management team, upon whose advice, reports and opinions the Board relies. Regularly scheduled management reports and presentations, based on operational, financial, talent, legal and risk management aspects of the Company’s operations, provide vital information to the Board. The independent Directors have complete access to, and direct contact with, members of senior management. The Board also relies on the advice of counsel, accountants, executive compensation consultants, auditors, strategic planning consultants, risk management consultants, and other expert advisors.

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Director Independence

The Nominating/Corporate Governance Committee has determined that all members of the Board except Ms. McReynolds are independent pursuant to applicable independence standards of the Nasdaq Stock Market (“Nasdaq”). The independent Directors met in executive session four times in 2023. Mr. Spinner, as Lead Independent Director, presided over those meetings.

How Directors are Selected

The Nominating/Corporate Governance Committee is responsible for identifying and recommending potential Board members based on any specific criteria the Board may specify from time to time and such other factors as it deems appropriate. Relevant considerations include:

■	special training or skill;
■	experience with businesses and other organizations that are similar to the Company in size and type;
■	experience with or knowledge of businesses or organizations or technical expertise that is particularly relevant to the Company’s current or future business plans;
■	financial expertise;
■	advanced studies and certifications;
■	specific industry or transportation experience; and
■	personal characteristics that bring diversity to the Board.

The Nominating/Corporate Governance Committee also considers the interplay of a candidate’s experience with the experience of the other Directors, whether the candidate has sufficient time to devote to the responsibilities of a director, and whether the candidate is free from conflicts of interest or legal issues. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times, and the needs of the Board may vary in light of its composition and the Nominating/Corporate Governance Committee’s perceptions about future issues and needs. However, the Board has found the skills and experiences described above in the section titled “Board Skills Profile” to be particularly relevant and desirable.

The Nominating/Corporate Governance Committee believes that to best evaluate matters the Board oversees, the Board needs a mix of business and personal backgrounds. For that reason, the Nominating/Corporate Governance Committee periodically reviews a listing of the qualifications and attributes of our current Directors and potential candidates. While the Nominating/Corporate Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, diversity is taken into account when determining how a candidate’s qualities and attributes would complement the other Directors’ backgrounds.

The Nominating/Corporate Governance Committee may identify potential candidates from the pool of individuals known by members of the Board and individuals recommended by management, and/or engage a third party search firm to help identify appropriate candidates.

The Nominating/Corporate Governance Committee may consider director candidates recommended by stockholders. Recommendations should be sent to the Nominating/Corporate Governance Committee at the address provided in the section titled “Stockholder Communication with the Board”. The Nominating/Corporate Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Nominating/Corporate Governance Committee would evaluate stockholder recommendations in the same manner as it evaluates director candidates recommended by other sources, using the process and criteria described above.

Board’s Role in Risk Oversight

The Board believes the Company’s current management structure facilitates risk oversight by combining experienced leadership with independent review by the Board and its committees. Potential risk factors that are monitored through this structure include financial, operational, technological, disaster, environmental, social, cybersecurity, talent, legal and regulatory, fraud/corruption, employment practices, executive compensation, and reputational and legislative issues. Management periodically makes presentations to the Board on the Company’s overall enterprise risk management program, including reports on the Company’s top existing risks, how the risks have been trending, and how they are addressed by Company strategy; mitigating activities; emerging risks and circumstances; and the effectiveness of the security, back-up, and contingency provisions of the Company’s information systems. The Board’s committees assist with risk oversight within their respective areas of responsibility, and the Board is regularly informed about each committee’s activities.

The Audit Committee directly oversees risk management relating to financial reporting and public disclosure and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for the oversight of general financial risk matters, significant risk exposures, including cybersecurity and ESG-related risks, and the Company’s policies for risk assessment and risk management. The Audit Committee meets regularly with financial management, including the Chief Financial Officer, the Vice President–Controller and Chief Accounting Officer, and the Vice President–Internal Audit, as well as our independent registered public accounting firm. The Audit Committee also reviews the activities of the Company’s

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Risk Management Committee, which consists of several members of senior management.

The Compensation Committee is responsible for oversight of risk relating to the Company’s compensation policies and practices for all employees and officers. Management has evaluated those policies and practices, including our incentive plans, and determined they do not create any risks that are reasonably likely to have a material adverse effect on the Company. For more information, see “Compensation Discussion & Analysis—Compensation Risk Assessment.”

The Nominating/Corporate Governance Committee is responsible for overseeing risks associated with corporate governance, social and environmental issues, and the Company’s CEO succession process. In connection with this responsibility, the Nominating/Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation and oversees our ESG and sustainability strategy, ESG practices and policies.

CEO and Executive Leadership Succession Process

The Board ensures that ArcBest has a strong bench of well-prepared internal candidates, who align with the defined leadership competencies but have diverse strengths, to fill both planned and unplanned vacancies with limited disruption. Another critical part of the succession planning strategy is the executive team’s regular, data-driven review of the organizational structure, retention, culture, compensation, and talent development practices that support the execution of ArcBest’s strategic business goals. The Board, Talent Review Committee and management share responsibility for management development and succession planning.

Board

A key responsibility of the Board is succession planning for the Chief Executive Officer, including identification and evaluation of potential successors. The Board also annually reviews succession planning for executive officers, including successor strengths and development opportunities and strategic talent metrics.

Talent Review Committee

This committee, led by the CEO and primarily composed of the CEO’s direct reports, conducts annual reviews of succession plans for critical roles, as well as strategic talent data, with a focus on maintaining a values-driven culture in which career development for current and future leaders is critical to driving employee and organizational growth.

Management

The Chief Human Resources Officer and senior Human Resources leaders work with functional leaders across ArcBest in developing and implementing programs to attract, assess, develop, engage, and retain leaders at all levels of the organization.

Committees of the Board

The Board has established Audit, Compensation, Nominating/Corporate Governance, and Qualified Legal Compliance Committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. These committees are described below. The charters for all four committees are available on our website, arcb.com, in the “Invest—Corporate Governance” section.

AUDIT COMMITTEE
Ms. Stipp (Chair), Messrs. Eliasson and Spinner and Dr. Philip Meetings in 2023: 6

The Audit Committee assists the Board by fulfilling oversight responsibilities relating to:

■

the integrity of financial reports and related financial information provided by the Company to the public and the Securities and Exchange Commission (“SEC”);

■

the Company’s systems of internal controls regarding finance, accounting and compliance with policies, including ethics policies;

■

the performance of the Company’s internal audit, accounting and financial reporting functions;

■

the Company’s risk management policies and processes for identifying, monitoring, and managing significant risk exposures, including cybersecurity and ESG-related risks; and

■

the Company’s compliance with legal and regulatory requirements.

The Nominating/Corporate Governance Committee has determined that each member of the Audit Committee meets all applicable SEC and Nasdaq independence standards and financial literacy requirements that apply to audit committee members. The Board has determined that Ms. Stipp and Mr. Eliasson are audit committee financial experts as defined under applicable SEC rules.

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COMPENSATION COMMITTEE
Ms. McElligott (Chair), Messrs. Abbate, Conrado, and Hogan Meetings in 2023: 6

The Compensation Committee is responsible for:

■

reviewing and approving executive officer compensation and has authority to make and administer employee awards under the ArcBest Corporation Executive Officer Incentive Compensation Plan and the Amended and Restated ArcBest Corporation Ownership Incentive Plan (the “Ownership Incentive Plan”), including setting performance goals and determining the extent to which those goals were achieved;

■

reviewing and approving the Company’s peer group;

■

evaluating the need for, and provisions of, contracts and severance arrangements for executive officers;

■

monitoring compliance by Executive Officers with the Company’s stock ownership guidelines; and

■

overseeing the Company’s anti-hedging pledging policy and the Company’s clawback policy.

The Nominating/Corporate Governance Committee has determined that each member of the Compensation Committee meets applicable Nasdaq independence standards and non-employee director requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NOMINATING/CORPORATE GOVERNANCE COMMITTEE
Mr. Conrado (Chair), Ms. McElligott and Messrs. Abbate and Hogan Meetings in 2023: 4

The Nominating/Corporate Governance Committee’s responsibilities include:

■

identifying individuals believed to be qualified to become Directors;

■

selecting and recommending to the Board for its approval the nominees to stand for election as Directors or, if applicable, to be appointed to fill vacancies on the Board;

■

determining appropriate compensation for Directors;

■

recommending any changes regarding size, structure, composition, processes and practices of the Board;

■

reviewing the independence of Directors and assessing whether members are meeting the applicable independence standards for service on the various Board committees;

■

working with the Board to identify, evaluate and make recommendations regarding potential successors for the Company’s Chief Executive Officer;

■

reviewing the Company’s Corporate Governance Guidelines;

■

providing oversight with respect to the Company’s ESG and sustainability strategy, practices, and policies and as appropriate provide updates and make recommendations to the Board;

■

monitoring emerging trends, best practices and regulatory developments related to ESG and other sustainability matters; and

■

overseeing the annual Board evaluation and CEO evaluation.

The Nominating/Corporate Governance Committee has determined that each member of the committee is independent, as defined in applicable Nasdaq independence standards.

QUALIFIED LEGAL COMPLIANCE COMMITTEE
Ms. Stipp (Chair), Messrs. Eliasson and Spinner and Dr. Philip	The Qualified Legal Compliance Committee is responsible for confidentially receiving, retaining and considering any report of evidence of a material violation of securities law, a material breach of fiduciary duty, or a similar material violation of any federal or state law by the Company or by any officer, director, employee or agent of the Company that is made or referred to the Committee by the Chief Executive Officer or the Company’s Chief Legal Officer or legal advisors. The Audit Committee serves as the Qualified Legal Compliance Committee.

Attendance at Meetings

The Board has five regularly scheduled meetings each year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board holds special meetings when action is required between regular meetings. The Board met six times during 2023. All members of the Board participated in 100% of all scheduled Board and applicable committee meetings held during the year during the period in which he or she served on the Board or an applicable committee.

It is the Company’s policy that all members of the Board attend the annual meeting of stockholders, except when illness or other personal matters prevent such attendance. All members of the Board attended the Company’s 2023 Annual Meeting of Stockholders, except Ms. McElligott, who was unable attend due to a travel conflict.

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Other Board Policies

The Board has imposed a mandatory retirement age for all Directors. No Director may seek re-election to the Board after attaining age 75. Because we recognize the commitment of time and energy that a public company board requires, no Director is permitted to serve on the boards of more than two other public companies while serving on the ArcBest Board, unless he or she has obtained approval from the ArcBest Board.

Code of Conduct and Corporate Governance Guidelines

The Board has adopted a Code of Conduct that applies broadly to all Directors, officers, employees, representatives, agents, sub-contractors, vendors, and suppliers of the Company. The Code of Conduct incorporates the UN Global Compact’s ten principles in the areas of human rights, labor, the environment and anti-corruption.

The Company intends to post on its website any amendment to, or waiver of, a provision of the Code of Conduct that applies to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person performing similar functions and that relates to any of the following elements of the Code of Conduct: honest and ethical conduct; disclosure in reports or documents filed with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the Code of Conduct.

Acting on the recommendation of the Nominating/Corporate Governance Committee, the Board developed and adopted Corporate Governance Guidelines to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should fulfill its responsibilities. Among other things, the Corporate Governance Guidelines address the composition of the Board, including independence standards; the selection, term and expectations for Directors; the conduct of meetings and executive sessions; and the composition and primary objectives of the Board’s committees.

The full texts of the Code of Conduct and the Corporate Governance Guidelines are posted in the Investors section of the Company’s website, arcb.com.

Certain Transactions and Relationships

Item 404 of Regulation S-K of the Securities Act of 1933, as amended, requires that the Company disclose certain “related party transactions” with the Company’s Directors and executive officers, among others. In 2023, Brian Beasley, the brother of J. Matthew Beasley, the Company’s Chief Financial Officer, served as Senior Manager, Innovation Strategy for ArcBest Technologies, Inc., a subsidiary of the Company. For the fiscal year ended 2023, he earned $153,101 in total compensation. There were no other commercial transactions between related parties and the Company that required disclosure in this Proxy Statement.

Annually, as part of the Company’s proxy preparation, all Directors and executive officers who are subject to related party transaction disclosure are instructed to report in writing any such transactions to the Company, and to report to the Company any such transactions that may be planned or that occur during the year. As set forth in the Audit Committee’s charter, in determining whether to approve or ratify a related party transaction, the Audit Committee considers all the relevant facts and circumstances available, including (if applicable): (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related party is a director, an immediate family member of a director, or an entity of which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company’s Code of Conduct.

The Company has entered into indemnification agreements with the members of its Board. Under these agreements, the Company is obligated to indemnify its Directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a Director. The Company believes that these agreements are helpful in attracting and retaining qualified Directors. The Company’s Second Amended and Restated Certificate of Incorporation, and the bylaws also provide for indemnification of the Company’s officers and Directors to the fullest extent permitted by the Delaware General Corporation Law.

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DIRECTOR COMPENSATION

The Nominating/Corporate Governance Committee is responsible for reviewing and awarding compensation to the non-employee Directors and has retained Meridian Compensation Partners, LLC, an independent compensation consultant, to assist in fulfilling that responsibility. The Nominating/Corporate Governance Committee sets the levels and forms of non-employee Director compensation based on its experience, review of the compensation paid to directors of comparable publicly traded companies, and Meridian’s advice.

We offer a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board.

Cash Compensation

The following table shows the standard cash compensation for non-employee Directors for 2023. Retainers are cumulative, meaning that each non-employee Director receives a “Member Retainer” plus the appropriate retainer fee for any other positions held.

Annual Retainers (Paid in Monthly Installments)
Member	$85,000
Lead Independent Director	30,000
Audit Committee Chair	25,000
Compensation Committee Chair	20,000
Nominating/Corporate Governance Committee Chair	15,000

Actual cash compensation paid to Directors in 2023 is reflected in the “2023 Director Compensation Table.”

Equity-Based Awards

The target equity grant value for non-employee Directors in 2023 was $125,000. Awards were made in the form of restricted stock units (“RSUs”) in an amount determined by dividing the target grant value by the closing price of ArcBest Common Stock on the date of grant and rounding to the nearest hundred shares. Equity grants for the non-employee Directors typically are approved during the Board’s second-quarter meeting with an effective grant date that is five business days following the Company’s quarterly earnings release, unless a different date is approved by the Board.

RSU awards granted to non-employee Directors vest one year from the date of grant. All of the RSU awards are subject to accelerated vesting in the event of a Director’s death or disability or a change in control of the Company. Accelerated vesting for RSUs also occurs if a director retires from the Board after the age of 65 with at least five years of service as a Director.

Vested RSU awards are paid in shares of ArcBest Common Stock on the earlier to occur of the normal vesting date applicable to the award or the Director’s qualifying termination of service with the Company, unless payment is deferred by the Director under the provisions of the Ownership Incentive Plan.

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Miscellaneous Compensation Items

We typically provide transportation for Directors to attend Board meetings, pay for their hotel stays, and provide meals. Upon request, we may reimburse some or all of the cost of an educational conference and related travel.

Stock Ownership Policy for Non-Employee Directors

The Nominating/Corporate Governance Committee believes that the Directors should maintain a level of equity holdings in the Company that will further align their interests with those of the Company’s stockholders. The Board adopted a Stock Ownership Policy requiring Directors to own a minimum value of stock in the Company. For 2023, Directors were required to own shares with a total value equal to five times their total annual retainers. Directors are not permitted to sell any shares of Company stock (except to pay the taxes generated as a result of the vesting of equity grants) until they satisfy the stock ownership requirement, and then may only sell the shares that exceed the stock ownership requirement. RSUs (including unvested RSUs and RSUs that have vested but are deferred or subject to transfer restrictions) and stock owned outright count toward the stock ownership requirements.

The Nominating/Corporate Governance Committee reviews ownership levels annually. As of the review completed in 2023, all of the Directors have met their ownership requirements, except for Mr. Abbate who joined the Board in 2023 and must retain shares in accordance with the Stock Ownership Policy until he satisfies the stock ownership requirement.

2023 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the year ended December 31, 2023.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2,3)	All Other Compensation	Total
Salvatore A. Abbate	$85,000	$122,290	$-	$207,290
Eduardo F. Conrado(4)	100,000	122,290	-	222,290
Fredrik J. Eliasson	85,000	122,290	-	207,290
Michael P. Hogan	85,000	122,290	-	207,290
Kathleen D. McElligott(4)	105,000	122,290	-	227,290
Craig E. Philip	85,000	122,290	-	207,290
Steven L. Spinner(5)	115,000	122,290	-	237,290
Janice E. Stipp(4)	110,000	122,290	-	232,290
(1)	Judy R. McReynolds, the Chairman, President and Chief Executive Officer of the Company, is not included in this table since she is an employee of the Company and thus received no compensation for her service as a Director. The compensation received by Ms. McReynolds as an officer of the Company is shown in the Summary Compensation Table on page 53.
(2)	Reflects the aggregate grant date fair value of RSU awards made during 2023, computed using the grant date fair value ($87.35 per share), in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) determined without regard to estimated forfeitures and adjusted for present value of dividends (to reflect that dividend equivalents are not paid with respect to unvested RSU awards). All non-employee Directors received an award of 1,400 RSUs under the Ownership Incentive Plan on May 5, 2023 (computed using a stated annual value of $125,000 and the grant date closing stock price of $87.82 per share, rounded to the nearest hundred shares). No dividends or dividend equivalents are paid to non-employee Directors on RSUs, except for RSUs that vest but are deferred by the Director under the terms of the plan. See Note M to the consolidated financial statements in the Company’s 2023 Annual Report for additional detail on share-based compensation.
(3)	As of December 31, 2023, each non-employee Director had the following aggregate number of RSUs outstanding, although only the value of the 2023 RSU award is provided in the Stock Awards column above.

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Name	Vested but Subject to Transfer Restrictions(i)	Unvested	Total RSUs Outstanding
Salvatore A. Abbate	-	1,400	1,400
Eduardo F. Conrado	19,500	1,400	20,900
Fredrik J. Eliasson	1,300	1,400	2,700
Michael P. Hogan	3,800	1,400	5,200
Kathleen D. McElligott	2,900	1,400	4,300
Craig E. Philip	-	1,400	1,400
Steven L. Spinner	-	1,400	1,400
Janice E. Stipp	-	1,400	1,400
(i) The balance in the Vested but Subject to Transfer Restrictions column includes shares deferred under the terms of the equity plan.
(4)	Committee Chairpersons during 2023: Ms. Stipp, Audit Committee and Qualified Legal Compliance Committee; Ms. McElligott, Compensation Committee; and Mr. Conrado, Nominating/Corporate Governance Committee.
(5)	Lead Independent Director during 2023: Mr. Spinner.

2024 Director Compensation Changes

In October 2023, Meridian conducted a review of director compensation, including compensation paid to directors of the Company’s executive compensation peer group as well as compensation paid to directors of similarly sized general industry companies. Following the review, the Nominating/Corporate Governance Committee increased the member annual retainer for 2024 from $85,000 to $95,000 and the target equity grant value from $125,000 to $145,000. The increases were made to align the Company’s director compensation with the 50th percentile of our peer group and similarly sized general industry companies. For more information about our peer group, see “Peer Group” on page 41.

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EXECUTIVE OFFICERS OF THE COMPANY

We would like to introduce the current executive officers of the Company and its subsidiary, ABF Freight System, Inc. There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

JUDY R. MCREYNOLDS, age 61, is Chairman, President and Chief Executive Officer and a Director of the Company. Her full biography appears above under “Directors of the Company.”

CHRISTOPHER A. ADKINS, age 34, was named Vice President of Yield Strategy and Management in June 2023 after serving as Vice President of Yield Strategy and Analytics since January 2022. Previously, he served as Director of Yield Strategy from October 2020 to December 2021. He joined the company in 2012 as a Pricing Analyst and has served in various leadership roles, including Manager of Engineering and Technology, before becoming Director of Yield Strategy. Christopher holds a bachelor’s degree in industrial engineering from the University of Arkansas.

DENNIS L. ANDERSON II, age 43, was named Chief Strategy Officer in March 2023, after serving as Chief Customer Officer from April 2020 to March 2023. Prior to that, he was Chief Customer Experience Officer from January 2017 through March 2020. Mr. Anderson was Vice President —Strategy from February 2014 through December 2016. Prior to that, Mr. Anderson served as Director of Strategy from June 2011 through January 2014. For ABF Freight, Mr. Anderson was Senior Pricing Analyst for three years and Manager of Pricing after that. He holds a bachelor’s degree in industrial engineering from the University of Arkansas.

J. MATTHEW BEASLEY, age 45, was named Chief Financial Officer in May 2023. Mr. Beasley joined the Company in 2022 and served as Vice President and Treasurer until his promotion in May 2023. Prior to joining the Company, Mr. Beasley served at Enable Midstream Partners and its predecessor companies from 2007 to 2021, including in senior-level finance roles. He holds a bachelor’s degree in finance and management information systems from the University of Tulsa and an MBA from St. Edward’s University. Additionally, Mr. Beasley is a CFA charterholder.

ERIN K. GATTIS, age 49, has been Chief Human Resources Officer since July 2016. She previously served as Vice President — Human Resources from October 2011 through June 2016, Chief of Staff from January 2010 through September 2011, and Manager of Retirement Services & Executive Compensation from August 2006 through December 2009. She joined the Company in 1999 and between 1999 and 2006 worked for both the Company and ABF Freight as a Retirement Specialist, Benefits Analyst, Supervisor of Executive Compensation and Manager of Executive Compensation. She holds a bachelor’s degree in economics and finance from Arkansas Tech University. Ms. Gattis has a Senior Professional in Human Resources (SPHR) and SHRM–SCP certification.

MICHAEL R. JOHNS, age 65, has been Chief Legal Officer and Corporate Secretary since January 2023, a title he assumed after serving as Vice President — General Counsel and Corporate Secretary from April 2007 to December 2022. For sixteen years before joining the Company, he was a partner in the law firm of Dover Dixon Horne PLLC in Little Rock, Arkansas. Mr. Johns was a practicing attorney in two other Little Rock law firms for seven years, including Rose Law Firm, prior to 1991. He is a member of the American Bar Association, Sebastian County Bar Association, and Arkansas Society of Certified Public Accountants. He is a Certified Public Accountant and holds a bachelor’s degree from the University of Arkansas and a law degree from Southern Methodist University.

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STEVEN LEONARD, age 49, was named Chief Commercial Officer and President, Asset-Light Logistics in March 2023, after serving as Chief Sales and Customer Engagement Officer from April 2020 to March 2023. Mr. Leonard previously served as Vice President — Customer Solutions from January 2017 through March 2020. He previously served as Vice President — Global Forwarding for the Company’s subsidiary, Panther Premium Logistics®, from November 2014 through December 2016. Mr. Leonard joined the Company in 2001 as a quotation analyst for ArcBest brand U Pack®, and has held positions that include Manager of Quotation Services, Manager of TimeKeeper Pricing, Director of Strategic Planning, and Divisional Vice President. He holds a bachelor’s degree in business administration from the University of Arkansas.

MICHAEL E. NEWCITY, age 54, has been Senior Vice President — Chief Innovation Officer for the Company, and President of the Company’s subsidiary ArcBest Technologies, Inc., since January 2015. He previously served the Company as Chief Financial Officer and Chief Information Officer from August 2013 through December 2014, Vice President — Chief Financial Officer from June 2010 through July 2013, and Director — Economic Analysis from November 2007 through May 2010. Prior to that he served as Director — E-Systems & Emerging Technologies for ABF Freight for two years, and in several managerial positions with ABF Freight that spanned marketing, information technology and business development for over five years. He began his career with the Company in 1993 at its subsidiary, ArcBest Technologies, Inc., leading e-commerce development initiatives for six years. Mr. Newcity holds a bachelor’s degree in computer information systems from the University of Arkansas and a master’s degree from the Walton College at the University of Arkansas.

SETH RUNSER, age 39, has been President of ABF Freight since July 2021. He previously served the Company as ABF Vice President — Linehaul Operations from August 2019 to February 2021 and as Chief Operating Officer from February through June 2021. Prior to that he served as Regional Vice President — Operations from March 2016 to July 2019. Mr. Runser joined the company in 2007, as a management trainee and served in various roles including operations supervisor, regional training specialist and service center manager prior to his promotion to Regional Vice President — Operations in 2016. Mr. Runser is an Arkansas Trucking Association board member and holds a bachelor’s degree in marketing from Kent State University.

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) describes our executive compensation programs and the compensation decisions made during the year regarding our Named Executive Officers. The Board’s Compensation Committee (the “Compensation Committee” or “Committee”) determines compensation and reviews, approves, and oversees the administration of plans and programs for our Named Executive Officers. This discussion should be read in conjunction with the compensation tables and other disclosures that begin on page 53.

The Named Executive Officers for 2023 were:

Name	Title
Judy R. McReynolds	ArcBest Chairman, President and Chief Executive Officer
J. Matthew Beasley	ArcBest Chief Financial Officer
Seth K. Runser	ABF Freight President
Dennis L. Anderson II	ArcBest Chief Strategy Officer
Michael E. Newcity	ArcBest Chief Innovation Officer and ArcBest Technologies President
David R. Cobb(1)	Former ArcBest Chief Financial Officer
(1)	As previously reported, on December 6, 2022, Mr. Cobb informed the Company that he would retire in October 2023, and Mr. Beasley assumed the role of Chief Financial Officer effective May 14, 2023.

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Executive Summary

Company Performance

The table below summarizes our key 2023 and 2022 financial results.

In 2023, we faced a challenging logistics environment, but we stayed focused on our customers and our business. We successfully renewed a five-year labor agreement, capitalized on the disruptions in our industry, and launched the innovative Vaux™ freight movement technology. Our people were the key to our success, as they delivered best-in-class customer experience and leading-edge solutions.

Here are some other highlights from the year:

■	We generated the second-highest annual revenue in our history.
■	We created long-term value for our shareholders, returning over $100 million through dividends and buybacks, and achieving a 72% total shareholder return and a $120.21 year-end stock price.
■	We improved our Asset Based operating ratio in the second half of the year through strategic cost-reduction initiatives and providing transportation solutions for our customers amid market disruption.
■	We aligned our business with our growth strategy by divesting FleetNet America for $100 million.
■	We grew our Asset Light shipment volume and improved our productivity metrics.
■	We received recognition from Fast Company and TIME for the Vaux Freight Movement System™ as one of the year’s best inventions.

In 2023, our consolidated revenues from continuing operations totaled $4.4 billion, a decrease of 12% from the 2022 record-setting year. Revenues of our Asset-Based segment totaled $2.9 billion, a decrease of 5%, and revenues of our Asset-Light segment were $1.7 billion, a decrease of 21% from 2022. The revenue decline is primarily attributable to lower market rates for shipping and logistics services in a softer market environment with more available capacity. Our operating ratio, which is expressed as a percentage of revenues from continuing operations, was 96.1%, a change of 3.9 percentage points as compared to our previous record operating results in 2022, primarily due to lower revenue levels and lower margins. Our 2023 results also reflect cost-saving actions, revenue optimization initiatives, improvements in network efficiency and delivering integrated solutions to meet our customers’ needs in a changing freight market.

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Executive Compensation Relative to Company Performance

Our executive compensation program provides a strong relationship between pay and Company performance.

The annual cash incentive for 2023 was based on operating income (adjusted) (“Adjusted Operating Income”) and Return on Capital Employed (adjusted) (“Adjusted ROCE”). As outlined further in “Annual Cash Incentive Compensation” on the following pages, Adjusted Operating Income was below target and Adjusted ROCE exceeded the maximum performance amounts in 2023, resulting in a payout of 162.75% of the target incentive opportunity and a decrease in total cash compensation for our Named Executive Officers in 2023 compared to 2022.

Our performance over the long term also reflects the strong pay-for-performance structure of our incentive compensation program for our executives. The 2021-2023 cash long-term incentive compensation plan (“C-LTIP”) was based on Total Shareholder Return (“TSR”) compared to our peer group and pre-established Adjusted ROCE goals. Actual Company performance generated a maximum payout of 250% of the target incentive opportunity under the 2021-2023 plan, as outlined further below in “Long-Term Incentive Compensation.”

For more information regarding our pay-for-performance philosophy, we encourage you to review the remainder of our CD&A, including the sections titled “Compensation Philosophy and Objectives” and “Alignment of Cash Incentive Payouts with Operating Income”, as well as our “Pay Versus Performance” table on page 67, which we are providing as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

Overview of our Compensation Program

The primary elements of direct compensation awarded to the Named Executive Officers are shown below.

	Compensation Element	How Paid	Features	For More Information
FIXED	Base salary	Cash	Reviewed annually and reflects executive’s experience, the scope and complexity of the executive’s position, current objectives and responsibilities, internal equity, the executive’s performance, retention needs, and market factors	Page 42
AT RISK (variable)	Annual incentive (AIP)	Cash	Based on annual goals for Adjusted Operating Income and Adjusted ROCE, weighted equally	Page 43
AT RISK (variable)	Long-term incentive	Cash (C-LTIP) (50% of target)	Based on three-year goals for Adjusted ROCE and relative TSR, weighted equally	Page 45
		Time-vested RSUs (50% of target)	Vest pro-rata over three years following grant date	Page 46

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Key Compensation Governance Policies

The Compensation Committee continually reviews the Company’s executive compensation program to ensure our practices promote stockholders’ best interests. Some of our key policies are summarized below.

What We Do:
We tie pay to performance. The majority of executive pay is at risk.
Half (50%) of the long-term incentive value granted to Named Executive Officers is contingent on the Company’s performance over a 3-year period.
We use three-year ratable vesting for our restricted stock units to encourage retention and a long-term perspective.
Named Executive Officers and Directors are subject to significant stock ownership requirements.
We have caps on both the annual incentive and long-term incentive payouts.
We have a robust clawback policy that goes beyond the minimum requirements under the Nasdaq listing standards.
We conduct annual risk assessments of our compensation plans.
We have an independent Compensation Committee.
The Compensation Committee has an independent compensation consultant.
We benchmark our compensation practices to peers with which we compete for talent.
What We Don’t Do:
NO tax gross-up payments for any amounts considered excess parachute payments.
NO single-trigger payments upon a change in control.
NO excessive perquisites.
NO hedging or pledging of Company stock.
NO employment agreements with our Named Executive Officers.
NO re-pricing of stock options without stockholder approval.
NO guaranteed bonuses.

Compensation Philosophy and Objectives

The primary objectives of the Company’s executive compensation program are to:

■	attract and retain highly qualified executives;
■	motivate the Company’s leaders to work together as a team to deliver superior business performance;
■	encourage balance between short-term results and the long-term strategic decisions needed to ensure sustained business performance over time; and
■	ensure that the interests and risk tolerance of the Company’s leaders are closely aligned with those of our stockholders.

As discussed in the sections that follow, we use a variety of compensation vehicles to reflect this compensation philosophy and meet the Company’s objectives. The Compensation Committee does not prescribe a targeted allocation for the various compensation components. Both internal and external influences on our compensation program fluctuate periodically, and we believe it is in the best interest of the Company, our stockholders, and the Named Executive Officers for the Committee to have the flexibility to design a compensation program appropriate to the current market environment and the Company’s goals.

Our compensation program is designed to retain and secure the continued leadership of our existing managerial talent as well as to attract future leaders for the Company. The majority of our Named Executive Officers are long-term employees of the Company resulting in a management team that is very knowledgeable about the Company and the transportation industry. This experience is extremely valuable, and our executives can be targets for recruitment by other companies, especially in the transportation and logistics industry. Other factors we consider when determining executive compensation include scope and complexity of the position, current objectives and responsibilities, internal equity, relative compensation within the peer group, and the executive’s performance.

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2023 At Risk vs. Fixed Compensation

One of the primary considerations in implementing our compensation philosophy and objectives is striking the proper balance between fixed and at-risk (variable) compensation. Fixed compensation ensures that an executive receives a minimum level of pay irrespective of Company performance, which is important for retention and risk reduction. Variable compensation ties the executive’s compensation to Company performance, aligning the executive’s interests with those of the Company’s stockholders. The following charts show the significant portion of the Named Executive Officers’ 2023 target compensation that was at risk based on either reaching certain performance goals or the value of the Company’s Common Stock.

Alignment of Cash Incentive Payouts with Operating Income

Our executive compensation program aims to achieve a strong relationship between pay and Company performance. In establishing compensation for our Named Executive Officers, the Compensation Committee reviews the historical trend of the average annual incentive payout and long-term incentive payout in a given year, as compared to the Company’s operating income. The following charts illustrate the respective trends of average annual incentive payouts and long-term incentive payouts to Named Executive Officers as compared to operating income over a ten-year period. Correlating cash incentive payments to improvements in operating income reinforces the Company’s emphasis on profitable growth and return on capital employed. For more information regarding pay for performance, see our “Pay Versus Performance” table on page 67, which we are providing as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

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Response to 2023 Say on Pay Vote

In 2023, the Company held its thirteenth annual stockholder advisory vote on the compensation paid to our Named Executive Officers, earning approximately 88% support. The Committee considered this support by stockholders as well as many other factors in evaluating the Company’s executive compensation programs. These factors include the alignment of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of data from a select group of peers. Based on these considerations, the Committee did not make any changes to our executive compensation program, policies or pay levels as a result of the 2023 say on pay advisory vote. The Committee and Company value feedback from our stockholders, and we will continue to consider this feedback when evaluating decisions regarding our executive compensation programs in the future.

Roles and Responsibilities in Determining Executive Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing and approving compensation levels and incentive plans for the Named Executive Officers. The Compensation Committee has determined and reviewed the value and forms of compensation for Named Executive Officers and other officers based on Committee members’ knowledge and experience, competitive market compensation information, periodic review and analysis from an independent compensation consultant, and management recommendations. The Committee approves salary levels, incentive plan performance metrics, performance goals, payout opportunities, equity award levels and terms, and the peer group used for market benchmarking. The Committee also evaluates the need for, and the provisions of, severance arrangements for the Named Executive Officers, reviews risks associated with compensation plans, and administers the Company’s clawback policy.

Role of the Independent Compensation Consultant

The Compensation Committee directly engages Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant. Meridian provided ongoing consulting assistance to the Compensation Committee throughout the year on areas such as compensation design, proxy disclosure, market trends, corporate governance practices, technical considerations and other matters. In particular, Meridian assisted the Committee by evaluating the Company’s compensation programs and award levels, participating in Committee meetings when requested, and reviewing Committee materials.

Other than executive and director compensation consulting to the Board, the Compensation Committee and the Nominating/Corporate Governance Committee, Meridian does not provide any other services to the Company. The Compensation Committee has the final authority to hire and terminate the independent compensation consultant and evaluates the consultant periodically. The Chair of the Compensation Committee approves the fees paid to the consultant. The Compensation Committee has assessed the independence of Meridian under SEC rules and concluded that Meridian’s work for the Board, the Compensation Committee and the Nominating/Corporate Governance Committee does not raise any conflict of interest.

The Company has retained Mercer LLC (“Mercer”) to provide additional consulting services at the request of management and to assist with management’s recommendations for selecting our peer group and executive compensation. Mercer primarily assists management with market analysis and proxy disclosure review. The Company has assessed the independence of Mercer under SEC rules and concluded that Mercer’s work for management does not raise any conflict of interest. At the Company’s request, Mercer conducted a compensation review for Named Executive Officers in July 2022. This study helped inform compensation decisions for 2023.

Role of Management

The Company’s Chairman, President and Chief Executive Officer, Chief Legal Officer and Corporate Secretary, and Chief Human Resources Officer are routinely invited to attend Compensation Committee meetings to provide analysis and recommendations on compensation issues and other matters the Committee is considering. At certain meetings, Ms. McReynolds presents pay recommendations for her direct reports. Ms. McReynolds does not make recommendations regarding her own compensation. No executive participates in discussions concerning his or her own pay or attends Committee executive sessions, except to the extent requested by the Committee.

Management formulates its recommendations on executive compensation with assistance from Mercer. The Committee considers management recommendations and discusses proposals with Meridian before making decisions on compensation awarded to the executives. The Committee believes these discussions provide valuable insight, but the Committee is solely responsible for approving all pay decisions for the Named Executive Officers.

The Compensation Committee delegates to management the implementation and record-keeping functions related to the various elements of compensation it has approved, to the extent permissible. The Committee may not and does not delegate its authority to review and determine the form or value of compensation for Named Executive Officers.

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Determining Appropriate Pay Levels

Total direct compensation for the Named Executive Officers is divided into two general categories: short-term cash compensation and long-term incentive compensation.

Although the Committee also reviews retirement, perquisites, and other benefits such as the 401(k) plan and health and welfare benefits, these benefits are not referenced against market data or used in determining direct compensation levels. For more information, see “Retirement and Other Benefits” and “Perquisites” in this CD&A.

Peer Group

The Committee compares the Company’s compensation levels with the compensation of executives at similar entities in our industry to determine whether our compensation is competitive. The peer group is also used to gauge the Company’s performance for relative TSR in the C-LTIP.

The peer group includes the companies with which we compete in the transportation and logistics industry and for executive talent. Each year, with input from Meridian, the Committee reviews our current peer group using criteria such as market capitalization and revenues. Management also makes recommendations for our peer group.

Our 2023 peer group for market comparison is the same peer group used in 2022 (as disclosed in the 2023 proxy statement), except that, in accordance with the terms of the C-LTIP plan, two companies were removed for 2023. In July 2023, following the acquisition of US Xpress Enterprises, Inc. (USX) by Knight-Swift Transportation Holdings, Inc. (also a peer group company), the Committee removed USX from the C-LTIP awards for the 2021-2023, 2022-2024 and 2023-2025 performance periods. In addition, in October 2023, as a result of its Chapter 11 bankruptcy and subsequent delisting from Nasdaq, the Committee removed Yellow Corporation from the C-LTIP awards for the 2021-2023, 2022-2024 and 2023-2025 performance periods.

Our peer group for 2023 is listed in the table below:

Company Name	Revenue in 2023 ($ millions)
ArcBest Corporation	4,427
Covenant Logistics Group, Inc.	1,104
Forward Air Corporation	1,371
Hub Group, Inc.	4,203
J.B. Hunt Transport Services, Inc.	12,830
Knight-Swift Transportation Holdings, Inc.	7,142
Landstar System, Inc.	5,303
Old Dominion Freight Line, Inc.	5,866
Saia, Inc.	2,881
Schneider National, Inc.	5,499
TFI International Inc.	7,521
Werner Enterprises, Inc.	3,283

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Peer Group and Industry Comparisons

Target total compensation and each pay component are designed to approximate the 50th percentile of the peer group, with actual pay outcomes that vary based on company performance. Although the Committee considers these market benchmarks, compensation for a given executive may further vary from market based on the executive’s experience, the scope and complexity of the executive’s position, the executive’s current objectives and responsibilities, internal equity, the executive’s performance, and retention needs.

In setting performance goals for the incentive plans, the Committee references the historical long-term ROCE of the S&P 500 companies. We believe inclusion of Adjusted ROCE as an incentive metric is an important factor in our performance and keeps our leadership focused on efficient capital deployment for both the short-term and the long-term, which increases the value of the Company to its stockholders. We believe the S&P 500 is an appropriate performance benchmark because it is a broad-based group of U.S. companies in leading industries and reflects the risk and return characteristics of the broader market on an ongoing basis. While the S&P 500 primarily includes companies that are larger than the Company, the performance of these companies reflects stable, well-managed organizations. The Committee believes that performance at or above the level of the S&P 500 companies is acceptable performance and worthy of performance-based incentive payments. In addition, for long-term incentives, the Company uses TSR relative to our industry peer group to more directly align the long-term cash incentive plan with shareholder value creation.

Components of Compensation

Base Salary

Base salary is a fixed component of compensation paid for performing specific job duties and functions. Base salary is an important component of compensation and is crucial to our ability to attract and retain key talent. The Compensation Committee reviews base salaries for Named Executive Officers and the other executive officers annually, considering the following:

■	the Company’s compensation philosophy and objectives, including consideration of the executive’s experience, the scope and complexity of the executive’s position, the executive’s current objectives and responsibilities, internal equity, the executive’s performance, and retention needs;
■	market analysis;
■	input from the Committee’s independent compensation consultant;
■	economic and inflationary factors;
■	the Company’s recent and historical financial performance;
■	the Company’s strategic plans;
■	the Company’s resources; and
■	the Chairman, President and Chief Executive Officer’s recommendations (regarding executives other than herself).

The Committee does not assign a specific weighting to any of these factors. In considering any increase in base salary, the Committee takes into account the effect such an increase would have on the Named Executive Officer’s potential annual incentive, because compensation under those awards is calculated based on a percentage of the individual’s base salary.

Based on the Committee’s annual review and the strong performance of the Named Executive Officer team, the Committee increased base salary levels for Ms. McReynolds and Messrs. Runser, Anderson, Newcity and Cobb effective January 1, 2023 to generally reflect the 50th percentile of the peer group. The following chart sets forth the base salaries for each Named Executive Officer for 2022 and 2023.

	Base Salary at December 31, 2022	Base Salary at December 31, 2023
Judy R. McReynolds	$ 848,720	$ 900,000
J. Matthew Beasley(1)	-	450,000
Seth K. Runser	437,750	475,000
Dennis L. Anderson II	413,751	430,301
Michael E. Newcity	415,396	432,012
David R. Cobb(2)	489,250	-
(1)	Mr. Beasley became Chief Financial Officer in May 2023. He was not serving as an executive officer as of December 31, 2022, and his salary at December 31, 2023, reflects the annualized base salary resulting from his mid-year role change. The amount of base salary actually earned by Mr. Beasley, taking into account the mid-year role change, is reported in the “Salary” column of the “Summary Compensation Table.”
(2)	Mr. Cobb retired from the Company in October 2023. His annual base salary at the time of his retirement was $508,820.

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Annual Cash Incentive Compensation

PERFORMANCE METRICS

The annual cash incentive for 2023 was based on the Company’s Adjusted Operating Income and Adjusted ROCE. As in prior years, the two performance metrics were equally weighted.

Adjusted Operating income represents operating income as reported in the Company’s consolidated financial statements, adjusted (if applicable to the covered period) to (i) add back (a) certain annual or long-term incentive compensation expenses, including AIP and C-LTIP, and (b) direct third-party acquisition expenses, and (ii) exclude (a) all revenue and expenses for businesses acquired during the measurement period, (b) any expenses resulting directly from reorganization and restructuring that are publicly disclosed, (c) any increases or decreases from certain extraordinary, unusual or non-recurring item as approved by the Compensation Committee, (d) any increases or decreases resulting from changes in accounting principles, (e) any losses from a discontinued operation, (f) any goodwill, other intangible asset, and lease-related impairment charges, and (g) any settlement and termination expenses (including withdrawal liabilities) relating to pension plans. The use of Adjusted Operating Income reinforces the Company’s emphasis on profitable growth.

Adjusted ROCE represents net income divided by average adjusted debt plus average equity for the measurement period, with net income, debt and equity adjusted (if applicable to the covered period) to (i) add back (a) certain after-tax annual or long-term incentive compensation expenses, including expenses related to the AIP and C-LTIP, and (b) after-tax direct third-party acquisition expenses, interest expense, and amortization of intangibles, and (ii) exclude (a) all revenue, expenses, and taxes from, and debt attributable to, businesses acquired during the measurement period, (b) any decreases in net income resulting directly from reorganization and restructuring expenses that are publicly disclosed, (c) any increases or decreases to ROCE resulting from any extraordinary, unusual or non-recurring items as approved by the Compensation Committee, (d) any increases or decreases in net income resulting from changes in accounting principles, (e) any losses from a discontinued operation, (f) the effect of changes in federal income tax law or regulations affecting reported results during the measurement period, (g) any goodwill, other intangible asset, and lease-related impairment charges, (h) any after-tax income from cash and short-term investments attributable to any reduction in average debt, and (i) any after-tax settlement and termination expenses (including withdrawal liabilities) relating to pension plans. As discussed earlier, the Committee and management believe that Adjusted ROCE keeps participants focused on the profitable use of Company resources, which increases the value of the Company to its stockholders. We use a historical average ROCE of the S&P 500, typically over a period of at least ten years, so the performance target does not reflect short-term market volatility.

TARGET AWARDS

Each Named Executive Officer’s target annual incentive opportunity is expressed as a percentage of base salary earned during the plan year. The following table shows the incentive targets for 2023. The annual incentive opportunities (as a percentage of base salary) for the Messrs. Anderson, Newcity and Cobb were unchanged from 2022, but the opportunities for Ms. McReynolds and Mr. Runser were increased from 100% to 110% and 70% to 75%, respectively, to generally reflect the 50th percentile of the peer group. Mr. Beasley’s annual incentive opportunity was increased from 40% to 65% in connection with his appointment as CFO in May 2023.

Annual Target Incentive (% of Base Salary)(1)
Judy R. McReynolds	110%
J. Matthew Beasley(2)	65%
Seth K. Runser	75%
Dennis L. Anderson II	65%
Michael E. Newcity	65%
David R. Cobb(3)	75%
(1)	The maximum total payout potential is 250% of the target incentive, assuming Company performance is at or above the maximum goal levels for Adjusted Operating Income and Adjusted ROCE.
(2)	Mr. Beasley became CFO in May 2023. His annual target incentive (as a percentage of base salary) reported in this table reflects only the target resulting from his mid-year role change. However, his actual target opportunity and payout amount, as reported in the “Performance Results” section below and the “Summary Compensation Table”, were calculated based on 40% of base salary earned for the period of January 1 through May 13, 2023, and 65% of base salary earned for the period of May 14 through December 31, 2023.
(3)	Mr. Cobb retired from the Company in October 2023. He remained eligible for the annual incentive opportunity under the terms of the AIP because he was a participant in the plan for more than ninety days during the plan year.

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PERFORMANCE GOALS

The following tables show the goals and associated payouts for the two performance metrics utilized for the 2023 annual incentive.

*	The payout earned for performance at levels between those indicated is calculated using straight-line interpolation, except that no payout is earned for performance below the Threshold performance levels.

PERFORMANCE RESULTS

Actual Adjusted Operating Income achieved for 2023 as measured under the annual cash incentive plan was $275.5 million, falling below the target performance amount, resulting in a payout of 25.5% for the Adjusted Operating Income portion of the annual incentive. Adjusted ROCE for the year was 20.1%, exceeding the maximum performance amount, resulting in a payout of 300% for the Adjusted ROCE portion of the annual incentive. Combining the two payouts, weighted 50% each, produced a total payout of 162.75% of the target incentive opportunity. Actual payouts for 2023 performance are shown below:

	2023 Target Annual Incentive Opportunity	2023 Actual Annual Incentive Plan Payout
Judy R. McReynolds	$990,000	$1,611,225
J. Matthew Beasley(1)	229,877	374,125
Seth K. Runser	356,250	579,797
Dennis L. Anderson II	279,696	455,205
Michael E. Newcity	280,808	457,014
David R. Cobb(2)	381,615	493,460
(1)	Mr. Beasley’s 2023 target opportunity reflects the sum of his AIP opportunities before and after he became CFO based on his annual target incentive (as a percentage of base salary) and base salary in effect during such periods.
(2)	In light of his retirement in October 2023, Mr. Cobb received a pro-rated portion of his annual incentive payout.

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Long-Term Incentive Compensation

TARGET AWARDS

Our long-term compensation target incentive opportunity consists of two components: (i) a three-year cash incentive opportunity (“2023-2025 C-LTIP”), and (ii) a time-vested RSU award. The following table shows the targets for long-term incentive compensation opportunities awarded in 2023 for the 2023-2025 C-LTIP and the 2023 RSU award.

	Total Long-Term Compensation Target Incentive Opportunity (Fixed Dollar Amount)	2023-2025 C-LTIP Target Value	2023 RSU Grant Value
Judy R. McReynolds	$2,500,000	$1,250,000	$1,250,000
J. Matthew Beasley(1)	390,000	90,000	300,000
Seth K. Runser	650,000	325,000	325,000
Dennis L. Anderson II	550,000	275,000	275,000
Michael E. Newcity	540,000	270,000	270,000
David R. Cobb(2)	400,000	400,000	-
(1)	Mr. Beasley’s 2023-2025 C-LTIP target value award reflects the value awarded for Mr. Beasley’s role prior to his becoming CFO in May 2023.
(2)	Because Mr. Cobb retired in October 2023, he did not complete at least twelve months of the performance period and, therefore, is not eligible to receive a payout under the 2023-2025 C-LTIP. He did not receive a 2023 RSU award.

The value of the long-term target incentive opportunity established for each Named Executive Officer was based, in large part, on the respective officers’ positions within the Company. Because half of the target award is delivered in the form of RSUs, the Committee also considers the number of shares available for grant, the number of previously granted awards currently outstanding, the burn rate, and potential shareholder dilution.

CASH LONG-TERM INCENTIVE COMPENSATION

The Committee has awarded cash long-term incentive opportunities since 2006. We have observed that these awards, which are exclusively performance-based, appropriately reward management and drive performance with respect to the Company’s key financial metrics. The three-year performance cycle encourages a long-term perspective, while the payout being driven by relative TSR and three-year average Adjusted ROCE incentivizes sustainable value creation relative to our peers along with profitability and capital efficiency. Using cash-based awards also mitigates the dilutive effect of solely offering long-term equity compensation. In February 2023, the Committee granted a three-year cash incentive award for the performance period from January 1, 2023 through December 31, 2025, using the same two metrics we have used in recent years: three-year average Adjusted ROCE and relative TSR, each weighted 50%.

Relative TSR rewards participants when the Company outperforms our peer group and directly aligns executives’ interests with shareholder value creation relative to our peers. The payout for the relative TSR component is based on the percentile rank of the Compounded Annual Growth Rate (“CAGR”) of our TSR relative to our peer group over the three-year measurement period. For these purposes, we calculate TSR as the annualized rate of return reflecting price appreciation between the beginning 60-day average share price (ending December 31 of the year immediately prior to the beginning of the measurement period) and the ending 60-day average share price (ending December 31 of the final year of the measurement period), adjusted for dividends paid and the compounding effect of reinvested dividends and any stock dividend on, dividend of or stock split or stock combination of, or any like change in, stock of the same class, for any change in the capital structure of the Company or a peer group company, or to exclude any peer group company that is no longer publicly traded. CAGR converts the total return into a value that indicates what the return was on an annual basis for the three-year period. For information on the performance peer group for the relative TSR component of the 2023-2025 cash long-term incentive plan, refer to page 41.

Adjusted ROCE for the three-year performance period measures the efficient use of corporate assets to create profitable growth and aligns executives’ interest with our profitability and appropriate employment of capital. As previously discussed, the Committee and management believe that Adjusted ROCE keeps participants focused on the profitable use of Company resources, which increases the value of the Company to its stockholders.

For the Adjusted ROCE component, the three-year average goal is based on historical averages for S&P 500 companies over longer periods of time, as discussed on page 43. For purposes of the 2023-2025 C-LTIP, Adjusted ROCE is defined substantially the same as Adjusted ROCE for the AIP, except that (i) after-tax annual incentive compensation expenses are not added back, and (ii) certain additional adjustments are made to reflect the multi-year performance period.

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The tables below show the goals and associated payout potential for the two performance metrics utilized for the 2023-2025 C-LTIP. Payments for the 2023-2025 C-LTIP, if any, will be made in early 2026. The maximum total payout potential is 250% of the target incentive, assuming Company performance is at or above the maximum goal levels for relative TSR and Adjusted ROCE.

Relative TSR	Payout Earned for Relative TSR (% of target earned)*	Adjusted ROCE % Achieved	Payout Earned for Adjusted ROCE (% of target earned)*
<25th percentile	0%	<9%	0%
25th percentile (threshold)	25%	9% (threshold)	50%
50th percentile	100%	14%	100%
≥75th percentile	200%	≥19%	300%
*	The payout earned for performance at levels between those indicated is calculated using straight-line interpolation, except there is no payout for performance below the threshold level.

LONG-TERM EQUITY INCENTIVE COMPENSATION

The Company grants RSU awards to help align the executives’ interests with those of our stockholders. In 2023, Named Executive Officers were granted time-vested RSUs as shown in the table below.

Named Executive Officer	RSU Target Grant Value	RSUs Granted in 2023(1)
Judy R. McReynolds	$1,250,000	14,200
J. Matthew Beasley	300,000	3,400
Seth K. Runser	325,000	3,700
Dennis L. Anderson II	275,000	3,100
Michael E. Newcity	270,000	3,100
David R. Cobb(2)	-	-
(1)	The number of RSUs granted is based on the target award value established by the Committee divided by the closing stock price of the Company’s Common Stock on the date of grant and rounded to the nearest 100 units.
(2)	Mr. Cobb did not receive a grant under the 2023 RSU award in light of his previously announced plan for early retirement in October 2023.

The Committee believes the award of RSUs with time-based vesting makes it easier for the Named Executive Officers to accumulate an equity interest in the Company and comply with our Stock Ownership Policy and also helps to retain key talent. RSUs granted in 2023 are subject to three-year ratable vesting, with one-third of the awards vesting on each of the first, second and third anniversaries of the grant date. Stock will be issued in settlement of the RSUs on the vesting dates, or earlier if the Named Executive Officer experiences a qualifying termination of employment. No dividends or dividend equivalents are paid to Named Executive Officers on RSUs. See “Outstanding Equity Awards at 2023 Fiscal Year-End” for additional information regarding these awards.

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C-LTIP Awards for the 2021-2023 Performance Period

The performance period for the 2021-2023 C-LTIP ended on December 31, 2023. The Company’s actual TSR percentile rank was 100th and three-year average Adjusted ROCE was 28.56%, both above the maximum performance levels, resulting in an aggregate payout of 250% of the target incentive opportunity, as reflected in the table below. The individual incentive targets were expressed as a fixed dollar value based, in large part, on the respective officers’ positions within the Company. The original performance payout targets for the 2021-2023 awards can be found in our proxy statement for our 2022 Annual Meeting of Stockholders.

	2021-2023 Target C-LTIP Opportunity	2021-2023 Actual C-LTIP Payout
Judy R. McReynolds	$ 1,000,000	$ 2,500,000
J. Matthew Beasley(1)	N/A	N/A
Seth K. Runser(2)	250,000	625,000
Dennis L. Anderson II	275,000	687,500
Michael E. Newcity	270,000	675,000
David R. Cobb	400,000	916,667
(1)	Mr. Beasley joined the Company in 2022, and did not receive an award under the 2021-2023 C-LTIP.
(2)	Mr. Runser was ABF Freight Chief Operating Officer at the time of the 2021-2023 C-LTIP award, and his target incentive opportunity was based on his position at that time.

Compensation Risk Assessment

Management has evaluated our compensation policies and practices, including our incentive plans, to determine whether any create risks that are reasonably likely to have a material adverse effect on the Company. The primary responsibility for this evaluation is assigned to the Company’s Risk Management Committee, which is made up of several members of senior management. Based on this evaluation, management concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Management’s evaluation, including the conclusions reached by the Risk Management Committee, was discussed with the Compensation Committee.

The information used by management and the Risk Management Committee and provided to the Compensation Committee included a framework of potential risk factors for certain compensation plans and identified how the Company’s existing processes and compensation programs mitigate those risks. Mitigating factors for potential risks included:

■	a combination of short- and long-term compensation;
■	a combination of equity- and cash-based compensation;
■	multiple performance metrics;
■	relative performance metrics;
■	robust financial control policies and audit practices;
■	caps for potential amounts earned under annual and long-term incentive plans;
■	a robust clawback policy that goes beyond the minimum requirements under the Nasdaq listing standards;
■	a prohibition against hedging transactions or pledging of shares;
■	multi-year vesting periods for equity awards;
■	stock ownership requirements for executive officers;
■	retention of an independent compensation consultant to advise the Compensation Committee;
■	approval of performance criteria and performance results by the Compensation Committee, which consists of only independent Directors; and
■	review of peer groups by an independent compensation consultant and the Compensation Committee.

The most recent risk management evaluation was provided to the Compensation Committee in February 2024. Based on the information provided and the Compensation Committee’s knowledge of the Company’s compensation policies and practices, the Compensation Committee agreed with management’s conclusion that the risks arising from our compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

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Compensation Program Changes for 2024

The Committee monitors and reviews the Company’s executive compensation programs on an ongoing basis. In December 2023, with the assistance of Meridian, the Committee evaluated the incentive plan structure, including program objectives, market comparisons, and compensation philosophy. Based on this review, the Committee approved the following adjustments to the Company’s executive incentive compensation plans beginning in 2024, to provide for increased focus on long-term performance and to further align with market practice:

■	Revised the performance metric weighting utilized in our AIP to 60% Adjusted Operating Income and 40% Adjusted ROCE (from equal weighting in 2023) and harmonized the maximum payout percentages for each performance metric to 250% (from 200% and 300%, respectively);
■	Revised the long-term incentive compensation weighting to 60% performance-based C-LTIP and 40% time-vested RSUs (from equal weighting in 2023); and
■	Revised the performance metric weighting utilized in our C-LTIP to 60% three-year average Adjusted ROCE and 40% Relative TSR (from equal weighting in 2023) and harmonized the maximum payout percentages for each performance metric to 250% (from 300% and 200%, respectively).

Other Compensation Policies

Ownership and Retention Policy

The Committee believes the Named Executive Officers should maintain meaningful equity holdings in the Company to align their interests with those of the Company’s other stockholders. The Board adopted a Stock Ownership Policy that requires Named Executive Officers to own stock with a value equal to or greater than a multiple of their base salary, as shown in the table below.

Position Title	Stock Ownership Multiple
ArcBest Chairman, President and CEO	5 x base salary
Other Named Executive Officers	3 x base salary

Participants are prohibited from selling any Company stock (except to pay the taxes generated by an equity grant vesting) until the ownership requirement is attained. Stock owned in a Company-sponsored retirement plan, RSUs, and stock owned outright all count toward the ownership requirement. Vested or unvested stock options or stock appreciation rights, unearned performance shares, and shares beneficially owned by the family members of the Named Executive Officers do not count toward the ownership requirement. The Committee reviews ownership levels annually. As of the most recent review in April 2023, all Named Executive Officers have met or exceeded their ownership multiple requirement, except for Mr. Beasley who became Chief Financial Officer in 2023 and must retain shares in accordance with the Stock Ownership Policy until he satisfies the stock ownership requirement.

The Nominating/Corporate Governance Committee administers the Stock Ownership Policy and considers changes related to employees as recommended by the Committee. The Nominating/Corporate Governance Committee reserves the right to amend or terminate this policy at any time or waive the restrictions for any individual in its sole discretion.

Pursuant to the Ownership Incentive Plan, any shares issued in the future upon exercise of a stock option or stock appreciation right (should any be granted under the plan) may not be sold before the earlier of (i) twelve months following the date of exercise and (ii) the date of termination of the applicable employee’s employment.

Equity Award Practices

The Company’s policy for granting equity awards states:

■	the Compensation Committee is responsible for granting equity-based compensation for employees;
■	the Compensation Committee establishes a fixed dollar value for each grant recipient;
■	the award dates for each grant are five business days following the Company’s applicable quarterly earnings release, unless a different date is approved by the Board;
■	the number of shares/units awarded will be based on the fixed dollar value established by the Compensation Committee divided by the closing price of the Company’s Common Stock on the specified award date and rounded to the nearest 100 shares, unless otherwise approved by the Board; and
■	any award that does not conform to these policy requirements must be approved by the Board.

CLAWBACKS

The Committee has implemented a policy for the “clawback” of any covered compensation awarded to any executive officer, including a Named Executive Officer, under certain circumstances. “Covered compensation” is broadly defined in this policy to include any cash, equity or equity-based award or payment, including incentive compensation, that is granted,

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awarded, vested, made to, received or earned by an executive officer.

Effective October 2, 2023, the Committee amended the clawback policy to comply with the new Nasdaq listing standards that implement the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to our executive officers. In accordance with these new rules, the policy requires the recoupment, reimbursement or forfeiture of any erroneously awarded incentive compensation (as defined in the policy and the new SEC rules) received by an executive officer if, regardless of any misconduct or fault, we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws.

In addition, the clawback policy allows for the recovery of covered compensation in the event of (i) an overpayment as the result of an error, including errors in determination of performance metric results or in the calculation of an officer’s covered compensation; or (ii) an act of misconduct by the officer. Under the policy, an “act of misconduct” means the officer (i) has committed an act of (a) gross misconduct or fraud in the performance of the officer’s duties to the Company or any Subsidiary, (b) embezzlement, fraud or dishonesty, (c) material theft or misappropriation of Company or subsidiary property, (d) nonpayment of any obligation owed to the Company or any subsidiary, (e) breach of fiduciary duty, or (f) violation of Company ethics policy or Code of Conduct, deliberate disregard of Company or subsidiary policies; (ii) is convicted of or enters into a guilty plea or plea of nolo contendere with regard to any felony or act of moral turpitude; (iii) makes an unauthorized disclosure of any Company or subsidiary trade secret or confidential information; (iv) solicits any employee or service provider to leave the employ or cease providing services to the Company or any subsidiary; (v) breaches any intellectual property or assignment of inventions covenant; (vi) engages in any conduct constituting unfair competition or breaches any non-competition agreement; (vii) induces any Company or subsidiary customer to breach a contract with the Company or any subsidiary or to cease doing business with the Company or any subsidiary; or (viii) induces any principal for whom the Company or any subsidiary acts as agent to terminate such agency relationship. In the event of an act of misconduct, the Committee can effect the cancellation of unvested or outstanding compensation previously granted or awarded to an executive officer.

ANTI-HEDGING AND PLEDGING POLICIES

All Company officers, including Named Executive Officers, and certain other employees, as well as non-employee Directors, are subject to the Insider Trading Policy, which prohibits certain transactions in the Company’s securities, including the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities. The Insider Trading Policy also prohibits monetization transactions, such as forward sale contracts (in which a stockholder continues to own the underlying security without having all the risks or rewards of ownership, executes a short-sale of Company securities, or “sells against the box”—failing to deliver sold securities), as well as any other hedging or pledging transaction involving the Company’s securities. This policy does not include ArcBest stock options exercised in accordance with the terms of the Company’s equity plan. The Company does not have any outstanding stock option awards.

Retirement and Other Benefits

The Named Executive Officers are eligible to participate in retirement and benefit programs as described below. The Committee believes the benefits provided by these programs continue to be important factors in attracting and retaining the overall officer group, including the Named Executive Officers.

Prior to 2009, the Company provided Named Executive Officers with the predominant portion of their long-term compensation through post-employment payments under the Supplemental Benefit Plan (the “SBP”) and Deferred Salary Agreements (“DSA”) described on page 59. All benefits under these plans have been frozen, and officers now receive a significant portion of their long-term compensation through the long-term incentive cash and equity compensation previously described. Ms. McReynolds is the only Named Executive Officer with a frozen SBP or DSA benefit. The other Named Executive Officers were promoted or hired after the freeze and therefore are not participants in those plans.

Following are the various benefit programs in which the Named Executive Officers have either active or frozen participation.

ACTIVE PLANS

401(k) and DC Retirement Plan

The Company maintains the ArcBest 401(k) and DC Retirement Plan for eligible non-contractual employees. The Named Executive Officers can participate in this plan on the same basis as all other eligible employees. The Company matches 50% of each employee’s contributions up to a maximum of 6% of the employee’s eligible earnings, subject to the Internal Revenue Service (“IRS”) annual compensation limit.

The Company also makes Discretionary Defined Contributions under the 401(k) and DC Retirement Plan, which are determined annually based on the Company’s operating results. The amount of the Discretionary Defined Contribution is based on a percentage of annual eligible compensation (as defined under the plan).

Health and Welfare Plans

The Company provides medical, dental, vision, life insurance and disability benefits to all eligible non-contractual employees. The Named Executive Officers can participate in these benefit plans on the same basis as all other eligible non-contractual employees.

Officer Life Insurance

Corporate officers and certain other subsidiary officers, including the Named Executive Officers, are provided with life insurance coverage of $1 million in the event they suffer accidental death while traveling on Company business.

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Post-Employment Supplemental Medical Policy (“Executive Medical Policy”)

Certain corporate officers and certain other subsidiary officers, including certain of the Named Executive Officers, and their eligible dependents have lifetime health coverage under the Company’s Executive Medical Policy following their termination of employment after age 55 with 10 years of service. The health coverage is provided through a fully insured third party-provided health plan. Eligible retired officers from age 55 to 60 pay a premium to the Company, equivalent to the then-current COBRA rate applicable to qualifying former employees. From age 60 to 65, a retired officer is required to reimburse the Company an amount equivalent to $250 per individual covered per month, up to a maximum of $500 per month. For retired officers age 65 and over, reduced premiums are charged by the Company for continued retiree coverage. New participants have not been added to the plan since 2017. All of our current Named Executive Officers (other than Mr. Beasley) are eligible participants.

The Executive Medical Policy provides that coverage will be forfeited if the officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company.

FROZEN PLANS

Supplemental Benefit Plan

Prior to 2010, the Company maintained a noncontributory, unfunded supplemental pension benefit plan (“SBP”) that supplemented benefits under the Company’s legacy Pension Plan. Under the SBP, the Company paid sums in addition to amounts payable under the Pension Plan to eligible officers, including eligible Named Executive Officers. The SBP has been frozen since December 31, 2009. Ms. McReynolds has a frozen benefit under the SBP. See “2023 Pension Benefits” for more information.

Deferred Salary Agreements

The Company has unfunded, noncontributory DSAs with certain of its officers. No Named Executive Officers are active participants in a DSA, but Ms. McReynolds has a frozen benefit under a DSA. See “2023 Pension Benefits” for more information.

PERQUISITES

Perquisites provided by the Company are generally limited to situations where there is some related business benefit to the Company, such as personal travel cost associated with spousal attendance at Company or industry events. See the “Summary Compensation Table” for a listing of the reportable perquisites for the Named Executive Officers.

Employment Agreements and Change in Control Provisions

None of our Named Executive Officers is party to an employment agreement with the Company. However, the Named Executive Officers do participate in the Amended and Restated 2012 Change in Control Plan (the “2012 Change in Control Plan”) for certain senior officers of the Company. The Board amended the plan in October 2022 to, among other things, clarify the treatment of outstanding equity awards upon a change in control. The Committee believes this plan serves the best interests of our stockholders since it is designed to help retain executives during uncertain times leading up to and immediately following a change in control. By providing fair compensation in the event of termination following a change in control, the plan is designed to allow the executives to reasonably evaluate potential actions without concern over how it may impact them financially.

The benefits under the 2012 Change in Control Plan are intended to provide the officer participants with a reasonable severance package that is based on the value the officers have created and is realized by the Company’s stockholders in the event of a change in control. The Company does not gross up for taxes a Named Executive Officer may owe on change in control benefits, including any excise taxes under Internal Revenue Code (“IRC”) Section 4999. Under the terms of the 2012 Change in Control Plan, a best-net calculation will be performed to determine whether change in control benefits due to the Named Executive Officers should be reduced (so no excise tax will be imposed) or should be paid in full (with any resulting excise taxes to be paid in full by the Named Executive Officer). See “Potential Payments upon Termination or Change in Control” for additional information regarding the provisions of the 2012 Change in Control Plan.

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Tax Considerations

Deductibility of Executive Compensation

Section 162(m) of the IRC limits the tax deductibility of annual compensation paid to certain executives to $1 million. As a result, the Company will not receive a federal income tax deduction for any compensation paid to its Named Executive Officers in excess of $1 million except to the extent awards, if any, are “grandfathered” under applicable exceptions. The Committee believes that stockholder interests are best served by not restricting its flexibility in structuring compensation programs, even if those programs result in non-deductible compensation expenses.

IRC Section 280G applies to payments made to executives of a company in connection with a change in control and prohibits the deduction of any “excess parachute payment.” Benefits payable under the 2012 Change in Control Plan, as well as accelerated vesting of equity awards and annual and long-term cash incentives, could result in “excess parachute payments” that are not deductible by the Company. For more information regarding amounts payable and benefits available upon the occurrence of certain changes in control, see “Executive Compensation — Potential Payments upon Termination or Change in Control.”

Non-Qualified Deferred Compensation

The Company designs and operates its nonqualified deferred compensation arrangements in a manner that is intended to be exempt or compliant with Section 409A of the IRC and the final regulations issued thereunder.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board that it be included in the Company’s 2023 Annual Report and the Company’s 2024 Proxy Statement.

Committee Members
Kathleen D. McElligott, Chair Salvatore A. Abbate Eduardo F. Conrado Michael P. Hogan

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members is an officer or employee or former officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors of any other entity, or the compensation committee of any other entity, that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee. Ms. McElligott, Messrs. Abbate and Conrado, and Dr. Philip served on the Compensation Committee in 2023.

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Summary Compensation Table

The following table sets forth compensation paid for the years indicated for our 2023 Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Judy R. McReynolds ArcBest Chairman, President and CEO	2023	$900,000	$1,227,732	$4,111,225	$9,464	$66,687	$6,315,108
	2022	848,720	1,230,566	4,271,800	16,127	63,680	6,430,893
	2021	824,000	990,774	4,132,412	10,485	48,618	6,006,289
J. Matthew Beasley ArcBest CFO	2023	395,926	293,964	374,125	-	23,100	1,087,115
	-	-	-	-	-	-	-
	-	-	-	-	-	-	-
Seth K. Runser ABF Freight President	2023	475,000	319,902	1,204,797	-	28,060	2,027,759
	2022	437,750	321,358	1,191,062	-	29,648	1,979,818
	-	-	-	-	-	-	-
Dennis L. Anderson II ArcBest Chief Strategy Officer	2023	430,301	268,026	1,142,705	-	28,218	1,869,250
	2022	413,751	266,492	1,197,345	-	29,763	1,907,351
	2021	401,700	269,421	1,228,424	-	29,074	1,928,619
Michael E. Newcity ArcBest Chief Innovation Officer, and ArcBest Technologies President	2023	432,012	268,026	1,132,014	-	23,280	1,855,332
	2022	415,396	266,492	1,337,518	-	24,580	2,043,986
	2021	403,297	269,421	1,317,286	-	23,380	2,013,384
David R. Cobb Former ArcBest CFO	2023	404,268	-	1,410,126	-	34,040	1,848,434
	2022	489,250	391,900	1,729,844	-	24,580	2,635,574
	2021	475,000	399,786	1,719,079	-	23,380	2,617,245

(1)	The amounts reflect the aggregate grant date fair value of RSU awards granted to the Named Executive Officers on May 5, 2023, under the Ownership Incentive Plan, computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures and adjusted for present value of dividends (to reflect that dividend equivalents are not paid with respect to RSU awards). The actual value realized by the officer as a result of these awards will vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. No dividends or dividend equivalents are paid to Named Executive Officers on RSUs. See Note M to the consolidated financial statements in the Company’s 2023 Annual Report for additional detail regarding share-based compensation.
(2)	Reflects cash compensation earned during 2023 from the annual incentive plan (“2023 AIP”), and cash compensation earned from the 2021-2023 cash long-term incentive plan (“2021-2023 C-LTIP”), each of which were paid in February 2024, as shown in the table below. AIP and C-LTIP awards earned are generally paid as soon as administratively practicable following the date the awards are calculated and approved, but no later than 75 days after the end of the measurement period to which the performance goals relate. See the “2023 Grants of Plan-Based Awards” table and the CD&A for additional information on the 2023 AIP and the 2021-2023 C-LTIP.

	McReynolds	Beasley	Runser	Anderson	Newcity	Cobb
2023 AIP	$1,611,225	$374,125	$579,797	$455,205	$457,014	$493,460
2021-2023 C-LTIP	2,500,000	-	625,000	687,500	675,000	916,667
Total	$4,111,225	$374,125	$1,204,797	$1,142,705	$1,132,014	$1,410,126

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(3)	Reflects the increase in actuarial present value during 2023 of each Named Executive Officer’s accumulated benefit under the Company’s legacy SBP and DSAs. The values reported are determined using the same assumptions as used by the Company for financial reporting purposes for the Company’s SBP and DSAs, except the payment date is assumed to be age 60 for the SBP rather than age 65. See “2023 Pension Benefits” for additional information on these plans. The 2023 change in actuarial present value by plan is as follows:

	McReynolds	Beasley	Runser	Anderson	Newcity	Cobb
Supplemental Benefit Plan	$-	$-	$-	$-	$-	$-
Deferred Salary Agreement	9,464	-	-	-	-	-
Total Increase	$9,464	$-	$-	$-	$-	$-

Earnings with respect to outstanding vested RSUs are not above market and are not included in this column. See “2023 Non-Qualified Deferred Compensation” for additional information on outstanding vested RSUs.

(4)	All Other Compensation for 2023 consists of the following:

	McReynolds	Beasley	Runser	Anderson	Newcity	Cobb
401(k) Company Match	$9,900	$9,900	$9,900	$9,900	$9,900	$9,900
DC Contribution	13,200	13,200	13,200	13,200	13,200	13,200
24-Hour Accidental Death Premiums(i)	180	-	-	180	180	180
Perquisites(ii)	33,461	-	-	-	-	-
Gross-Ups(iii)	9,946	-	4,960	4,938	-	-
Retirement Gift(iv)	-	-	-	-	-	10,760
Total Increase	$66,687	$23,100	$28,060	$28,218	$23,280	$34,040

(i)	The 24-hour accidental death benefit was closed to new participants before Messrs. Beasley and Runser were promoted to eligible roles; therefore, they do not receive this benefit.
(ii)	Perquisites values for Ms. McReynolds include expenses for spousal travel to Company or industry events and any related Company lost tax deduction resulting from the spouse accompanying the Named Executive Officer on a Company airplane. Ms. McReynolds’ perquisite value also includes limited personal use of Company aircraft. No other Named Executive Officer received perquisites in excess of $10,000 during 2023, and therefore no value is reported.
(iii)	Tax gross-ups for Ms. McReynolds and Messrs. Runser and Anderson are for gifts related to the Company’s annual President’s Club event, conference fees and expenses for a spouse accompanying the officer, and spousal travel on a Company airplane to a Company or industry event.
(iv)	The retirement gift for Mr. Cobb consisted of a retirement award upon his retirement in October 2023, and a legacy gift made by the Company in his name to a local charity in honor of his years of service to the Company.

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2023 Grants of Plan-Based Awards

The following table provides information related to non-equity and equity-based awards made to the Named Executive Officers for 2023.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2,3)			All Other Stock Awards
Name	Award Type(1)	Approval Date(2,3,4)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Judy R. McReynolds	AIP	2/20/2023	2/20/2023	$371,250	$990,000	$2,475,000
	C-LTIP	2/20/2023	2/20/2023	468,750	1,250,000	3,125,000
	RSU	4/19/2023	5/5/2023				14,200	$1,227,732
J. Matthew Beasley	AIP	2/20/2023	2/20/2023	86,204	229,877	574,693
	C-LTIP	2/20/2023	2/20/2023	33,750	90,000	225,000
	RSU	4/19/2023	5/5/2023				3,400	293,964
Seth K. Runser	AIP	2/20/2023	2/20/2023	133,594	356,250	890,625
	C-LTIP	2/20/2023	2/20/2023	121,875	325,000	812,500
	RSU	4/19/2023	5/5/2023				3,700	319,902
Dennis L. Anderson II	AIP	2/20/2023	2/20/2023	104,886	279,696	699,239
	C-LTIP	2/20/2023	2/20/2023	103,125	275,000	687,500
	RSU	4/19/2023	5/5/2023				3,100	268,026
Michael E. Newcity	AIP	2/20/2023	2/20/2023	105,303	280,808	702,019
	C-LTIP	2/20/2023	2/20/2023	101,250	270,000	675,000
	RSU	4/19/2023	5/5/2023				3,100	268,026
David R. Cobb(5)	AIP	2/20/2023	2/20/2023	143,106	381,615	954,038
	C-LTIP	2/20/2023	2/20/2023	150,000	400,000	1,000,000

(1)

Award Types:

AIP = annual incentive compensation under the ArcBest Corporation Executive Incentive Compensation Plan

RSU = restricted stock units granted under the Ownership Incentive Plan

C-LTIP = three-year cash long-term incentive compensation plan (2023-2025 performance period)

(2)	The performance criteria for the 2023 AIP award were approved by the Committee on February 20, 2023. Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column with respect to the 2023 AIP award represent the threshold, target and maximum payment levels of the 2023 AIP. The target amount reflected is calculated based on base salary earned in 2023, provided that Mr. Beasely’s target amount is the sum of his 2023 AIP opportunities before and after he became CFO based on his annual target incentive (as a percentage of base salary) and base salary in effect during such periods. Awards under the annual incentive plan are described in greater detail in “Compensation Discussion & Analysis — Components of Compensation — Annual Cash Incentive Compensation.” The actual amount of the AIP award paid for 2023 performance with respect to each Named Executive Officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(3)	The performance criteria for the 2023-2025 C-LTIP award were approved by the Committee on February 20, 2023. Amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represent the threshold, target and maximum payment levels with respect to C-LTIP awards granted in 2023. Awards under the cash long-term incentive compensation plan are described in greater detail in “Compensation Discussion & Analysis — Components of Compensation — Long-Term Incentive Compensation.”
(4)	The RSU award was approved by the Committee on April 19, 2023. As provided in the equity award policy, the grant date for the award was five business days following the first quarter’s earnings release. Value shown reflects the grant date fair value ($86.46 per share) of RSU awards made under the Ownership Incentive Plan on May 5, 2023, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures and adjusted for present value of dividends (which are not payable with respect to RSUs granted to Named Executive Officers). The 2023 RSUs are subject to three-year ratable vesting, with one-third of the awards vesting on each of the first, second and third anniversaries of the grant date, subject to early vesting if the participant experiences a qualifying termination from employment with the Company. The 2023 RSUs are described in greater detail in “Compensation Discussion & Analysis — Components of Compensation — Long-Term Incentive Compensation.”
(5)	Mr. Cobb was granted incentive opportunities under the 2023 AIP and 2023-2025 C-LTIP; however, because Mr. Cobb retired in October 2023, he did not complete at least twelve months of the performance period and, therefore, is not eligible to receive a payout under the 2023-2025 C-LTIP. He was eligible to receive and did receive a prorated payout under the AIP because he completed at least ninety (90) days of the performance period.

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Outstanding Equity Awards at 2023 Year-End

The following table provides information related to any equity-based awards outstanding for the Named Executive Officers, as of December 31, 2023:

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Judy R. McReynolds	05/12/2020(3)	3,525	$423,740
	05/11/2021(4)	1,267	152,306
	05/06/2022(5)	10,467	1,258,238
	05/05/2023(6)	14,200	1,706,982
J. Matthew Beasley	05/06/2022(5)	734	$88,234
	05/05/2023(6)	3,400	408,714
Seth K. Runser	05/12/2020(3)	8,400	$1,009,764
	05/11/2021(4)	3,700	444,777
	05/06/2022(5)	2,734	328,654
	05/05/2023(6)	3,700	444,777
Dennis L. Anderson II	05/12/2020(3)	13,500	$1,622,835
	05/11/2021(4)	3,100	372,651
	05/06/2022(5)	2,267	272,516
	05/05/2023(6)	3,100	372,651
Michael E. Newcity	05/12/2020(3)	13,300	$1,598,793
	05/11/2021(4)	3,100	372,651
	05/06/2022(5)	2,267	272,516
	05/05/2023(6)	3,100	372,651
David R. Cobb(7)	-	-	$-

(1)	Ms. McReynolds has attained early retirement eligibility in accordance with the terms of the RSU awards granted prior to 2022, resulting in pro rata vesting of such awards in an amount equal to (i) 1/48 of the RSU award each month for the award in 2020 (with full vesting on May 12, 2024), and (ii) 1/36 of the total number of shares each month for the award granted in 2021 (with full vesting on May 11, 2024).
(2)	Reflects the value of unvested RSUs as of December 31, 2023, awarded under the ArcBest Corporation Ownership Incentive Plan, as amended and restated, based on the closing market price of the Common Stock of $120.21 on December 29, 2023 (the last trading day of the year).
(3)	These RSU awards fully vest on May 12, 2024, the fourth anniversary of their grant date.
(4)	These RSU awards fully vest on May 11, 2024, the third anniversary of their grant date.
(5)	These RSU awards vest in three equal installments. The first installment vested and settled on May 6, 2023, and the remaining two installments will fully vest on May 6, 2024, and May 6, 2025, respectively.
(6)	These RSU awards vest in three equal installments on May 5, 2024, May 5, 2025, and May 5, 2026.
(7)	Mr. Cobb retired from the Company effective October 17, 2023, and accordingly, his RSUs that were not already vested at that time as a result of his early retirement eligibility were forfeited. See “2023 Option Exercises and Stock Vested” for information on the RSUs that vested in 2023.

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2023 Option Exercises and Stock Vested

The following table provides information related to RSUs that vested during 2023 for the Named Executive Officers. None of our Named Executive Officers held stock option awards during 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1,2)	Value Realized on Vesting ($)(3)
Judy R. McReynolds	21,867	$2,068,275
J. Matthew Beasley	366	32,142
Seth K. Runser	4,166	362,722
Dennis L. Anderson II	8,233	715,070
Michael E. Newcity	10,033	871,130
David R. Cobb	7,185	660,074

(1)	The 2019 RSU awards fully vested and settled on May 9, 2023. One-third of the 2022 RSU awards vested and settled on May 6, 2023. All of the shares issued for the 2019 RSU award at final vesting, and the pro-rata shares issued for the 2022 RSU award, are free of vesting and ownership restrictions. All shares owned by executive officers are subject to company-imposed restrictions that limit trading during periods when officers have material nonpublic information as well as the Company’s policy related to minimum stock ownership for executive officers, as discussed in the CD&A.
(2)	RSUs held by Ms. McReynolds and Mr. Cobb granted prior to 2022 were subject to monthly pro rata vesting in 2023 because Ms. McReynolds and Mr. Cobb had attained early retirement eligibility under the terms of the RSU awards. Awards that vest on a pro rata basis due to attainment of early retirement eligibility are not settled until the earlier of the original vesting date (four years from the grant date for awards in 2019 and 2020, and three years from the grant date for awards in 2021) or the date of a qualifying termination of employment. As such, while the value of all pro rata vesting in 2023 is reflected in the Option Exercises and Stock Vested table above and detailed in the table below, (i) Ms. McReynolds has not yet received the shares that vested in 2023 based on qualification for early retirement under awards that did not fully vest in 2023, and (ii) Mr. Cobb has not yet received the shares that vested in 2023, due to the six-month delay required for key employees pursuant to Section 409A of the IRC. Any remaining unvested shares under Mr. Cobb’s outstanding RSU awards were forfeited upon his early retirement. The table below includes RSU awards granted prior to 2022 that were subject to monthly pro rata vesting in 2023 due to early retirement eligibility, as well as the first tranche of Ms. McReynolds’ and Mr. Cobb’s 2022 RSUs that vested in 2023:

	McReynolds Vested in 2023	Cobb Vested in 2023
2019 RSU Award	2,259	908
2020 RSU Award	10,575	3,333
2021 RSU Award	3,800	1,278
2022 RSU Award (first tranche of three year ratable vesting)	5,233	1,666
Total vesting in 2023	21,867	7,185

(3)	Value realized on RSU vesting is equal to the closing market price of the Common Stock on the date of vesting multiplied by the number of shares that vest on that date.

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2023 Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023, with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved by Security Holders	725,433(1)	-	1,409,928
Equity Compensation Plans Not Approved By Security Holders	-	-	-
Total	725,433	-	1,409,928

(1)	This amount reflects outstanding RSU awards under the Amended and Restated ArcBest Corporation Ownership Incentive Plan (the “Plan”), which provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and performance award units. The Plan does not permit reload options. Pursuant to the Second Amendment to the Plan, approved by the Company’s stockholders on April 29, 2021, the aggregate number of shares that have been reserved for issuance pursuant to awards under the Plan is 4,874,500. No options have been granted under the Plan. The Compensation Committee administers the Plan.

2023 Pension Benefits

The following table illustrates the present value of the accumulated benefit as of December 31, 2023, under the SBP and DSA for the Named Executive Officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Judy R. McReynolds(1)	Supplemental Benefit Plan (SBP)	10.7	$ 424,470	-
	Deferred Salary Agreement (DSA)	10.7	167,203	-
J. Matthew Beasley(2)		-	-	-
Seth K. Runser(2)		-	-	-
Dennis L. Anderson II(2)		-	-	-
Michael E. Newcity(2)		-	-	-
David R. Cobb(2)		-	-	-

(1)	Ms. McReynolds elected to cease participation in the SBP and DSA, and the benefits were frozen effective January 31, 2008. Number of Years of Credited Service for the SBP and DSA was frozen based on her service as of the January 31, 2008 freeze date.
(2)	Messrs. Beasley, Runser, Anderson and Newcity were promoted to eligible roles, and Mr. Cobb was hired, after the SBP and DSA were closed to new entrants. As such, Messrs. Beasley, Runser, Anderson, Newcity and Cobb, are not eligible to participate in the SBP or DSA.
(3)	The actuarial present value of the accumulated benefits disclosed above is determined using the same assumptions as used by the Company for financial reporting purposes except the payment date is assumed to be age 60 for the SBP rather than age 65. Such assumptions are discussed in Note K to the Company’s consolidated financial statements in the 2023 Annual Report. The earliest date a benefit can be paid with no benefit reduction under the SBP is age 60. The payment date is assumed to be age 65 for the DSA, which is the earliest date a benefit can be paid with no benefit reduction.

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Supplemental Benefit Plan (frozen)

The SBP supplements benefits under the Company’s legacy non-contractual defined benefit pension plan (“Pension Plan”), which was terminated effective December 31, 2017, and fully liquidated as of December 31, 2019. The SBP was designed to replace benefit reductions (i) from various IRC limits and (ii) from reductions in the rate of benefit accruals from the Company’s 1985 pension formula. The SBP takes into account all eligible earnings under the Pension Plan without regard to IRC limitations. Participation in the SBP was generally limited to officers of the Company or ABF Freight, including certain Named Executive Officers. No new participants were permitted in the SBP after December 2005, and caps have been placed on the maximum benefits payable. Benefit accruals in the SBP were frozen for all remaining participants effective December 31, 2009.

Benefits under the SBP were calculated as an annuity and then converted to a lump sum. The Pension Plan benefit was then subtracted from the resulting lump sum to determine the SBP benefit.

The annuity formula for the ArcBest Supplemental Benefit Plan is:

1.0% x $400 x years of service + 2.0% x (FAP–$400) x years of service

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 6% per year for each year he or she retires prior to age 60.

Upon termination of employment, benefits are paid in a lump sum as soon as administratively feasible. Certain benefits must be delayed for six months for key employees as required by Section 409A of the IRC. Benefits are paid from the general assets of the Company.

Deferred Salary Agreements (frozen)

The Company has unfunded, noncontributory DSAs with certain of their officers, including certain Named Executive Officers. No DSA has been entered into since December 2005, and the Company does not intend to enter into these agreements in the future. For the existing DSAs, upon normal retirement (age 65), death or disability as defined in “Potential Payments upon Termination or Change in Control,” the DSA benefit is equal to 35% of the participant’s final monthly base salary paid monthly for 120 months. Upon termination of employment prior to age 65, the monthly benefit is equal to the participant’s years of service (with a maximum of 25 years) times 3% times 35% of the participant’s final monthly base salary. Benefit payments commence in the month following termination, except to the extent a portion of the benefit must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits are paid from the general assets of the Company.

The DSAs provide that in the event of a change in control of the Company, as defined in “Potential Payments upon Termination or Change in Control,” followed by the officer’s termination within 36 months for pre-2005 deferred salary accruals or within 24 months for post-2004 deferred salary accruals, all benefits become 100% vested. The DSA benefit will be paid as a lump sum within fifteen days, with the 120 monthly installments discounted at 6.22% as provided in the DSA, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits will be reduced to the extent required to avoid being classified as excess parachute payments under Section 280G of the IRC. Other than during a 36-month period following a change in control of the Company for benefits accrued and vested prior to 2005 or during a 24-month period following a change in control of the Company for benefits accrued and vested after 2004, any unpaid DSA benefit is subject to forfeiture if the participant is discharged for wrongful conduct injurious to the Company, or if, following the date of termination, the participant discloses confidential information relating to the Company to unauthorized persons or becomes employed or renders services to a competitor of the Company.

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 2023 Non-Qualified Deferred Compensation

The following table shows the Named Executive Officers’ deferred compensation activity during 2023 with respect to outstanding vested RSUs. The vesting and settlement terms applicable to RSUs are described previously in “Compensation Discussion & Analysis — Components of Compensation — Long-Term Incentive Compensation,” footnote (4) to the “2023 Grants of Plan-Based Awards Table” section and in footnote (1) to the “Outstanding Equity Awards at 2023 Year-End” table.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(4,5)
Judy R. McReynolds	$1,406,556	$-	$2,453,714	$195,855	$5,879,231
J. Matthew Beasley	-	-	-	-	-
Seth K. Runser	-	-	-	-	-
Dennis L. Anderson II	-	-	-	-	-
Michael E. Newcity	-	-	-	-	-
David R. Cobb	432,458	-	894,682	78,724	2,143,705

(1)	The executive contribution amount represents the value realized on vesting of all RSUs that vested during 2023 due to early retirement eligibility, as previously reported in the “2023 Option Exercises and Stock Vested” table.
(2)	The earnings amount represents an estimate of annual earnings (or losses) with respect to vested but unsettled RSUs and is based on the difference in closing market price of the Common Stock of $70.04 as of December 30, 2022 (the last trading day of the year), and $120.21 as of December 29, 2023 (the last trading day of the year), multiplied by the number of vested RSUs as of December 31, 2023, described in footnote (4) below.
(3)	The value in the Aggregate Withdrawals/Distributions column represents the value of the 2019 RSU awards that fully vested and were settled on May 9, 2023. The value for the 2019 RSU awards is based on the closing market price of Common Stock of $86.70 on the settlement date, and includes 2,259 RSUs for Ms. McReynolds and 908 RSUs for Mr. Cobb.
(4)	Includes the value associated with 48,908 vested but unsettled RSUs for Ms. McReynolds, and 17,833 vested but unsettled RSUs for Mr. Cobb. The issuance of Mr. Cobb’s vested shares due to early retirement is delayed for six months pursuant to Section 409A of the IRC. The value is based on the closing market price of the Common Stock of $120.21 on December 29, 2023 (the last trading day of the year). RSUs that vested during 2023 are reported in the “2023 Option Exercises and Stock Vested” table.
(5)	The aggregate grant date fair value with respect to RSUs in prior years (2020-2021), including those previously reported in the “Summary Compensation Table,” are set forth in the table below. To the extent those previously-awarded RSUs have become vested but remain unsettled under the 2020 and 2021 awards, the value associated with those RSUs as of December 31, 2023 (calculated as described in footnote (4) above) is reported in the “Aggregate Balance at Last Fiscal Year End” column above. The 2022 and 2023 RSU awards are subject to three-year ratable vesting, and there are no vested but unsettled RSUs as a result of early retirement eligibility.

	McReynolds	Cobb
2020 RSU Grant Date Fair Value	806,238	304,960
2021 RSU Grant Date Fair Value	990,774	399,786
Total	$1,797,012	$704,746

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Potential Payments upon Termination or Change in Control

The Company does not have any employment contracts or severance arrangements with any Named Executive Officer that provide for payments in connection with a termination of employment or a change in control, other than the applicable termination provisions contained within the various arrangements discussed elsewhere in this Proxy Statement.

The termination and change in control provisions existing as of December 31, 2023, are described below and quantified in the table on page 64. All payments are assumed to be made in accordance with the six-month delay for key employees as required by Section 409A of the IRC, where applicable.

Potential Payments upon Termination

When a Named Executive Officer’s employment with the Company terminates, the officer is entitled to receive compensation and other benefits earned during the term of his or her employment (subject to the clawback policy), including the following:

■	Accrued vacation;
■	Amounts earned but not yet paid under the annual incentive plan (“AIP”) and cash long-term incentive compensation plan (“C-LTIP”) (see the “Summary Compensation Table” section for amounts earned in 2023);
■	DSA benefit earned as of the DSA freeze date, paid monthly over 120 months (see the “2023 Pension Benefits” table for present value as of December 31, 2023, and more information regarding DSAs); and
■	SBP benefit earned as of the SBP freeze date, distributed as a lump sum (see “2023 Pension Benefits” table for values).

Except in the case of early retirement, normal retirement, death or disability, as further described below, participants in (i) the AIP generally must be employed on the payment date in order to receive payment of their earned AIP awards and (ii) the C-LTIP must remain employed through the end of the measurement period in order to receive payment of any earned C-LTIP award, in each case unless the Committee, in its discretion, decides that a prorated award should be paid. Payment of a prorated incentive, if any, is made at the end of the measurement period and based upon actual performance results.

Potential Payments upon Early Retirement

In the event a Named Executive Officer terminates and is eligible for early retirement, the officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination.” Early retirement is generally defined as termination of employment after reaching at least age 55 with 10 years of service, but before age 65.

■	Vesting and settlement of a pro rata number of RSUs granted prior to 2022 based on the number of whole months elapsed since the award date if there has elapsed a minimum of 12 months since the award date (see “2023 Non-Qualified Deferred Compensation” table for values related to our early retirement-eligible Named Executive Officers); remaining unvested RSUs are forfeited, including unvested RSUs under the 2022 and 2023 awards, which are not subject to pro-rata vesting due to early retirement eligibility;

■	For eligible officers, executive medical coverage, with the retired officer responsible for paying a monthly premium amount equal to the then-current COBRA rate until age 60. All retirees are responsible for paying a premium equivalent to $250 per individual covered, up to a maximum of $500, from age 60 to 65, and a reduced monthly premium after age 65; and

■	A pro rata benefit under the C-LTIP and under the AIP based on actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months of the measurement period under the C-LTIP, and (b) 90 days of the measurement period under the AIP, respectively. Any pro rata payment earned will not be paid until the end of the measurement period for the plan.

Potential Payments upon Normal Retirement, Death or Disability

In the event of a Named Executive Officer’s termination due to his or her normal retirement, death or disability, the officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination.” Under the Company’s plans, normal retirement is generally defined as termination of employment on or after attaining age 65, and disability is generally determined to have occurred if the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months.

■	Full vesting and settlement of all RSUs;

■	For eligible officers, executive medical coverage, with the retired officer (or his or her eligible dependents) responsible for paying a reduced monthly premium after age 65; and

■	A pro rata benefit under the C-LTIP and under the AIP based on actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months of the measurement period under the C-LTIP, and (b) 90 days of the measurement period under the AIP, respectively. Any pro rata payment earned will not be paid until the end of the measurement period for the plan.

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Potential Payments upon Termination After a Change in Control

Subject to the terms of the Amended and Restated 2012 Change in Control Plan, as amended (the “Change in Control Plan”), in the event of a change in control of the Company, if termination of a Named Executive Officer occurs within 24 months of the change in control for “good reason” or without “cause” (as such terms are defined in the Change in Control Plan), the Named Executive Officer will be entitled to the following, in addition to the items identified in “Potential Payments upon Termination”:

■	RSUs become fully vested as of the termination date and will be distributed as soon as administratively possible;

■	For annual awards that have not yet reached the end of the measurement period, a prorated benefit under the AIP based on the number of whole months completed during the applicable measurement period through the termination date;

■	For C-LTIP awards that have not yet reached the end of the measurement period, a prorated benefit under the plan based on the number of whole months completed during the applicable measurement period through the termination date; amounts payable pursuant to such awards are computed and paid in the normal course of business and pursuant to the terms of the applicable plan after the end of the measurement period;

■	Under the DSA, if termination of the Named Executive Officer occurs within 36 months of the change in control for benefits accrued and vested prior to 2005 and within 24 months of the change in control for benefits accrued and vested after 2004, the officer becomes 100% vested in the DSA benefit and the benefit is distributed as a lump sum;

■	A lump sum cash payment equal to 24 months of the then-current COBRA rate to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer immediately prior to the date of termination (“Medical Premiums”); and

■	A lump sum cash payment equal to either (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, or (B) for the other Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs (“Cash Severance”).

“Change in Control” under the Company’s plans is generally defined as the earliest date on which any of the following events shall occur:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of the Company’s Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) below.

(ii)	In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the applicable agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the outstanding shares of the Company’s Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding shares of the Company’s Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of Common Stock of the Resulting Corporation or the combined voting power of the then-outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the

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members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination.

(iv)	The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) above.

(v)	A complete liquidation or dissolution of the Company.

“Good Reason” under the Company’s arrangements is generally defined as (i) any material and adverse diminution in the Named Executive Officer’s title, duties or responsibilities; (ii) a reduction in the Named Executive Officer’s base salary or employee benefits (including reducing the Named Executive Officer’s level of participation or target bonus award opportunity in the Company’s incentive compensation plans); or (iii) a relocation of the Named Executive Officer’s principal place of employment by more than 50 miles without the prior consent of the Named Executive Officer.

“Cause” under the Company’s arrangements is generally defined as the Named Executive Officer’s (i) gross misconduct or fraud in the performance of a Named Executive Officer’s duties to the Company or any subsidiary; (ii) conviction or guilty plea or plea of nolo contendere with respect to any felony or act of moral turpitude; (iii) engaging in any material act of theft or material misappropriation of Company property; or (iv) breach of the Company’s Code of Conduct as such code may be revised from time to time.

The Change in Control Plan provides that, unless outstanding equity awards are substituted, assumed, or continued by the successor to the Company with awards that have an equivalent (or greater) intrinsic value compared to the outstanding awards, such awards will become fully vested, settled and paid upon the occurrence of a change in control (with any outstanding performance-based awards being vested, settled and paid at a partial or full level based on the actual attainment of performance goals or, if not determinable, on a pro rata basis based on the assumed attainment of the target performance goals). If the equity awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he or she shall become vested as of the termination date in any unvested equity awards.

If amounts payable to a Named Executive Officer under the Change in Control Plan (or pursuant to any other arrangement or agreement with the Company) exceed the amount allowed under section 280G of the IRC and would be subject to the excise tax imposed by section 4999 of the IRC, then, prior to the making of any payments to a Named Executive Officer, the Change in Control Plan provides that a best-net calculation will be made comparing (i) the before income tax net benefit to the Named Executive Officer of the payments after payment of the excise tax to (ii) the before income tax net benefit to the Named Executive Officer if the payments are reduced to the extent necessary to avoid being subject to the excise tax (the “Best Net Calculation”). If the amount calculated under (i) is less than the amount calculated under (ii) in the preceding sentence, then the payments will be reduced to the extent necessary to avoid being subject to the excise tax.

Restrictive Covenants

Under the DSA, no unpaid benefit will be paid if the Named Executive Officer is discharged for wrongful conduct injurious to the Company, if the Named Executive Officer discloses confidential information relating to the Company or if the Named Executive Officer becomes employed by or renders service to any competitor of the Company. Under the C-LTIP and RSU award agreements, if the Compensation Committee determines that the recipient has committed an “Act of Misconduct,” as defined in the ArcBest Corporation Ownership Incentive Plan, the Committee may suspend the recipient’s rights to vest in any RSU or C-LTIP awards outstanding and may provide that the recipient will forfeit any vested but unpaid awards. The Executive Medical Policy provides that coverage will be forfeited if the Named Executive Officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company. Under the Change in Control Plan, the Named Executive Officer is prohibited from solicitation of customers, clients and employees of the Company for a 12-month period following the termination and will not, without prior written consent from the Company, communicate or divulge any confidential information, knowledge or data to anyone at any time or the Committee may reduce or offset the benefits under the plan.

Quantification of Potential Payments upon Termination or Change in Control

The following table reflects compensation potentially payable to each Named Executive Officer under various employment termination and other scenarios based on the arrangements existing as of December 31, 2023. The amounts shown in the following table assume that a change in control occurred and/or each Named Executive Officer terminated employment with the Company effective December 31, 2023, and estimate the value that could be realized by each Named Executive Officer as a result of each specified triggering event; however, the amounts shown below do not take into account any Best Net Calculation and resulting reduction that may occur pursuant to the provisions of the Change in Control Plan. None of the Named Executive Officers are eligible for normal retirement; therefore, no data is shown for that scenario. Ms. McReynolds is eligible for early retirement. Mr. Cobb retired from the Company in October 2023, and therefore was not a participant under the Change in Control Plan as of December 31, 2023. The table below reflects the amounts actually paid to Mr. Cobb in connection with his retirement. None of the other Named Executive Officers are eligible for early retirement.

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See “2023 Pension Benefits” for benefits payable under the SBP and DSA. Benefits payable with respect to previously vested RSUs are quantified in the “2023 Non-Qualified Deferred Compensation” table.

Name	Benefit		General Termination ($)	Early Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason After Change in Control ($)
Judy R. McReynolds	RSUs	(1)	N/A	-	3,541,266	3,541,266	3,541,266
	Executive Medical	(2)	N/A	453,535	250,483	453,535	-
	Accrued Vacation	(3)	N/A	86,539	86,539	86,539	86,539
	DSA	(4)	N/A	-	-	-	442,576
	C-LTIP	(5)	N/A	5,379,167	5,379,167	5,379,167	4,936,591
	Annual Incentive Plan	(6)	N/A	1,611,225	1,611,225	1,611,225	1,611,225
	Cash Severance	(7)	N/A	-	-	-	5,662,017
	Medical Premiums	(8)	N/A	-	-	-	36,936
	Total	(9)	N/A	$7,530,466	$10,868,680	$11,071,732	$16,317,150
J. Matthew Beasley	RSUs	(1)	-	N/A	496,948	496,948	496,948
	Executive Medical	(2)	N/A	N/A	N/A	N/A	N/A
	Accrued Vacation	(3)	25,962	N/A	25,962	25,962	25,962
	C-LTIP	(5)	-	N/A	207,300	207,300	207,300
	Annual Incentive Plan	(6)	374,125	N/A	374,125	374,125	374,125
	Cash Severance	(7)	-	N/A	-	-	783,014
	Medical Premiums	(8)	-	N/A	-	-	20,544
	Total	(9)	$400,087	N/A	$1,104,335	$1,104,335	$1,907,893
Seth K. Runser	RSUs	(1)	-	N/A	2,227,972	2,227,972	2,227,972
	Executive Medical	(2)	-	N/A	298,072	563,456	-
	Accrued Vacation	(3)	45,673	N/A	45,673	45,673	45,673
	C-LTIP	(5)	625,000	N/A	1,373,583	1,373,583	1,373,583
	Annual Incentive Plan	(6)	579,797	N/A	579,797	579,797	579,797
	Cash Severance	(7)	-	N/A	-	-	1,134,504
	Medical Premiums	(8)	-	N/A	-	-	49,488
	Total	(9)	$1,250,470	N/A	$4,525,097	$4,790,481	$5,411,017
Dennis L. Anderson II	RSUs	(1)	-	N/A	2,640,653	2,640,653	2,640,653
	Executive Medical	(2)	-	N/A	300,457	566,088	-
	Accrued Vacation	(3)	41,375	N/A	41,375	41,375	41,375
	C-LTIP	(5)	687,500	N/A	1,320,917	1,320,917	1,320,917
	Annual Incentive Plan	(6)	455,205	N/A	455,205	455,205	455,205
	Cash Severance	(7)	-	N/A	-	-	1,023,739
	Medical Premiums	(8)	-	N/A	-	-	49,488
	Total	(9)	$1,184,080	N/A	$4,758,607	$5,024,238	$5,531,377

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Name	Benefit		General Termination ($)		Early Retirement ($)	Death ($)		Disability ($)		Termination Without Cause or Resignation for Good Reason After Change in Control ($)
Michael E. Newcity	RSUs	(1)		-	N/A		2,616,611		2,616,611		2,616,611
	Executive Medical	(2)		-	N/A		272,026		517,466		-
	Accrued Vacation	(3)		41,540	N/A		41,540		41,540		41,540
	C-LTIP	(5)		675,000	N/A		1,296,900		1,296,900		1,296,900
	Annual Incentive Plan	(6)		457,014	N/A		457,014		457,014		457,014
	Cash Severance	(7)		-	N/A		-		-		1,027,809
	Medical Premiums	(8)		-	N/A		-		-		49,488
	Total	(9)		$1,173,554	N/A		$4,684,091		$4,929,531		$5,489,362
David R. Cobb(10)	RSUs	(1)		N/A	-		N/A		N/A		N/A
	Executive Medical	(2)		N/A	498,486		N/A		N/A		N/A
	Accrued Vacation	(3)		N/A	-		N/A		N/A		N/A
	C-LTIP	(5)		N/A	1,444,467		N/A		N/A		N/A
	Annual Incentive Plan	(6)		N/A	493,460		N/A		N/A		N/A
	Cash Severance	(7)		N/A	-		N/A		N/A		N/A
	Medical Premiums	(8)		N/A	-		N/A		N/A		N/A
	Total	(9)	$	N/A	2,436,413	$	N/A	$	N/A	$	N/A

(1)	The RSU value is calculated using a per-share price of $120.21, which is the closing market price of the Common Stock on December 29, 2023 (the last trading day of the year), multiplied by the number of the Named Executive Officer’s RSUs vesting as a result of the applicable triggering event. Benefits payable with respect to previously vested outstanding RSUs are quantified in the “2023 Non-Qualified Deferred Compensation” table.
(2)	The executive medical value is based on the accumulated benefit obligation for the Named Executive Officer as of December 31, 2023, using the same assumptions as used by the Company for financial reporting purposes except that the values above are based on the Named Executive Officer’s actual age at December 31, 2023, for the applicable triggering events. The values shown for executive medical coverage in the event of the Named Executive Officer’s death reflect the value of health coverage for the Named Executive Officer’s surviving spouse. Mr. Beasley is not eligible for Executive Medical benefits because the plan was closed to new participants in 2017, before Mr. Beasley joined the Company.
(3)	The accrued vacation value is based on the Named Executive Officer’s actual earned weeks of vacation and base salary rate as of December 31, 2023. Mr. Cobb had no remaining vacation balance at the time of his retirement and, therefore, did not receive a payout of accrued vacation.
(4)	The DSA value is equal to the accelerated benefit value as a result of the applicable triggering event. This value is based on the difference in the present value of the 120 monthly payments assuming the applicable triggering event occurred on December 31, 2023, less the present value of the actual DSA benefit accrued as of December 31, 2023. An interest rate of 6.22% was used to value the lump-sum payment upon a change in control as provided under the terms of the DSA. See “2023 Pension Benefits” for the present value of currently vested DSA benefits.
(5)	The C-LTIP value is the sum of the full amount paid under the 2021-2023 cash long-term incentive compensation plan since all such amounts were earned as of December 31, 2023, plus the pro rata benefit accrued under the 2022-2024 and 2023-2025 cash long-term incentive compensation plans, calculated based on performance as of December 31, 2023. Amounts shown in the “General Termination” column represent amounts fully earned but unpaid as of December 31, 2023. For C-LTIP participants with a frozen DSA, the C-LTIP change in control value is equal to the C-LTIP change in control value in excess of the DSA change in control value, if any. Ms. McReynolds is the only Named Executive Officer with a frozen DSA.
(6)	The AIP is equal to the annual incentive amount paid to each Named Executive Officer for 2023 since all such amounts were earned as of December 31, 2023 (reported in the “Summary Compensation Table”).
(7)	The cash severance payment value is a lump sum cash payment equal to (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, or (B) for the remaining Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, as provided under the terms of the Change in Control Plan. See “Potential Payments upon Termination after a Change in Control” for additional information.
(8)	The medical premium is a lump sum payment equal to 24 months of the COBRA premium in effect as of December 31, 2023, to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer and his or her eligible dependents immediately prior to the date of termination. See “Potential Payments upon Termination after a Change in Control” for additional information.
(9)	Totals represent aggregate amounts reflected in the table payable upon each termination or change in control event as indicated above. These totals do not include benefits that are currently vested and payable under the DSA or SBP (each reported in “2023 Pension Benefits”) or with respect to previously vested outstanding RSU awards (reported in the “2023 Non-Qualified Deferred Compensation” table), except to the extent a change in control or other triggering event creates an additional benefit above what was reported in either table.
(10)	Mr. Cobb retired from the Company in October 2023. He was eligible for early retirement, and the amounts reported in the “Early Retirement” column reflect the amounts actually paid to Mr. Cobb in connection with this retirement.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our median employee to the annual total compensation of Ms. McReynolds, our CEO. That ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described below.

For 2023, our last completed fiscal year:

■	The total annual compensation of our median employee was $76,771.22.

■	The total annual compensation of Ms. McReynolds, as reported in the Summary Compensation Table in this Proxy Statement, was $6,315,108.72.

■	Based on this information, for 2023 the ratio of the total annual compensation of Ms. McReynolds to the median employee total annual compensation was 82.26 to 1.

Per SEC rules, the Company is permitted to use the same median employee for up to three years, unless there has been a change in the Company’s employee population or compensation arrangements that the Company reasonably believes would result in a significant change in the disclosure. Because there were no material changes to our employee population or compensation programs that we believe would significantly impact the pay ratio disclosure, we used the same median employee as used for 2022. We calculated 2023 compensation for the median employee using the same methodology used to calculate Ms. McReynolds’ total annual compensation as reflected in the Summary Compensation Table in this Proxy Statement. With respect to the total annual compensation of Ms. McReynolds, we used the amount reported in the “Total” column for 2023 of the Summary Compensation Table of this Proxy Statement.

For a description of the methodology used to identify our median employee for fiscal year 2022, please refer to the CEO Pay Ratio section within our 2023 Proxy Statement filed with the SEC on March 17, 2023.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices.

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PAY VERSUS PERFORMANCE

The following table sets forth the pay versus performance disclosures required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K for the years indicated. Ms. McReynolds served as Principal Executive Officer (“PEO”) in each year. The names of the non-PEO Named Executive Officers (the “Non-PEO NEOs”) included for purposes of calculating the average amounts in each covered year are as follows: (i) for 2023, J. Matthew Beasley, Seth K. Runser, Dennis L. Anderson II, Michael E. Newcity and David R. Cobb; (ii) for 2022, David R. Cobb, Michael E. Newcity, Seth K. Runser, Daniel E. Loe and Dennis L. Anderson II; (iii) for 2021, David R. Cobb, Michael E. Newcity, James A. Ingram and Dennis L. Anderson II; and (iv) for 2020, Timothy D. Thorne, David R. Cobb, Michael E. Newcity and James A. Ingram.

The dollar amounts for Compensation Actually Paid (“CAP”) do not reflect the actual amount of compensation earned by or paid to the Named Executive Officers during the covered year. Please refer to the Compensation Discussion & Analysis section in this Proxy Statement and in our previous proxy statements for information about how the Compensation Committee has assessed the Company’s performance and Named Executive Officer compensation in a given year.

					Value of Initial Fixed $100 Investment Based On:			Return on Capital Employed (Adjusted ROCE)
Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO(1) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs(1) (e)	Total Shareholder Return(2) (f)	Peer Group Total Shareholder Return(3) (g)	Net Income (millions)(4) (h)	1 Year(5) (i)	Average 3 Year(5) (j)
2023	6,315,108	10,548,681	1,737,578	2,508,269	447.38	235.83	195.43	20.1%	28.6%
2022	6,430,893	384,908	2,097,211	342,776	259.47	180.19	298.21	39.9%	26.7%
2021	6,006,289	16,582,019	2,131,000	5,779,949	441.63	216.63	213.52	34.8%	19.4%
2020	4,174,608	6,594,027	1,648,558	2,599,276	156.55	130.88	71.10	15.4%	11.7%

(1)	Reflects the CAP for the PEO and the average CAP for the Non-PEO NEOs for the covered years, as computed in accordance with Item 402(v) of Regulation S-K. The following adjustments were made to the Summary Compensation Table total compensation to determine the CAP:

Year	Reported Summary Compensation Table Total(i) A	Reported Value of Equity Awards(ii) B	Equity Award Adjustments(iii) C	Reported Change in the Actuarial Present Value of Pension Benefits(iv) D	Pension Benefit Adjustments(v) E	Compensation Actually Paid A-B+C-D+E
Company’s PEO
2023	6,315,108	1,227,732	5,470,769	9,464	-	10,548,681
Average of Non-PEO NEOs
2023	1,737,578	229,984	1,000,675	-	-	2,508,269

(i)	Reflects the amounts (or the average amounts for the Non-PEO NEOs) reported in the “Total” column of the Summary Compensation Table for the covered year.
(ii)	Reflects the grant date fair value of equity awards granted to the PEO (or the average amounts with regard to the Non-PEO NEOs) as reported in the “Stock Awards” column in the Summary Compensation Table for the covered year.
(iii)	The equity award adjustments for the covered year include the addition (or subtraction, as applicable) as set forth in the table below. The fair values of equity awards were calculated using closing stock price as of the applicable valuation dates and are not adjusted for present value of dividends (which are not payable with respect to RSUs granted to Named Executive Officers).

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Year	Year End Fair Value of Equity Awards Granted During the Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair value of forfeited awards at end of prior year	Total Equity Award Adjustments
Company’s PEO
2023	1,706,982	3,219,258	544,529	-	5,470,769
Average of Non-PEO NEOs
2023	319,759	532,825	233,554	(85,463)	1,000,675

(iv)	Reflects the amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for the covered years.
(v)	These amounts reflect the actuarially determined service cost for services rendered during the applicable year. The Company’s legacy non-contractual defined benefit pension plan was terminated effective December 31, 2017, and fully liquidated as of December 31, 2019. Therefore, no services costs were incurred in any of the covered years.

(2)	Total Shareholder Return (TSR) is calculated assuming $100 was invested on December 31, 2019, with reinvestment of dividends. All calculations have been prepared by Zacks Investment Research, Inc.

(3)	The 2023 peer group includes the following companies: Covenant Logistics Group, Inc., Forward Air Corporation, Hub Group, Inc., J.B. Hunt Transport Services, Inc., Knight-Swift Transportation Holdings, Inc., Landstar System, Inc., Old Dominion Freight Line, Inc., Saia, Inc., Schneider National, Inc., TFI International Inc., and Werner Enterprises, Inc. Our 2023 peer group is identical to our 2022 peer group, except that, for 2023, U.S. Xpress Enterprises, Inc. was removed due to its acquisition by Knight-Swift Transportation Holdings, Inc., and Yellow Corporation was removed due to its Chapter 11 bankruptcy filing and subsequent delisting from Nasdaq. The following table sets forth the TSR for the 2022 peer group for each of the four years reported:

Year	2022 Peer Group Total Shareholder Return
2023	235.23
2022	179.25
2021	216.77
2020	130.97

(4)	Net income as reported in the Company’s audited financial statements for each covered year, which includes, for the applicable years, income from discontinued operations.
(5)	Reflects the one-year and three-year average Adjusted ROCE of the Company as approved by the Compensation Committee for purposes of the Company’s annual cash incentive compensation plan and long-term cash incentive compensation plan for each covered year. The Company has determined that one-year Adjusted ROCE as used in its annual cash incentive compensation plan is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Named Executive Officers, for the most recently completed fiscal year, to Company performance. Because the Company uses three-year average Adjusted ROCE in its long-term cash incentive program as discussed in greater detail in “Compensation Discussion & Analysis — Components of Compensation — Long-Term Incentive Compensation,” the Company is providing, on a supplemental basis, its three-year average Adjusted ROCE for each covered year. For more information, see the section below titled “Financial Performance Measures.”

Financial Performance Measures

As described in greater detail in “Executive Compensation — Compensation Discussion & Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The financial performance measures set forth in the table below (in unranked order), in the Company’s assessment, represent the most important financial performance measures used by the Company to link CAP to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance. The measures are utilized in our annual incentive compensation plan (“AIP”) and our cash long-term incentive compensation plan (“C-LTIP”) and are designed with the objective of aligning the executives’ interests with those of the Company’s stockholders.

Performance Measure	Compensation Weighting	For More Information
Adjusted Operating Income	50% of AIP	Page 43
Adjusted ROCE	50% of AIP	Page 43
Relative TSR	50% of C-LTIP	Page 45
Average Adjusted ROCE for the three-year performance period	50% of C-LTIP	Page 45

The graphs and narratives on the following pages reflect the relationship between (i) the CAP for Ms. McReynolds and the average CAP for the Non-PEO NEOs, and (ii) each of the financial performance measures included within the Pay Versus Performance table on page 67.

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CAP vs. Company TSR and Peer Group TSR

The following graph compares the CAP to Ms. McReynolds and the average amount of CAP to the Non-PEO NEOs with the Company’s cumulative TSR and the peer group TSR over the four years presented. TSR is calculated assuming $100 was invested on December 31, 2019, with reinvestment of dividends. The Company’s cumulative TSR over the four-year period was $447.38, while the cumulative TSR of the peer group was $235.83 over the same period.

CAP VS. COMPANY TSR AND PEER GROUP TSR

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CAP vs. Net Income

The following graph compares the CAP to Ms. McReynolds and the average amount of CAP to the Non-PEO NEOs with our net income over the four years presented. While we do not use net income as a compensation performance metric in our executive compensation program, the measure of net income may correlate to Adjusted Operating Income, which we use in our AIP. Because a significant portion of CAP is comprised of equity awards, which have multi-year vesting periods, CAP is more heavily impacted by fluctuations in stock price year-over-year, as compared to net income.

CAP VS. NET INCOME

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CAP vs. Annual and Three-Year Average Adjusted ROCE

The following graph compares the CAP to Ms. McReynolds and the average amount of CAP to the Non-PEO NEOs with (i) our one-year Adjusted ROCE, calculated in accordance with our AIP, and (ii) on a supplemental basis, the average three-year Adjusted ROCE, calculated in accordance with our C-LTIP program, each over the four years presented. While the Company uses several financial performance measures to evaluate performance for purposes of its executive compensation program, the Company has determined that one-year Adjusted ROCE as used in the AIP is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Named Executive Officers, for the most recently completed fiscal year, to Company performance.

CAP VS. ANNUAL AND THREE-YEAR AVERAGE ROCE

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PROPOSAL II.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board recommends a vote “FOR” Proposal II.

In accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding advisory vote on a resolution to approve the compensation of the Company’s Named Executive Officers (the “Say on Pay Vote”). At the 2011, 2017 and 2023 Annual Meetings, stockholders voted in favor of the Board’s recommendation to hold a Say on Pay Vote on an annual basis, and since the 2011 Annual Meeting, the Company has held annual non-binding Say on Pay Votes. The next Say on Pay Vote will occur at the 2025 Annual Meeting.

The non-binding Say on Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. To that end, the Board has submitted the following resolution to be voted on by our stockholders at the 2024 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for ArcBest Corporation’s 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion & Analysis” section of this Proxy Statement, the Compensation Committee is responsible for establishing, implementing and monitoring adherence with our executive compensation policy.

As you consider this Proposal II, we encourage you to carefully review the “Compensation Discussion & Analysis” section and executive compensation tables of this Proxy Statement for a detailed discussion of our executive compensation program, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers.

As an advisory vote, Proposal II is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate in the future to address those concerns.

The Board recommends that stockholders vote “FOR” the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of Directors who meet the independence standards and financial literacy requirements defined by the SEC and Nasdaq, and we operate under a written charter approved by the Board. The Audit Committee’s composition, member attributes and responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Mr. Eliasson and Ms. Stipp are Board-designated Audit Committee Financial Experts as defined under applicable SEC and Nasdaq rules.

As part of our responsibilities, the Audit Committee oversaw the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities related to the audited consolidated financial statements in the Company’s 2023 Annual Report, we reviewed and discussed with management, among other things:

■	the Company’s audited consolidated financial statements for 2023 and recommended to the Board that they be included in the Company’s Annual Report;

■	the representations of management that those consolidated financial statements were prepared in accordance with generally accepted accounting principles;

■	the quality and acceptability of the accounting principles;

■	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

■	the clarity of disclosures in the consolidated financial statements;

■	the adequacy and effectiveness of the Company’s financial reporting procedures, including disclosure controls and procedures; and

■	the adequacy and effectiveness of the Company’s internal controls over financial reporting, including the report of management’s assessment on the effectiveness of internal controls over financial reporting, which was performed by management using the 2013 framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee is also responsible for the appointment, termination, compensation, evaluation and oversight of Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, including review of the firm’s qualifications, performance and independence. EY is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. EY is also responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles. We reviewed and discussed with EY its judgments as to the quality, not just the acceptability, of the Company’s accounting principles, reasonableness of significant accounting judgments, and critical accounting policies and estimates, and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, we received the written disclosures and the letter from EY as required by the PCAOB regarding EY’s communications with the Audit Committee concerning independence and discussed with EY its independence from management and the Company. We considered the compatibility of non-audit services performed by EY and determined the non-audit services to be compatible with EY’s independence.

We discussed with the Company’s internal auditors and EY the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Additionally, we reviewed the performance, responsibilities, and staffing of the Company’s internal auditors. We also oversaw compliance with the Company’s receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing and other federal securities law matters, including confidential and anonymous submissions of these complaints. Furthermore, we met with members of management to discuss the results of the Company’s legal and ethical compliance programs.

The Audit Committee provided oversight of the Company’s risk management policies and processes, and we reviewed and discussed with members of senior management significant risks identified by management in various areas of the Company, including financial statements, systems and reporting, legal, compliance, ethics, information technology, data security, cybersecurity, and related party transactions.

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In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from EY dated February 23, 2024, with respect to the consolidated financial statements of the Company as of and for the year ended December 31, 2023, and with respect to the effectiveness of the Company’s internal controls over financial reporting, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Company’s 2023 Annual Report for filing with the SEC.

Audit Committee
Janice E. Stipp, Chair
Fredrik J. Eliasson
Dr. Craig E. Philip
Steven L. Spinner

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PROPOSAL III.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends a vote “FOR” Proposal III.

The firm of Ernst & Young LLP (“EY”) served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2023. The Audit Committee has appointed EY to continue in that capacity for fiscal year 2024, subject to the Audit Committee’s approval of an engagement agreement and related service fees. EY has served as the Company’s independent auditor since 1972. The Audit Committee and the Board believe it is in the best interests of the Company and its stockholders to retain EY as the Company’s independent auditor for fiscal year 2024, and recommend that the stockholders ratify that appointment.

The Audit Committee has ultimate authority and responsibility for the appointment, termination, compensation, evaluation and oversight of the Company’s independent auditor, including review of EY’s qualifications, performance and independence. The Audit Committee’s oversight includes regular private sessions with EY, discussions with EY regarding the scope of its audit, an annual evaluation of whether to engage EY, and direct involvement in the transition of the new lead engagement partner in connection with the regulatory five-year rotation of that position. As part of the annual review, the Audit Committee considers, among other things:

■	the quality and efficiency of the current and historical services provided by EY;
■	EY’s capability and expertise in handling the breadth and complexity of the Company’s operations;
■	the quality and candor of EY’s communications with the Audit Committee;
■	external data on EY’s audit quality and performance, including recent PCAOB reports;
■	EY’s independence from the Company;
■	the appropriateness of EY’s fees;
■	EY’s tenure as the Company’s independent auditor, including the benefits of the extensive institutional knowledge EY has gained through the years and the controls and processes in place to help ensure EY’s continued independence; and
■	the costs associated with onboarding a new independent auditor due to training and lost efficiencies.

The submission of this proposal for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. In the event the stockholders fail to ratify the appointment of EY, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of EY will attend the 2024 Annual Meeting. They will have the opportunity, following the meeting, to make a statement and respond to appropriate questions from stockholders.

The Board recommends that stockholders vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

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Independent Auditor’s Fees and Services

The following is a summary of the fees billed to the Company by EY for professional services rendered for the fiscal years ended December 31, 2023, and December 31, 2022:

Fee Category	2023 Fees(1)	2022 Fees
Audit Fees	$1,883,150	$1,935,000
Audit-Related Fees	60,000	48,080
Tax Fees	27,915	27,915
All Other Fees	2,800	295,526
Total Fees	$1,973,865	$2,306,521

(1)	Audit Fees include actual and expected billings for fees and expenses related to the 2023 financial statement audit.

Audit Fees

Consists of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and internal controls over financial reporting and quarterly reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by EY in connection with statutory and regulatory filings or engagements. These services also include accounting consultations related to the impact of changes in rules or standards. Fees for 2023 included fees billed for incremental audit activities associated with the February 2023 sale of FleetNet America, Inc., including internal control testing around discontinued operations. Fees for 2022 included fees billed for incremental audit activities associated with the November 2021 acquisition of MoLo Solutions, LLC, including systems integration testing and testing of internal controls.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees

Consists of fees billed for professional services for tax compliance and tax consulting. These services include assistance regarding federal, state and international tax compliance.

All Other Fees

Consists of consulting fees for online technical accounting research materials. Fees for 2022 also include consulting fees for due-diligence services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and non-audit services provided by EY. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. EY and management are required to periodically report to the Audit Committee regarding the extent of services provided by EY in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee, or the Audit Committee Chair under authority of the Audit Committee, pre-approved all of the audit and non-audit services reflected in the table above for each of the fiscal years ended December 31, 2023, and December 31, 2022. None of the services were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

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PROPOSAL IV.

AMENDMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS

The Board recommends a vote “FOR” Proposal IV.

Our Second Amended and Restated Certificate of Incorporation (the “Current Certificate”) contains a provision that requires the affirmative vote of 66-2/3% of the outstanding voting stock of the Company to approve of any (i) merger or consolidation of the Company with or into any other corporation, (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Company to or with any other corporation, person or other entity, (iii) dissolution of the Company or (iv) amendment of the Current Certificate (collectively, the “Supermajority Voting Requirements”). If this proposal is adopted, Article XI of the Current Certificate would be amended to eliminate the Supermajority Voting Requirements, and such matters, except in accordance with applicable law, would be approved by a majority of the outstanding voting stock of the Company (the Current Certificate, as amended to eliminate Supermajority Voting Requirements, the “Third Amended and Restated Certificate of Incorporation”).

In order to eliminate the Supermajority Voting Requirements, the Board has approved the Third Amended and Restated Certificate of Incorporation, subject to stockholder approval. The Board has determined that the Third Amended and Restated Certificate of Incorporation is advisable and in the best interests of the Company and our stockholders, and, in accordance with the Delaware General Corporation Law and the Current Certificate, hereby seeks approval of the Third Amended and Restated Certificate of Incorporation by our stockholders.

Reasons for Elimination of the Supermajority Voting Requirements

The Nominating/Corporate Governance Committee is tasked with, among other things, reviewing the corporate governance issues relevant to the Company, and the adequacy of the Company’s corporate governance standards, as well as monitoring significant developments in corporate governance. Historically, the Nominating/Corporate Governance Committee determined that the Supermajority Voting Requirements facilitate stability and protect the interests of all stockholders against self-interested actions by one or more large stockholders by requiring that certain extraordinary matters and fundamental changes to corporate governance receive the support of a broad consensus of the Company’s stockholders. As part of its ongoing review of our corporate governance, the Nominating/Corporate Governance Committee considered the advantages and disadvantages of, and different perspectives on, retaining the Supermajority Voting Requirements, and discussed the requirements with stockholders, outside experts and advisors. Thus, in light of the foregoing, and the benefits that the Nominating/Corporate Governance Committee believe would accrue to the Company and its stockholders, including the possibility that the elimination of the Supermajority Voting Requirements increases the Board’s accountability to stockholders and provides stockholders greater ability to participate in the corporate governance of the Company, the Nominating/Corporate Governance Committee recommended to the Board to approve and adopt, and the Board approved and adopted, the Third Amended and Restated Certificate of Incorporation eliminating the Supermajority Voting Requirements, and the Board recommends that stockholders approve and adopt the Third Amended and Restated Certificate of Incorporation eliminating the Supermajority Voting Requirements.

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Proposed Amendment Eliminating the Supermajority Voting Requirements

In order to eliminate the Supermajority Voting Requirements, the Board is asking our stockholders to approve the Third Amended and Restated Certificate of Incorporation. A copy of the proposed Third Amended and Restated Certificate of Incorporation is attached hereto as Appendix A, with the additions contemplated by the amendment eliminating the Supermajority Voting Requirements marked with bold, underlined text and deletions contemplated thereby indicated by strike-out text.

Effectiveness of the Amendment Eliminating the Supermajority Voting Requirements

If the amendment eliminating the Supermajority Voting Requirements is approved by our stockholders, then the amendment will, unless otherwise determined by the Board in its sole discretion to abandon the amendment, become effective upon the filing of the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is expected to occur as soon as reasonably practicable after the Annual Meeting. If the amendment eliminating the Supermajority Voting Requirements is not approved by our stockholders, then the Current Certificate will not be amended and the Supermajority Voting Requirements will remain.

Vote Required

Approval of the Third Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of not less than 66-2/3% of the outstanding voting stock of the Company. As a result, abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then “FOR” the approval of the Third Amended and Restated Certificate of Incorporation.

The Board recommends that stockholders vote “FOR” the approval of the Third Amended and Restated Certificate of Incorporation to eliminate the Supermajority Voting Requirements.

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PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information concerning beneficial ownership of the Common Stock, as of February 26, 2024, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each officer who is listed in the Summary Compensation Table (collectively the “Named Executive Officers”) and each director and director nominee; and (iii) all current directors and executive officers as a group.

Unless otherwise indicated, to the Company’s knowledge, the persons included in the table below have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes RSUs that are (i) scheduled to vest within 60 days after February 26, 2024, (ii) vested but deferred (and payable on a specified date or separation from service with the Company), or (iii) vested but unsettled due to the Director’s or officer’s eligibility for either normal retirement or early retirement pursuant to the award agreement under which the award was granted. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. On February 26, 2024, there were 23,503,841 shares of Common Stock outstanding.

(i) Name / Address	Shares Beneficially Owned	Percentage of Shares Outstanding
BlackRock, Inc.(1) 55 East 52nd Street, New York, NY 10055	3,767,090	16.03%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard, Malvern, PA 19355	2,619,194	11.14%
Dimensional Fund Advisors LP(3) 6300 Bee Cave Road, Building One, Austin, TX 78746	1,728,475	7.35%

(ii) Name	Position
Judy R. McReynolds(4,5)	Chairman, President and CEO	95,479	*
Salvatore A. Abbate(4)	Director	-	*
Eduardo F. Conrado(4)	Director	23,100	*
Fredrik J. Eliasson(4)	Director	13,000	*
Michael P. Hogan(4)	Director	23,871	*
Kathleen D. McElligott(4)	Director	17,500	*
Craig E. Philip(4)	Director	24,500	*
Steven L. Spinner(4)	Director	4,300	*
Janice E. Stipp(4)	Director	16,310	*
Dennis L. Anderson II(4)	Chief Strategy Officer	7,163	*
J. Matthew Beasley(4)	Chief Financial Officer	1,258	*
David R. Cobb(4,6)	Former Chief Financial Officer	32,994	*
Michael E. Newcity(4)	Senior Vice President–Chief Innovation Officer and ArcBest Technologies President	-	*
Seth Runser(4)	ABF Freight President	-	*
(iii) All Current Directors and Executive Officers as a Group (17 total)(7)		277,783	1.18%

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*	Less than 1%
(1)	Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 22, 2024, BlackRock, Inc. has sole voting power with respect to 3,691,564 shares of Common Stock and sole dispositive power with respect to 3,767,090 shares.
(2)	Based on information contained in Amendment No. 13 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 13, 2024, The Vanguard Group, Inc. has sole voting power with respect to zero shares of Common Stock, shared voting power with respect to 28,698 shares, sole dispositive power with respect to 2,565,333 shares and shared dispositive power with respect to 53,861 shares.
(3)	Based on information contained in Amendment No. 15 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 9, 2024, Dimensional Fund Advisors LP has sole voting power with respect to 1,699,249 shares of Common Stock and sole dispositive power with respect to 1,728,475 shares.
(4)	Includes RSUs that are (i) scheduled to vest within 60 days after February 26, 2024, (ii) vested but deferred (and payable on a specified date or separation from service with the Company), (iii) vested but unsettled due to the Director’s or Named Executive Officer’s eligibility for either normal retirement or early retirement pursuant to the award agreement under which the award was granted or (iv) in the case of Mr. Cobb, vested but unsettled due to the six-month delay required for key employees pursuant to Section 409A of the IRC, as follows:

As of February 26, 2024
McReynolds	52,502
Abbate	-
Conrado	19,500
Eliasson	1,300
Hogan	3,800
McElligott	2,900
Philip	-
Spinner	-
Stipp	-
Anderson	-
Beasley	-
Cobb	17,833
Newcity	-
Runser	-

(5)	Includes 42,977 shares of Common Stock held by the McReynolds 2005 Joint Trust, of which Ms. McReynolds is co-trustee.
(6)	Mr. Cobb retired from the Company in October 2023 and is no longer affiliated with the Company. Accordingly, his RSUs that were not already vested at the time of his retirement, as a result of his early retirement eligibility, were forfeited. The amount included in the table above is based on information provided by Mr. Cobb as of December 31, 2023.
(7)	Includes 94,302 RSUs that will vest in 60 days; are vested but deferred (and payable on a specified date or separation from service with the Company); or are vested but unsettled due to the Director’s or executive officer’s eligibility for normal retirement or early retirement pursuant to the terms of the Company’s Ownership Incentive Plan. Mr. Cobb is not included in the current Directors and Executive Officers as a group, due to his retirement in October 2023.

Delinquent Section 16(a) Reports

The Company’s executive officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities are required by Section 16(a) of the Exchange Act to file reports of ownership and changes of ownership with the SEC. The SEC’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that are filed on their behalf. Based on a review of the reports submitted by the Company, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2023.

The Company has not received any information from 10% stockholders indicating that they have not complied with filing requirements.

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INFORMATION ABOUT THE MEETING

The 2024 Annual Meeting will be held on April 26, 2024, at 8:00 a.m. CDT at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916. Stockholders attending in person will have the opportunity to ask questions during the meeting and vote during the open poll portion of the meeting. The question period of the Annual Meeting will be open for up to 20 minutes for stockholder questions to be answered by Company personnel during the meeting. In preparing questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting.

To obtain directions to attend the Annual Meeting and to vote in person, contact the Company’s Investor Relations Department at toll-free telephone number 800-961-9744, email address invrel@arcb.com or through the Company’s website www.arcb.com.

Internet Availability of Proxy Materials

We are pleased to furnish proxy materials to our stockholders electronically, rather than mailing individual printed copies of those materials. Electronic delivery makes our annual meeting more environmentally friendly and reduces printing and distribution costs. Accordingly, on or about [•], we began mailing a Notice of Internet Availability to stockholders entitled to vote at the Annual Meeting containing instructions on how you may access and review the proxy materials and how to cast your vote online as well as instructions on how to obtain paper copies of our materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. There is no charge to you for requesting a copy. If you would like to receive an extra copy of the Annual Report or this Proxy Statement, we will send a copy to you by mail upon request. To submit a materials request, visit our website at www.arcb.com/investor-relations/materials-request-form or call our toll-free telephone number 800-961-9744. Each document is also available in digital form for download or review in the “Investors  —  Annual Reports” section of our website at www.arcb.com.

Record Date

The Board has fixed the close of business on February 26, 2024, as the record date for the 2024 Annual Meeting. Only stockholders of record on that date are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Stockholders may contact us at invrel@arcb.com, up to 10 days prior to the Annual Meeting to inspect the list of stockholders.

Voting

Stockholders of Record. If you are a registered stockholder, you may vote your shares of the Company’s Common Stock by proxy or during the meeting. To vote in advance of the Annual Meeting, either: (i) visit www.proxyvote.com to submit your proxy online; (ii) call 1-800-690-6903 to submit your proxy by telephone through an automated system; or (iii) mail a signed and dated proxy card in the envelope provided if you requested paper materials.

Beneficial Holders. If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not provide voting instructions, the entity that holds your shares will only be permitted to vote your shares on Proposal III (Ratification of the Independent Auditor). Your broker cannot vote on Proposal I (Election of Directors), Proposal II (Advisory Vote to Approve Executive Compensation) or Proposal IV (Amendment of Certificate of Incorporation) without your instructions. This is called a “broker non-vote.”

If you vote by Internet or telephone or submit a properly signed and dated proxy card, the individuals designated by the Board will vote your shares in accordance with your instructions. If you do not vote or return your proxy card, your shares cannot be voted by proxy. If you return a signed proxy card that does not provide complete voting instructions, your shares will be voted as recommended by the Board. Your proxy also confers discretionary authority to the proxy holders to vote on any other matter not presently known to the Company that may properly come before the meeting.

Guests. Guests may attend the Annual Meeting in person without advanced registration. Guests will not be entitled to ask questions or vote during the Annual Meeting.

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Revoking a Proxy

Registered stockholders may revoke their proxy at any time before the shares are voted at the 2024 Annual Meeting by: (i) timely submitting new voting instructions by Internet, by telephone voting system or by delivering a valid, duly executed proxy card bearing a later date; (ii) voting during the 2024 Annual Meeting before the open poll portion of the Annual Meeting closes; however, attending the meeting without voting will not revoke any previously submitted proxy; or (iii) delivering written notice of revocation to the Corporate Secretary of the Company at 8401 McClure Drive, Fort Smith, Arkansas 72916, by 5:00 p.m. (CDT), on or before April 25, 2024. Beneficial stockholders may change their votes by submitting new voting instructions to their bank, broker or other nominee in accordance with that entity’s procedures.

Quorum

On the record date, there were 23,503,841 shares of ArcBest Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Cumulative voting is not allowed. The holders in person or by proxy of a majority of the total number of shares of Common Stock will constitute a quorum for purposes of the 2024 Annual Meeting. If there is not a quorum at the meeting (either in person or represented by proxy), the holders of a majority of the shares entitled to vote who are represented in person or by proxy may adjourn the meeting from time to time, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting. Votes are tabulated by the inspector of elections, Carideo Group.

Required Votes

Proposal	Vote Required to Pass	Effect of Abstentions and Broker Non-Votes
Proposal I (Election of Directors)	A nominee is elected by a majority of the votes cast*	None
Proposal II (Advisory Vote to Approve Executive Compensation)	The affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote	An abstention will have the same effect as a vote “against” this proposal. Broker non-votes will not affect the outcome of the vote.
Proposal III (Ratification of Appointment of Independent Registered Public Accounting Firm)	The affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote	An abstention will have the same effect as a vote “against” the proposal. There should not be any broker non-votes.
Proposal IV (Amendment of Certificate of Incorporation)	The affirmative vote of the holders of not less than 66 2/3% of the outstanding voting stock	An abstention or broker non-vote will have the same effect as a vote “against” this proposal.

*	A majority of votes cast means that the number of shares voted “for” a director nominee’s election must exceed the number of shares voted “against” it.

Unless otherwise instructed, shares represented by proxy will be voted for the election of each of the director nominees; for the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024; and for the approval of the Amendment of the Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirements.

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OTHER MATTERS

Neither the Company nor the Board knows of any matters that will be presented for action at the 2024 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to the Company or the Board should come before the 2024 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

Cost of Solicitation

Proxies may be solicited by Directors, officers or employees of the Company or its subsidiaries in person, by telephone, electronic communication or other means. However, no payment will be made to any of them for their solicitation activities. The costs of solicitation, including the standard charges and expenses of banks, brokerage houses, other institutions, nominees and fiduciaries for preparing, assembling and forwarding proxy materials to and obtaining proxies from beneficial owners of shares held of record by such persons, will be borne by the Company. We have engaged Alliance Advisors LLC (“Alliance Advisors”) to assist with the solicitation of proxies for an estimated fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Alliance Advisors against potential certain liabilities arising out of our agreement with Alliance Advisors.

Stockholder Communication with the Board

ArcBest Corporation stockholders may communicate with the Board, or any individual member of the Board, by sending the communication as follows:

Board of Directors (or Individual Member’s Name)
c/o Corporate Secretary
ArcBest Corporation
P.O. Box 10048
Fort Smith, AR 72917-0048

Communications addressed to the Board will be sent to the Chairman of the Board.

All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication. We reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources and reduce printing and mailing costs by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified by email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online or by telephone. Your electronic delivery enrollment will be effective until you cancel it. To sign up for electronic delivery:

■	Stockholders of Record: visit www.shareowneronline.com and log into your account to enroll.
■	Beneficial Holders: contact your broker, bank, trustee or nominee to request instructions for how to enroll.

Procedure for Submitting Stockholder Proposals and Nominations for 2025 Annual Meeting

Proposals for inclusion in the proxy statement. Pursuant to Rule 14a-8 under the Exchange Act, any stockholder who intends to present a proposal at the 2025 Annual Meeting and wishes to have that proposal included in the Company’s proxy statement and proxy related to the 2025 Annual Meeting must deliver such proposal to the Company no later than the close of business on November 15, 2024. Proposals should be addressed to Corporate Secretary, ArcBest Corporation, 8401 McClure Drive, Fort Smith, Arkansas 72916. In order to prevent controversy about the date of receipt of a proposal, which must be no later

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than the close of business on November 15, 2024, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2025 Annual Meeting.

Proposals or nominations not for inclusion in the proxy statement. Pursuant to the advanced notice procedure in the Company’s bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2025 Annual Meeting, and who do not intend to have such proposal included in the Company’s proxy statement pursuant to Rule 14a-8 discussed above, must submit a written notice (“stockholder notice”) that must be received by the Corporate Secretary at the address set forth above no earlier than the close of business on December 27, 2024, and no later than the close of business on January 26, 2025. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2024 Annual Meeting, to be timely received, the proposal must be received by the Corporate Secretary of the Company not less than 100 days nor more than 120 days prior to the date of the 2025 Annual Meeting; provided, however, in the event that the first public announcement of the date of the 2025 Annual Meeting is less than 100 days prior to the date of such meeting, the proposal must be received by the Corporate Secretary of the Company by the 10th day following the date of the public announcement. Such stockholder notices must set forth the information specified in the Company’s bylaws. For information regarding the required information in the stockholder notice, contact the Corporate Secretary’s office at info@arcb.com or 479-785-6000.

In addition to satisfying the requirements in the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Exchange Act Rule 14a-19 no later than February 25, 2025.

Householding of Proxy Materials

Certain stockholders sharing an address may have received only one copy of the Company’s proxy materials. The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2023 Annual Report to a stockholder at a shared address to which only a single copy of such documents was delivered. Separate copies may be requested by contacting your broker, bank or other holder of record or by contacting the Company at the following address or telephone number:

ArcBest Corporation
Attention: Vice President–Investor Relations
P.O. Box 10048
Fort Smith, Arkansas 72917-0048
Telephone: 479-785-6000

If you want to receive separate copies of the Company’s Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:

Stockholders of record should contact the Company’s Corporate Secretary in writing at ArcBest Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048 or by telephone at 479-785-6000.

Stockholders who are beneficial owners should contact their bank, broker or other nominee record holder or contact Broadridge in writing at Broadridge, Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 866-540-7095.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote promptly: by Internet, by telephone or by signing, dating and returning a proxy card.

Fort Smith, Arkansas	MICHAEL R. JOHNS
Date: [•]	Chief Legal Officer and Corporate Secretary

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APPENDIX A

Proposed Third Amended and Restated Certificate of Incorporation

The proposed Third Amended and Restated Certificate of Incorporation contemplated by Proposal IV is copied below. Additions contemplated by the amendment eliminating the Supermajority Voting Requirements are indicated by bold, underlined text and deletions contemplated thereby are indicated by strike-out text. The full text of the Current Certificate was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2023.

Third Amended and Restated
Certificate of Incorporation
of ArcBest Corporation

ArcBest Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is ArcBest Corporation. The Corporation was originally incorporated under the name Best Holding Corporation pursuant to the original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware on August 23, 1988.

2.	The Original Certificate of Incorporation was amended and restated by the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on March 16, 1992, whereby the Corporation changed its name from Best Holding Corporation to Arkansas Best Corporation, as amended by (a) Certificate of Amendment to the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 24, 2009 and (b) a Certificate of Ownership and Merger Merging ArcBest Corporation with Arkansas Best Corporation, which included a change of the Corporation’s name from Arkansas Best Corporation to ArcBest Corporation, as filed with the Secretary of State of the State of Delaware on April 30, 2014 and effective as of May 1, 2014.

3.	The Second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and filed with Secretary of State of the State of Delaware on May 1, 2023.

4.	This Third Amended and Restated Certificate of Incorporation of the Corporation (this “Certificate of Incorporation”) was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware; and

5.	This Certificate of Incorporation amends and restates the Second Amended and Restated Certificate of Incorporation to read in its entirety as follows:

ARTICLE I

The name of the Corporation is ArcBest Corporation.

ARTICLE II

The name of the Corporation’s registered agent and the address of its registered office in the State of Delaware is The Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, New Castle County, 19808.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

A.	The total number of shares of capital stock which the Corporation shall have the authority to issue is eighty million (80,000,000) consisting of (a) ten million (10,000,000) shares of Preferred Stock, $0.01 par value per share, and (b) seventy million (70,000,000) shares

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of Common Stock, $0.01 par value per share.

B.	Designations, etc. of Preferred Stock.

1.	The name of the Corporation is ArcBest Corporation. The Corporation was originally incorporated under the name Best Holding Corporation pursuant to the original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware on August 23, 1988.

2.	Each series of Preferred Stock:

(i)	may have such number of shares;

(ii)	may have such voting power, full or limited, or may be without voting power;

(iii)	may be subject to redemption at such time or times and at such prices;

(iv)	may be entitled to receive dividends (which may be cumulative or noncumulative), payable in cash, securities or property, at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable in any other class or classes or series of stock;

(v)	may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

(vi)	may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(vii)	may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption, or other acquisition by the Corporation or any subsidiary, of any outstanding stock of the Corporation, or of other affirmative or negative covenants;

(viii)	may have certain rights in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and relative rights of priority of payment of shares of that series; and

(ix)	may have such other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof; all as shall be stated in a resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

ARTICLE V

In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

ARTICLE VI

A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer, except for liability (1) for any breach of the director or officer’s duty of loyalty to the Corporation or its stockholders, (2) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) with respect to any director, under Section 174 of the Delaware General Corporation Law, (4) for any transaction from which the director or officer derived any improper personal benefit, or (5) with respect to any officer, in any action by or in right of the Corporation. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any amendment, repeal or elimination of the foregoing paragraph by the stockholders of the Corporation shall be prospective only and shall not affect any limitation on liability of a director or officer of the Corporation for acts or omissions occurring before such amendment, repeal or elimination unless the provision provides otherwise at the time of such act or omission.

 / 2024 PROXY STATEMENT      86

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ARTICLE VII

The number of Directors constituting the Board of Directors shall be as set forth in or pursuant to the Bylaws of the Corporation. At the 2010 annual meeting of stockholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2011 annual meeting of stockholders (which number of directors shall be approximately one-third of the total number of directors of the Corporation); at the 2011 annual meeting of stockholders of the Corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders (which number of directors shall be approximately two-thirds of the total number of directors of the Corporation); and at the 2012 annual meeting of stockholders, and each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders.

ARTICLE VIII

1.	Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action or omission in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph 2 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if required by the Delaware General Corporation Law, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

2.	Right of Indemnitee to Bring Suit.

If a claim under paragraph 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law.

Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

3.	Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

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4.	Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

5.	Indemnity of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Delaware General Corporation Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE IX

No stockholder of the Corporation shall by reason of his holding shares of any class of its capital stock have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class or any other security, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing holders of any class of stock of the Corporation.

ARTICLE X

Cumulative voting for the election of Directors shall not be permitted.

ARTICLE XI

The affirmative vote of the holders of not less than ~~66-2/3%~~ a majority of the outstanding voting stock of the Corporation shall be required for the approval or authorization of any (1) merger or consolidation of the Corporation with or into any other corporation, (2) sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or other entity, (3) dissolution of the Corporation or (4) amendment of the Articles of Incorporation of the Corporation.

ARTICLE XII

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation has been signed this [      ] day of [                 ], 2024.

ARCBEST CORPORATION

By:

Name: Judy R. McReynolds

Title: Chairman, President and Chief Executive Officer

and Principal Executive Officer

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ArcBest

More Than Logistics

8401 McClure Drive,
Fort Smith, Arkansas 72916

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

ARCBEST CORPORATION
8401 MCCLURE DR.
FORT SMITH, AR 72916

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until (i) 11:59 p.m. Eastern Time on April 23, 2024 for all shares held in the ArcBest 401(k) and DC Retirement Plan and (ii) 11:59 p.m. Eastern Time on April 25, 2024 for all other shares reflected on this proxy card. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until (i) 11:59 p.m. Eastern Time on April 23, 2024 for all shares held in the ArcBest 401(k) and DC Retirement Plan and (ii) 11:59 p.m. Eastern Time on April 25, 2024 for all other shares reflected on this proxy card. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The properly executed proxy card must be received by April 23, 2024 for all for shares held in the ArcBest 401(k) and DC Retirement Plan. For all other shares, the properly executed proxy card must be received by April 26, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V29938-P05697

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARCBEST CORPORATION

The Board of Directors recommends you vote FOR all of the nominees listed below:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Salvatore A. Abbate	☐	☐	☐
1b. Eduardo F. Conrado	☐	☐	☐
1c. Fredrik J. Eliasson	☐	☐	☐
1d. Michael P. Hogan	☐	☐	☐
1e. Kathleen D. McElligott	☐	☐	☐
1f. Judy R. McReynolds	☐	☐	☐
1g. Craig E. Philip	☐	☐	☐
1h. Steven L. Spinner	☐	☐	☐
1i. Janice E. Stipp	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
4. To approve amendment of the Company's Second Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirements.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V29939-P05697

ARCBEST CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 26, 2024

The undersigned stockholder(s) of ArcBest Corporation, a Delaware corporation (the "Company"), hereby appoint(s) Michael R. Johns and Judy R. McReynolds, and each or either of them, as proxies, each with the power to appoint their substitutes, and hereby authorize(s) them to vote, as designated on the reverse side of this proxy card, all of the shares the undersigned is entitled to vote at the Company's 2024 Annual Meeting of Stockholders to be held at the principal offices of the Company located at 8401 McClure Drive, Fort Smith, Arkansas 72916, at 8:00 a.m., Central Time, on Friday, April 26, 2024, and any adjournment or postponement thereof, in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement, receipt of each of which is hereby acknowledged and the terms of each of which are incorporated by reference, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the 2024 Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 ON THE REVERSE SIDE OF THIS PROXY CARD, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND "FOR" PROPOSAL 4.

IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE